As filed with the Securities and Exchange Commission on June 2, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

U.S. CONCRETE, INC.

and the Guarantors listed on Schedule A hereto

(Exact name of Registrant as Specified in Its Charter)

Delaware	3272	76-0586680
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

331 North Main Street

Euless, Texas 76039

(817) 835-4105

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Paul M. Jolas, Esq.

U.S. Concrete, Inc.

331 North Main Street

Euless, Texas 76039

(817) 835-4105

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

With a Copy to:

Kerry E. Berchem, Esq.

Garrett A. DeVries, Esq.

Akin Gump Strauss Hauer & Feld LLP

One Bryant Park

New York, NY 10036

(212) 872-1095

Approximate date of commencement of proposed sale to the public:

As soon as practicable on or after the effective date of this Registration Statement.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issue Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
6.375% Senior Notes due 2024	$200,000,000	100.00%	$200,000,000	$23,180
Guarantees of 6.375% Senior Notes due 2024(2)	—	—	—	None(3)

(1)	Calculated pursuant to Rule 457(f)(2) under the Securities Act of 1933, as amended.
(2)	The Guarantors listed on Schedule A hereto will guarantee the notes being registered.
(3)	Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no registration fee for the registration of the guarantees is required.

Each registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

SCHEDULE A

Name	State or Other Jurisdiction of Incorporation or Organization	Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
160 East 22nd Terminal LLC	New Jersey	3272	46-3407203
Aggregate & Concrete Testing, LLC	New York	3272	45-3460833
Alberta Investments, Inc.	Texas	3272	75-1941497
Alliance Haulers, Inc.	Texas	3272	75-2683236
American Concrete Products, Inc.	California	3272	94-2623187
Atlas Redi-Mix, LLC	Texas	3272	27-0243123
Atlas-Tuck Concrete, Inc.	Oklahoma	3272	73-0741542
Beall Concrete Enterprises, LLC	Texas	3272	76-0643536
Beall Industries, Inc.	Texas	3272	75-2052872
Beall Investment Corporation, Inc.	Delaware	3272	51-0399865
Beall Management, Inc.	Texas	3272	75-2879839
Bode Concrete LLC	California	3272	05-0612900
Bode Gravel Co.	California	3272	94-0330590
Breckenridge Ready Mix, Inc.	Texas	3272	75-1172482
Central Concrete Supply Co., Inc.	California	3272	94-1181859
Central Precast Concrete, Inc.	California	3272	94-1459358
Colonial Concrete Co.	New Jersey	3272	22-2106400
Concrete XXXIV Acquisition, Inc.	Delaware	3272	20-4166167
Concrete XXXV Acquisition, Inc.	Delaware	3272	20-4166206
Concrete XXXVI Acquisition, Inc.	Delaware	3272	20-4166240
Custom-Crete, LLC	Texas	3272	47-4140597
Custom-Crete Redi-Mix, LLC	Texas	3272	47-2239639
Eastern Concrete Materials, Inc.	New Jersey	3272	22-1521165
Ferrara Bros., LLC	Delaware	3272	47-3566258
Ferrara West LLC	New Jersey	3272	46-3459706
Hamburg Quarry Limited Liability Company	New Jersey	3272	27-0373592
Ingram Concrete, LLC	Texas	3272	83-0486753
Kurtz Gravel Company	Michigan	3272	38-1565952
Local Concrete Supply & Equipment, LLC	Delaware	3272	26-3456597
Master Mix, LLC	Delaware	3272	26-1668532
Master Mix Concrete, LLC	New Jersey	3272	26-3800135
MG, LLC	Maryland	3272	26-2169279
New York Sand & Stone, LLC	New York	3272	11-3392272
NYC Concrete Materials, LLC	Delaware	3272	76-0630666
Outrigger, LLC	Delaware	3272	47-5211820
Pebble Lane Associates, LLC	Delaware	3272	26-3456520
Premco Organization, Inc.	New Jersey	3272	46-3584069
Redi-Mix Concrete, L.P.	Texas	3272	20-0474765
Redi-Mix GP, LLC	Texas	3272	none
Redi-Mix, LLC	Texas	3272	83-0486751
Right Away Redy Mix Incorporated	California	3272	94-2294520
Rock Transport, Inc.	California	3272	94-2716696
San Diego Precast Concrete, Inc.	Delaware	3272	76-0616282
Sierra Precast, Inc.	California	3272	94-2274227
Smith Pre-Cast, Inc.	Delaware	3272	76-0630673
Superior Concrete Materials, Inc.	District of Columbia	3272	52-1046503
Titan Concrete Industries, Inc.	Delaware	3272	76-0616374
USC Atlantic, Inc.	Delaware	3272	20-4166002
USC-Jenna, LLC	Delaware	3272	81-3433610

Name	State or Other Jurisdiction of Incorporation or Organization	Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
USC-Kings, LLC	Delaware	3272	81-3447483
USC Management Co., LLC	Delaware	3272	27-1015638
USC-NYCON, LLC	Delaware	3272	26-2863588
USC Payroll, Inc.	Delaware	3272	76-0630665
USC Technologies, Inc.	Delaware	3272	20-4166055
U.S. Concrete On-Site, Inc.	Delaware	3272	76-0630662
U.S. Concrete Texas Holdings, Inc.	Delaware	3272	20-4166120
Valente Equipment Leasing Corp.	New York	3272	11-2714905
Yardarm, LLC	Delaware	3272	47-5215365

The address of each of the additional registrants is c/o U.S. Concrete, Inc., 331 North Main Street, Euless, Texas 76039.

The information in this prospectus is not complete and may be changed. We may not exchange these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 2, 2017

PRELIMINARY PROSPECTUS

U.S. Concrete, Inc.

Offer to Exchange

up to $200,000,000 of

outstanding 6.375% Senior Notes due 2024

for

up to $200,000,000 of

6.375% Senior Notes due 2024

that have been registered

under the Securities Act of 1933, as amended

The exchange offer will expire at 11:59 p.m., New York City Time, on                     , 2017, unless we extend the exchange offer. We do not currently intend to extend the exchange offer. The exchange offer will be open for at least 20 business days.

We are offering to exchange up to $200,000,000 aggregate principal amount of our new 6.375% Senior Notes due 2024 (the “Exchange Notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for an equal principal amount of our outstanding 6.375% Senior Notes due 2024 (the “2017 Notes”), issued in a private offering on January 9, 2017.

The 2017 Notes were issued as additional securities pursuant to the indenture, dated as of June 7, 2016 (the “Base Indenture”), among us, certain subsidiary guarantors party thereto and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by supplemental indenture no. 1, dated as of October 12, 2016 (the “First Supplemental Indenture”), among us, certain subsidiary guarantors party thereto, and the Trustee, and as further supplemented by supplemental indenture no. 2, dated as of January 9, 2017 (the “Second Supplemental Indenture” and, together with the Base Indenture and the First Supplemental Indenture, the “Indenture”). On June 7, 2016, we issued $400,000,000 aggregate principal amount of our 6.375% Senior Notes due 2024 pursuant to the Base Indenture, all of which were exchanged for substantially identical notes in the same amount (the “Existing 6.375% Notes”) in an offering registered under the Securities Act. We refer to the Existing 6.375% Notes, the 2017 Notes and the Exchange Notes collectively as the “Notes.” All references to the Notes include the related guarantees. Following the closing of the exchange offer, the Exchange Notes will have the same CUSIP and ISIN numbers as the Existing 6.375% Notes and will be fungible with the Existing 6.375% Notes.

The 2017 Notes are, and the Exchange Notes will be, jointly and severally and fully and unconditionally guaranteed by our existing and future restricted subsidiaries that guarantee obligations under our $250.0 million senior secured asset-based revolving credit facility (the “Revolving Facility”) or that guarantee certain of our other indebtedness or certain indebtedness of our restricted subsidiaries.

We will exchange all 2017 Notes that are validly tendered and not validly withdrawn prior to the closing of the exchange offer for an equal principal amount of the Exchange Notes that have been registered.

You may withdraw tenders of the 2017 Notes at any time prior to the expiration of the exchange offer.

The terms of the Exchange Notes to be issued are identical in all material respects to the terms of the 2017 Notes, except the Exchange Notes will not contain transfer restrictions, registration rights, or provisions for additional interest.

The Exchange Notes, together with any 2017 Notes not exchanged in the exchange offer and the Existing 6.375% Notes will constitute a single class of debt securities under the Indenture.

The exchange of the 2017 Notes will not be a taxable exchange for United States federal income tax purposes.

We will not receive any proceeds from the exchange offer.

We do not intend to apply for listing of the Exchange Notes on any securities exchange or for inclusion of the Exchange Notes in any automated quotation system.

See “Risk Factors” beginning on page 16 for a discussion of factors that you should consider before tendering your 2017 Notes.

Each broker-dealer that receives any Exchange Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act (a “prospectus”) in connection with any resale of such Exchange Notes. The related letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of the Exchange Notes received in exchange for the 2017 Notes where such 2017 Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the completion of the exchange offer (or until all participating broker-dealers have sold all of their Exchange Notes and the exchange offer has been completed), we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2017.

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission (the “SEC”). In making your investment decision, you should rely only on the information contained or incorporated by reference into this prospectus and in the accompanying letter of transmittal. We have not authorized anyone to provide you with any other information. We are not making an offer to sell these securities or soliciting an offer to buy these securities in any jurisdiction where an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone whom it is unlawful to make an offer or solicitation. You should not assume that the information contained in this prospectus, as well as the information we previously filed with the SEC that is incorporated by reference herein, is accurate as of any date other than its respective date.

SELECTED FINANCIAL DATA	45
DESCRIPTION OF OTHER INDEBTEDNESS	46
DESCRIPTION OF THE EXCHANGE NOTES	48
MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES	103
PLAN OF DISTRIBUTION	104
LEGAL MATTERS	106
EXPERTS	106

This prospectus incorporates by reference important business and financial information about us that is not included or delivered with this prospectus. Copies of this information are available without charge to any person to whom this prospectus is delivered, upon written or oral request. Written requests should be directed to U.S. Concrete, Inc., Attention: Investor Relations, 331 North Main Street, Euless, Texas 76039 or by phone by calling (817) 835-4105.

In order to ensure timely delivery of the documents, you must make your requests to us no later than                 , 2017 (which is five business days prior to the expiration of the exchange offer, unless we extend the exchange offer). In the event that we extend the exchange offer, you must submit your request at least five business days before the expiration date of the exchange offer, as extended.

i

WHERE YOU CAN FIND MORE INFORMATION

We currently file periodic reports and other information under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s public reference room located at 100 F Street, N.E., Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room and copy charges. Also, using our website, http://www.us-concrete.com, you can access electronic copies of documents we file with the SEC, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and any amendments to those reports. Information on our website is not incorporated by reference into this prospectus. You may also request a copy of those filings, excluding exhibits, at no cost by writing to U.S. Concrete, Inc., Attention: Investor Relations, 331 North Main Street, Euless, Texas 76039 or by phone by calling (817) 835-4100.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we provide in other documents filed by us with the SEC. The information incorporated by reference is an important part of this prospectus. Any statement contained in a document that is incorporated by reference into this prospectus is automatically updated and superseded if information contained in this prospectus, or information that we later file with the SEC, modifies and replaces this information. We incorporate by reference the following documents that we have filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on February 28, 2017, including the portions of our Definitive Proxy Statement on Schedule 14A filed on March 28, 2017 and incorporated therein by reference;

•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2017, filed with the SEC on May 4, 2017; and

•	our Current Reports on Form 8-K filed on January 5, 2017, January 9, 2017, March 24, 2017 and May 19, 2017.

We are also incorporating by reference additional documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus through the termination of the offering of the securities offered by this prospectus including any applicable documents we file after the initial date of the registration statement and prior to effectiveness. We are not, however, incorporating by reference any documents or portions thereof, that are not deemed “filed” with the SEC or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or the exhibits relating to such items and furnished pursuant to Item 9.01 of Form 8-K.

You may request a copy of this prospectus or any of the incorporated documents (excluding exhibits, unless the exhibits are specifically incorporated) at no charge to you by writing to U.S. Concrete, Inc., Attention: Investor Relations, 331 North Main Street, Euless, Texas 76039 or by phone by calling (817) 835-4100.

INDUSTRY AND MARKET DATA

We obtained the industry and market data used in, or incorporated by reference into, this prospectus from various third party sources, including periodic industry publications, data compiled by the United States Census Bureau, and industry reports produced by consultants and trade associations. These third party sources generally include a statement that the information contained therein has been obtained from sources believed to be reliable. However, industry and market data is subject to change and cannot always be verified with certainty due to limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties inherent in any statistical survey. We have not independently verified any of the data from third-party sources nor have we ascertained the underlying economic assumptions relied upon therein. As a result, you should be aware that industry, market and other similar data set forth herein, and estimates and beliefs based on such data, might not be accurate.

ii

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

Certain statements and information in this prospectus may constitute forward-looking statements. These forward-looking statements include, without limitation, statements concerning plans, objectives, goals, projections, strategies, future events or performance, and underlying assumptions and other statements, which are not statements of historical facts. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “intends,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” the negative of such terms or other comparable terminology. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. All comments concerning our expectations for future revenues and operating results are based on our forecasts for our existing operations and do not include the potential impact of any future acquisitions. Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections.

Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, those summarized below:

•	general economic and business conditions, which will, among other things, affect demand for new residential and commercial construction;

•	our ability to successfully identify, manage, and integrate acquisitions;

•	the cyclical nature of, and changes in, the real estate and construction markets, including pricing changes by our competitors;

•	governmental requirements and initiatives, including those related to mortgage lending or mortgage financing, funding for public or infrastructure construction, land usage, and environmental, health, and safety matters;

•	disruptions, uncertainties or volatility in the credit markets that may limit our, our suppliers’ and our customers’ access to capital;

•	our ability to successfully implement our operating strategy;

•	weather conditions;

•	our substantial indebtedness and the restrictions imposed on us by the terms of our indebtedness;

•	our ability to maintain favorable relationships with third parties who supply us with equipment and essential supplies;

•	our ability to retain key personnel and maintain satisfactory labor relations; and

•	product liability, property damage, results of litigation, and other claims and insurance coverage issues.

Known material factors that could cause our actual results to differ from those in the forward-looking statements are those described in “Risk Factors”.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise, except as required by federal securities laws.

iii

SUMMARY

This summary highlights selected information contained elsewhere in, or incorporated by reference into, this prospectus about us and the exchange offer. This summary does not contain all the information that is important to you. You should read the entire prospectus carefully, including the “Risk Factors,” as well as the financial statements and related notes thereto incorporated by reference into this prospectus. Unless the context otherwise requires or indicates, all references to “U.S. Concrete,” “USCR,” the “Company,” “we,” “our” and “us” refer to U.S. Concrete, Inc., a Delaware corporation, and its subsidiaries.

Our Company

We are a leading producer of ready-mixed concrete in select geographic markets in the United States. We operate our business through two primary reportable segments: ready-mixed concrete and aggregate products. Ready-mixed concrete is an important building material that is used in the vast majority of commercial, residential and public works construction projects. Aggregates are a raw material used in the production of ready-mixed concrete. We serve substantially all end markets of the construction industry in our select geographic markets. Our customers include contractors for commercial and industrial, residential, street and highway and other public works construction. Our ready-mixed concrete product revenue by type of construction activity for the twelve months ended March 31, 2017 was approximately 57% commercial and industrial, 26% residential and 17% street, highway and other public works.

We operate principally in Texas, New York/ New Jersey, and northern California with those markets representing approximately 37%, 37%, and 23%, respectively, of our consolidated revenue for the twelve months ended March 31, 2017. We believe we are well-positioned for strong growth in these attractive regions. According to estimates from the Portland Cement Association (“PCA”), the states in which we operate represent a total of approximately 26% of the 2016 consumption of ready-mixed concrete in the United States, which favorably positions us to capture additional market share in this fragmented industry. Our consolidated revenue from continuing operations for the twelve months ended March 31, 2017 was $1.2 billion, of which we derived approximately 91.0% from our ready-mixed concrete segment, 3.5% from our aggregate products segment (excluding $35.9 million sold internally) and 5.5% from our other operations. For the twelve months ended March 31, 2017, our net income was $25.8 million and our income from continuing operations was $26.8 million.

As of May 31, 2017, we operated 155 standard ready-mixed concrete plants, 17 volumetric ready-mixed concrete facilities, 17 producing aggregates facilities, four aggregates distribution terminals, two lime slurry facilities, and one recycled aggregates facility. During the twelve months ended March 31, 2017, these plants and facilities produced approximately 8.4 million cubic yards of ready-mixed concrete and 5.7 million tons of aggregates. We lease two other aggregates facilities to third parties and retain a royalty on production from those facilities. As of March 31, 2017, we operated over 1,500 drum mixer trucks and 125 volumetric mixer trucks.

Our Business

Our ready-mixed concrete segment engages principally in the formulation, production and delivery of ready-mixed concrete to our customers’ job sites. We provide our ready-mixed concrete from our operations in Texas, northern California, New York, New Jersey, the Washington, D.C. area, Oklahoma and the U.S. Virgin Islands (“USVI”). Ready-mixed concrete is a highly versatile construction material that results from combining coarse and fine aggregates, such as gravel, crushed stone and sand, with water, various chemical admixtures and cement. We also provide services intended to reduce our customers’ overall construction costs by lowering the installed, or “in-place,” cost of concrete. These services include the formulation of mixtures for specific design uses, on-site and lab-based product quality control and customized delivery programs to meet our customers’ needs. We generally do not provide paving or other finishing services, which construction contractors or subcontractors typically perform.

Our standard ready-mixed concrete products consist of proportioned mixes we produce and deliver in an unhardened plastic state for placement and shaping into designed forms at the job site. Selecting the optimum mix for a job entails determining not only the ingredients that will produce the desired permeability, strength, appearance and other properties of the concrete after it has hardened and cured, but also the ingredients necessary to achieve a workable consistency considering the weather and other conditions at the job site.

Our aggregate products segment produces crushed stone, sand and gravel from 17 aggregates facilities located in New Jersey, Texas, Oklahoma and the USVI. We sell these aggregates for use in commercial, industrial and public works projects, as well as consume them internally in the production of ready-mixed concrete. We produced approximately 5.7 million tons of aggregates during the twelve months ended March 31, 2017, with Texas/Oklahoma representing 54%, New Jersey representing 42%, and the U.S. Virgin Islands representing 4% of the total production. We consumed 51% of our aggregates production internally and sold 49% to third-party customers during the same period. We believe our aggregates reserves provide us with additional raw materials sourcing flexibility and supply availability. In addition, we own sand pit operations in Michigan and one quarry in western Texas, both of which we lease to third parties and for which we receive royalties based on the volumes produced and sold during the terms of the leases.

Other products not associated with a reportable segment include our building materials stores, hauling operations, aggregates distribution terminals, lime slurry, ARIDUS® Rapid Drying Concrete technology, brokered product sales, recycled aggregates operation and concrete blocks.

We operate in select geographic markets and pursue attractive construction material categories where we have leading market positions. We maintain these positions by focusing on commercial projects with higher margins and by vertically integrating our operations, where practical. We also differentiate ourselves through our leadership in innovating new sustainable concrete building materials. We believe our focus on select geographic markets with favorable industry dynamics, disciplined pricing, accretive acquisitions and prudent balance sheet leverage distinguishes us from our competition and results in superior margin performance and industry-leading returns on capital.

Competitive Strengths

Top 3 positions in favorable geographic markets with attractive fundamentals. We operate in favorable construction markets where we believe we have an advantage compared to our competitors given our ability to handle complex projects across a broad array of industry sectors. We have a large, high-quality asset base focused in the Texas/Oklahoma, northern California, New York/New Jersey, Washington, D.C. and USVI markets. Our management team believes we have a leading market position in all of our geographic markets, and estimates our overall market share based on cubic yards of volume of concrete produced in our key regions during the twelve months ended March 31, 2017 is approximately 30%.

As of May 31, 2017, our high-quality asset base was comprised of 83 ready-mixed concrete plants, 17 volumetric ready-mixed concrete plants and ten aggregates facilities in Texas / Oklahoma, 22 ready-mixed concrete plants in northern California, 46 ready-mixed concrete plants, five aggregates facilities, four aggregates distribution terminals and one recycled aggregates facility in New York / New Jersey / Washington, D.C., four ready-mixed concrete plants and two aggregates facilities in the USVI; as well as operated over 1,500 drum mixer trucks and 125 volumetric mixer trucks. We believe the scale and quality of our asset base, in addition to our product differentiation, on-time deliveries, competitive all-in delivered cost, servicing and reliability differentiate us. These advantages also allow us to meet the needs of both large and small jobs for a wide range of clients in multiple end markets and to continue building market share in each of our regions through superior performance and customer service.

In addition to operating in geographic markets in which we believe we are well-positioned compared to our competitors, we focus on higher margin commercial and industrial construction, which represented 57% of our ready-mixed concrete segment’s revenue for the twelve months ended March 31, 2017. Residential construction represented 26% of ready-mixed concrete segment’s revenue for the twelve months ended March 31, 2017, while street, highway and other public works construction represented 17% of our ready-mixed concrete segment’s revenue for the same period. According to FMI Corp., as of March 31, 2017, spending in all of our end markets is projected to grow over the next four years: from 2016 through 2020, non-residential building construction is expected to grow at a compound annual growth rate (“CAGR”) of approximately 4.6%, commercial office and retail building construction is expected to grow at a CAGR of approximately 4.5%, residential construction is expected to grow at a CAGR of approximately 4.0% and highway and street construction is expected to grow at a CAGR of approximately 2.9%. Additionally, continued growth in annual new non-residential construction is projected in all of our regional markets. According to Dodge Data and Analytics, annual new non-residential construction is expected to grow at a CAGR from 2015 through 2019 of approximately 2.9% in the San Francisco Metropolitan Statistical Area (“MSA”), approximately 1.7% in the Dallas-Fort Worth MSA, approximately 4.6% in the New York City MSA and approximately 3.3% in the Washington, D.C. MSA. Growth in our northern Texas market is largely driven by construction demand in the transportation, financial and other professional services and manufacturing sectors; growth in our northern California market is driven largely by the technology sector; and growth in our New York / New Jersey and Washington, D.C. markets is driven by the financial services and government sectors, respectively. We believe that our better-than-average growth is driven by key industry sectors within our markets, which generally benefit from year-round construction. Furthermore, we believe that our specific geographic markets currently exhibit healthy residential trends supported by a number of factors, including population growth, decreasing unemployment, low mortgage and other interest rates, rising home prices and increasing construction activity. According to the U.S. Census Bureau Building Permits Survey from 2014 to 2015, in the aggregate, the number of building permits in our markets grew 42.4% compared to 11.3% for the national average. According to the same survey from 2015 to 2016, in the aggregate, the number of building permits in our markets declined 22.0% compared to growth of 0.8% for the national average. The decline in building permits from 2015 to 2016 in our markets mainly related to the expiration of the 421a developer tax abatement program in January 2016 in our New York market. In April 2017, state lawmakers passed a new affordable housing bill aimed to stimulate multi-family residential construction in New York City which will provide an estimated 2,500 new affordable apartments annually through 2022. The National Association of Home Builders projects national housing starts to grow at a CAGR of approximately 6% from 2016 through 2018. Additionally, residential construction is stabilizing and growing in regional markets where we have a leading position. According to Global Insight, as of May 2017, private, single-family housing starts are expected to grow at a CAGR from 2016 to 2020 of approximately 13.1% in California, 5.3% in Texas, 1.6% in New York/New Jersey and 9.9% in the Washington, D.C. area (including Virginia and Maryland).

Long-term diversified customer base across sectors and regions. We serve a diversified base of customers. Our management and sales personnel develop and maintain successful long-term relationships with our key customers. Key elements of our customer-focused approach include:

•	corporate-level marketing and sales expertise;

•	technical service expertise to develop innovative new branded products; and

•	training programs that emphasize successful marketing and sales techniques that focus on the sale of high-margin concrete mix designs.

We estimate that the average length of our top 15 customer relationships is approximately 25 years. We further estimate that approximately 86% of our top 35 customers have relationships that extend past five years, with approximately 40% surpassing 20 years of loyalty. Our customer engagement model results in contractors returning year-after-year to us as a supplier they can trust. Despite our robust and loyal customer base, in the last twelve months ended March 31, 2017, no single customer or project accounted for more than 10% of our consolidated revenue and the 15 largest customers accounted for approximately 19% of our consolidated revenue. Our broad, yet targeted customer base enables us to develop an efficient and stable business model. We believe that by providing high-quality, reliable services and customized products and solutions, we are able to maintain important long-term relationships.

Top supplier to commercial projects with high margins. We provide alternative solutions for designers and contractors by offering value-added concrete products, such as color-conditioned, fiber-reinforced, steel-reinforced and high-performance concrete. We believe this innovation enhances our ability to compete for and win supply contracts for some of the largest and most prestigious commercial projects.

Some of the larger commercial projects we are working on include:

Selected Precedent Commercial Projects as of May 8, 2017

Project	Location	Cubic Yards	Status
Facebook NA-4 Data Center	Fort Worth, Texas	382,000	In Progress
LaGuardia Airport	Queens, New York	375,000	In Progress
Toyota North American Headquarters	Plano, Texas	194,000	In Progress
Google Bayview Campus	Mountain View, California	125,000	Backlog
The Union Tower	Dallas, Texas	110,000	In Progress
Legacy West	Plano, Texas	100,000	In Progress
Amazon Fulfillment Center	Coppell, Texas	99,000	In Progress
5 Pointz	Long Island City, Queens, New York	90,000	In Progress
Dallas Love Field Parking Garage	Dallas, Texas	87,000	In Progress
Goethals Bridge	Staten Island, New York	80,000	In Progress
The Wharf	Washington, D.C.	77,000	In Progress
655 NY Avenue	Washington, D.C.	71,000	In Progress
Manhattan West Tower	Manhattan, New York	70,000	In Progress
Hudson Yards 55 Hudson	Manhattan, New York	70,000	In Progress
Workday Campus	Pleasanton, California	70,000	In Progress

Note: LaGuardia Airport was a joint venture with two other suppliers

These types of projects have higher margins due to rigorous specifications, increased complexity, high customization requirements and significant volume capacity needs. We believe our focus on commercial projects and value-added construction materials has resulted in a favorable margin profile and premium price position that are among the highest in the industry today.

We also make a concerted effort to focus on environmental sustainability. We are a leader in the sustainable concrete market, and we expect domestic and global sustainable demand to continue to grow at attractive rates. According to the U.S. Green Building Council’s Green Building Economic Impact Study dated September 2015, commercial green construction spending is expected to grow at a CAGR of approximately 9.8% from 2015 to 2018. In 2008, we launched our environmentally friendly concrete (“EF Technology”) initiative which promotes green building and construction. Our EF Technology ready-mixed concrete products replace a portion of the traditional cement components with reclaimed fly ash, slag and other materials, resulting in lower carbon dioxide emissions. We believe this technological approach leads to an environmentally superior and sustainable alternative to traditional ready-mixed concrete for our customers’ consumption. We believe EF Technology reduces greenhouse gases and landfill space consumption and produces a highly durable product. Customers can also receive Leadership in Energy and Environmental Design (“LEED”) credits for the use of this technology.

We believe our use of technology creates a competitive advantage over smaller concrete producers and larger vertically integrated aggregates and cement companies that do not focus on technology as a first solution. We are positioned to take advantage of the growing demand for these products, which could result in an increase in our revenue and profits and expansion of our operating margins, as these higher-priced, value-added products are a lower-cost alternative to cement. We are a charter member of the Carbon Leadership Forum and the first ready-mixed concrete company in North America to adopt and receive verified Environmental Product Declarations for our concrete mixes. We are also a supporter of the National Ready Mixed Concrete Association Green-Star program, a plant-specific certification program that utilizes an environmental management system based on a model of continual improvement.

Vertical integration into aggregates enhances the value chain. Our aggregates business’ primary focus is supplying our ready-mixed operations. This vertical integration helps generate higher overall corporate margins, which is a key reason we have focused on the acquisition of aggregates operations. We currently operate 17 aggregates production facilities, one recycling operation and four aggregates distribution terminals. We currently have approximately 165 million tons of owned and leased reserves. We believe vertical integration enhances our competitiveness and confers a strategic advantage by providing us with a stable supply of aggregates products, improving our overall purchasing power and increasing our precision in bidding for new projects. Our focus on vertical integration has allowed us to source approximately 30% of the aggregates used in our ready-mix concrete during the twelve months ended March 31, 2017 from internal production in the markets where we have aggregates reserves (i.e., New York, New Jersey and Texas). This internal sourcing has helped enhance our value chain and associated margins.

Successful track record of accretive acquisitions with significant consolidation pipeline. We have completed 25 ready-mixed concrete and aggregates acquisitions since January 1, 2014, and believe that sourcing, executing and integrating acquisitions is one of our core competencies.

Recent Acquisitions

Company	Location	Date	Description
Corbett Aggregate Companies, LLC	Quinton, NJ	Apr. 2017	• One aggregates facility - 401 acres of land with over 35 million tons of proven reserves • Furthers vertical integration strategy supporting the New York metropolitan market

Kings Ready Mix	Brooklyn, NY	Aug. 2016	• Four ready-mixed concrete plants and 62 mixer trucks • Strengthened position in New York metropolitan area

Jenna Concrete Corp.	Bronx, NY	Aug. 2016	• Two ready-mixed concrete plants and 52 mixer trucks • Further expanded geographic coverage in Manhattan market and established footprint in the Bronx borough

NYCON Supply Corp.	Queens, NY	June 2016	• Two ready-mixed concrete plants and 38 mixer trucks • Expanded position in western Queens and midtown Manhattan area

Greco Brothers Concrete	Brooklyn, NY	Feb. 2016	• Two ready-mixed concrete plants and 37 mixer trucks • Strengthened position in New York metropolitan area

Company	Location	Date	Description

Heavy Materials	St. Thomas / St. Croix, USVI	Oct. 2015	• Three ready-mixed concrete plants, one concrete block plant and 32 mixer trucks • Vertically integrated with two aggregates quarries; approximately 40 million tons of reserves and export capability

Spartan Concrete Products	St. Croix, USVI	Oct. 2015	• One ready-mixed concrete plant and 16 mixer trucks • Vertically integrated St. Croix with Heavy Materials aggregates supply

Wantage Stone	Wantage, NJ	Sep. 2015	• Single site quarry • Furthered vertical integration in our New York and New Jersey operations

E & A Materials	Wichita Falls, TX	Aug. 2015	• Two sand and gravel facilities • Vertically integrated operations around Wichita Falls and southern Oklahoma

DuBrook Concrete	Chantilly, VA	May 2015	• Three ready-mixed concrete plants and 42 mixer trucks • Expanded Washington, D.C. metro footprint into northern Virginia

Ferrara Bros.	New York, NY	Apr. 2015	• Six ready-mixed concrete plants and 89 mixer trucks in NYC • Expanded service coverage in Manhattan

Depending on the size of a potential acquisition opportunity, our acquisition strategy may vary. For local opportunities, we focus on expanding within our existing markets through concrete bolt-on acquisitions and vertical integration into aggregates. For regional opportunities, we focus on expanding concentrically around our existing geographic regions. For national opportunities, we focus on selected larger-scale opportunities in new geographies that have strong, stable markets with promising growth profiles, appealing market structures and defensible positions of scale. This acquisition strategy has resulted in a successful acquisition track record and a significant consolidation pipeline. We have demonstrated our ability to increase market share, vertically integrate operations, enhance margins and generate attractive returns through a focused and disciplined acquisition strategy.

Financial performance and conservative balance sheet. We have successfully improved our financial performance by refocusing our financial objectives over the last five years. Our management team has extensive experience in the industry, as does our board of directors. Our management team has focused on reducing our cost structure, while expanding our existing and acquired businesses in our core geographic regions to drive strong performance. As a result, we have grown revenue, improved profit margins and increased liquidity during the last five years. In addition to cash on hand, we benefit from significant liquidity through our Revolving Facility and cash flow from operations. We believe our conservative balance sheet and liquidity will allow us to take advantage of strategic opportunities as well as provide ample cushion against general downturns in economic activity.

Experienced management team driving sustainable business improvement. Our senior management team consists of twelve executives with an average of 26 years of industry experience and is comprised of individuals with a proven track record in the construction materials industry. Our Chief Executive Officer, William J. Sandbrook, has approximately 25 years of experience in the construction materials industry. Our management team’s deep market knowledge enables us to effectively assess new opportunities to grow our business.

Since 2011, our management team has repositioned the Company with a focus on higher margin products, attractive markets and added scale through acquisitions. Following the economic downturn that occurred between 2007 and 2009, the Company actively exited low-quality geographic markets and products which included concrete block, precast and ready-mixed in Delaware, Detroit and Tennessee. The management team successfully navigated the Company following the housing crisis and transformed the profitability of the business, with growth that was achieved by contributions from ready-mixed and aggregates acquisitions, organic volume growth in our ready-mixed concrete and aggregate products segments and price and margin improvement in our ready-mixed operations.

Our margin improvement since 2011 is the result of both an increase in our ready-mixed concrete pricing and an increase in our material spread margin. We estimate our average price per cubic yard of ready-mixed concrete was approximately $23 more than the industry average in 2016. This favorable price differential represents an improvement in our pricing since 2009 when our average price was in-line with the industry average. In addition, our material spread margin increased to approximately $65/cubic yard in the twelve months ended March 31, 2017, an increase of approximately $22/cubic yard from the 2009 level of approximately $43/cubic yard. Given our superior margin profile, we believe we are better positioned to withstand declines in the economic cycle than in the past.

We believe we are well-positioned to capitalize on additional growth in our geographic locations and selected end markets. Our management is focused further on improving the business and recruiting and retaining motivated and knowledgeable professional managers to continue to develop our business and maintain our leading market position.

Company Strategy

Focus on core operations. We believe the best opportunities for future growth lie within our core ready-mixed concrete and aggregate products segments. During 2015, we divested the last of our precast businesses so as to continue our focus on ready-mixed concrete and aggregates. We will continue to invest in our business, both in physical plants and new technologies, as well as continue to evaluate strategic acquisition opportunities. We believe our focus on optimizing the performance of our ready-mixed concrete segment will continue to differentiate us from our larger, vertically integrated competitors that focus principally on their aggregates or cement segments and treat ready-mixed concrete operations as a downstream outlet for their aggregates or cement products.

Pursue growth. In addition to our general organic growth initiative, we continuously evaluate both acquisition and partnership opportunities. We are focused on both strengthening our positions in existing geographic markets as well as identifying attractive new markets. All of our acquisitions must meet our strict criteria, including fit with our strategic plan, investment return hurdles, capital requirements and attractive market attributes. From 2015 to May 2017, we completed 15 acquisitions that expanded our operations in our existing geographic markets and into the USVI market. Most notably, we acquired Ferrara Bros. Building Materials Corp. (“Ferrara Bros.” or “Ferrara”), which significantly expanded our footprint in the New York metropolitan market and allowed us to more effectively serve construction projects in Manhattan. In addition, we expanded into the USVI market with our acquisitions of Heavy Materials, LLC (“Heavy” or “Heavy Materials”) and Spartan Concrete Products, LLC (“Spartan”). We believe our significant experience, positive reputation and strong management team will allow us to continue our successful track record of identifying opportunities, closing and integrating acquisitions, realizing synergies and enhancing asset value and cash flow.

Manage costs. We consistently seek opportunities to reduce costs and improve margins through our focus on existing operations and new technologies. Additionally, our regional acquisitions allow for synergies, such as selling, general and administrative reductions, economies of scale, labor cost savings and increases in purchasing power. We believe that by aggressively managing our cost structure, we can maintain and improve our favorable margin profile.

Our Competitors

The ready-mixed concrete industry is highly competitive. Our leadership position in a geographic market depends largely on the location and operating costs of our plants and prevailing prices in that market. Price is the primary competitive factor among suppliers for small or less complex jobs, such as residential construction. However, the ability to meet demanding specifications for strength or sustainability, timeliness of delivery and consistency of quality and service, in addition to price, are the principal competitive factors among suppliers for large or complex jobs. Our competitors range from small, owner-operated private companies to the operating subsidiaries of large, vertically integrated manufacturers of cement and aggregates. We continue to focus on developing new competitive advantages that will differentiate us from our competitors, such as our high-performing, low-CO2 concrete, ARIDUS® Rapid Drying Concrete technology and EF Technology ready-mixed concrete products.

Organizational Structure

Maintaining multiple brands strengthens our regional positions as we can service both new and established customers. The simplified organizational chart below illustrates that U.S. Concrete, Inc. is a borrower under the Revolving Facility and the issuer of the Notes. On the date hereof, all of the subsidiaries of the Company (other than our USVI domiciled subsidiaries) guarantee the borrowings under our Revolving Facility, the 2017 Notes, the Existing 6.375% Notes and will guarantee the Exchange Notes.

Corporate Information

We were incorporated under the laws of the State of Delaware in 1997. We conduct our operations through, and our operating assets are owned by, our subsidiaries. Our principal offices are located at 331 North Main Street, Euless, Texas, 76039, and our telephone number is (817) 835-4105. Our website is www.us-concrete.com. Information contained on our website does not constitute a part of this prospectus and you should rely on the information contained in this prospectus when making a decision as to whether or not to exchange your 2017 Notes for Exchange Notes.

Summary of the Terms of the Exchange Offer

The summary below includes a description of the principal terms of the exchange offer. Certain of the terms and conditions described below are subject to important limitations and exceptions. Additional information regarding the terms and conditions of the exchange offer and the Exchange Notes can be found under the headings “The Exchange Offer” and “Description of the Exchange Notes.”

The 2017 Notes	On January 9, 2017, we issued $200.0 million in aggregate principal amount of 6.375% Senior Notes due 2024 to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to certain non-U.S. persons in accordance with Regulation S under the Securities Act under an indenture among us, our subsidiary guarantors and U.S. Bank National Association, as the trustee.

The Exchange Offer	We are offering to exchange up to $200.0 million aggregate principal amount of our 6.375% Senior Notes due 2024 that have been registered under the Securities Act for up to $200.0 million aggregate principal amount of 2017 Notes. You may exchange your 2017 Notes only by following the procedures described elsewhere in this prospectus under the heading “The Exchange Offer—Procedures for Tendering 2017 Notes.”

Registration Rights	We issued the 2017 Notes in a private offering on January 9, 2017. In connection with such offering, we and our subsidiary guarantors, entered into a registration rights agreement with the initial purchaser of the 2017 Notes (the “initial purchaser”), which agreement provides for, among other things, this exchange offer.

Resale of Exchange Notes	Based upon interpretive letters written by the SEC, we believe that the Exchange Notes issued in the exchange offer may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

•	You are acquiring the Exchange Notes in the ordinary course of your business;

•	You are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution of the Exchange Notes; and

•	You are not our “affiliate,” as that term is defined for the purposes of Rule 144A under the Securities Act.

If any of the foregoing are not true and you transfer any Exchange Note without registering the Exchange Note and delivering a prospectus meeting the requirements of the Securities Act, or without an exemption from registration of your Exchange Notes from such requirements, you may incur liability under the Securities Act. We do not assume any responsibility for, and will not indemnify you for, any such liability.

Each broker-dealer that receives Exchange Notes for its own account in exchange for 2017 Notes that were acquired by such broker-dealer as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the Exchange Notes. A broker-dealer may use this prospectus for an offer to resell, a resale or any other retransfer of the Exchange Notes. See “Plan of Distribution.”

Consequences of Failure to Exchange 2017 Notes
2017 Notes that are not tendered or that are tendered but not accepted will, following the completion of the exchange offer, continue to be subject to existing restrictions upon transfer. The trading market for 2017 Notes not exchanged in the exchange offer may be significantly more limited following completion of the exchange offer. Therefore, if your 2017 Notes are not tendered and accepted in the exchange offer, it may become more difficult for you to sell or transfer your 2017 Notes. Furthermore, you will no longer be able to compel us to register the 2017 Notes under the Securities Act and we will not be required to pay additional interest as described in the registration rights agreement. In addition, you will not be able to offer or sell the 2017 Notes unless they are registered under the Securities Act (and we will have no obligation to register them, except in limited circumstances), or unless you offer or sell them under an exemption from the requirements of, or a transaction not subject to, the Securities Act.

Expiration of the Exchange Offer	The exchange offer will expire at 11:59 p.m., New York City time on , 2017, unless we decide to extend the expiration date.

Conditions to the Exchange Offer	The registration rights agreement does not require us to accept 2017 Notes for exchange if the exchange offer, or the making of any exchange by a holder of the 2017 Notes, would violate any applicable law or interpretation of the staff of the SEC. The exchange offer is not conditioned on a minimum aggregate principal amount of 2017 Notes being tendered. For additional information regarding the conditions to the exchange offer, see “The Exchange Offer—Conditions to the Exchange Offer.”

Procedures for Tendering 2017 Notes	To participate in the exchange offer, you must follow the procedures established by The Depository Trust Company (“DTC”) for tendering notes held in book-entry form. These procedures for using DTC’s Automated Tender Offer Program (“ATOP”) require that (1) the exchange agent receive, prior to the expiration date of the exchange offer, a computer-generated message known as an “agent’s message” that is transmitted through ATOP, and (2) DTC confirms that:

•	DTC has received instructions to exchange your 2017 Notes; and

•	you agree to be bound by the terms of the letter of transmittal.

For more information on accepting the exchange offer and tendering your 2017 Notes, see “The Exchange Offer—Procedures for Tendering 2017 Notes.”

Withdrawal Rights	You may withdraw your tender of 2017 Notes at any time prior to the expiration of the exchange offer. To withdraw, you must submit a notice of withdrawal to the exchange agent using ATOP procedures before 11:59 p.m., New York City time, on the expiration date of the exchange offer. Please refer to the section in this prospectus entitled “The Exchange Offer—Withdrawal of Tenders.”

Acceptance of 2017 Notes and Delivery of Exchange Notes
Subject to certain conditions, we will accept all 2017 Notes that are properly tendered in the exchange offer and not withdrawn prior to 11:59 p.m., New York City time, on the expiration date. We will deliver the Exchange Notes promptly after the expiration date. 2017 Notes will be validly tendered and not validly withdrawn if they are tendered in accordance with the terms of the exchange offer as detailed under “The Exchange Offer—Procedures for Tendering 2017 Notes” and not withdrawn in accordance with the terms of the exchange offer as detailed under “The Exchange Offer—Withdrawal of Tenders.”

United States Federal Income Tax Consequences
We believe that the exchange of 2017 Notes for Exchange Notes generally will not be a taxable exchange for federal income tax purposes, but you should consult your tax adviser about the tax consequences of this exchange. See “Material U.S. Federal Income Tax Consequences.”

Exchange Agent	U.S. Bank National Association, the trustee under the Indenture, is serving as exchange agent in connection with the exchange offer. You should direct questions and requests for assistance, as well as requests for additional copies of this prospectus or the letter of transmittal, to the exchange agent addressed as follows: U.S. Bank National Association, Corporate Trust Services, EP-MN-WS2N, 60 Livingston Avenue, St. Paul, MN 55107, Attn: Specialized Finance. Eligible institutions may make requests by facsimile at (651) 466-7372 and may confirm facsimile delivery by calling (651) 466-5129.

Fees and Expenses	We will bear all expenses related to consummating the exchange offer and complying with the registration rights agreement.

Use of Proceeds	We will not receive any cash proceeds from the issuance of the Exchange Notes. We are making this exchange offer solely to satisfy our obligations under our registration rights agreement.

Regulatory Approvals	Other than those under federal securities laws, there are no federal or state regulatory requirements that we must comply with and there are no approvals that we must obtain in connection with the exchange offer.

Summary Description of the Exchange Notes

The terms of the Exchange Notes are identical in all material respects to those of the 2017 Notes, except the Exchange Notes will not contain transfer restrictions, registration rights or provisions for additional interest. The Exchange Notes will evidence the same debt as the 2017 Notes, and the Indenture will govern all of the Existing 6.375% Notes, the Exchange Notes and the 2017 Notes. The summary below describes the principal terms of the Exchange Notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The “Description of the Exchange Notes” section of this prospectus contains a more detailed description of the terms and conditions of the Exchange Notes.

Issuer	U.S. Concrete, Inc.

Exchange Notes Offered	$200.0 million in aggregate principal amount of 6.375% Senior Notes due 2024 registered under the Securities Act. The Exchange Notes offered hereby will be issued as additional securities under the Indenture pursuant to which, on June 7, 2016, we issued $400,000,000 aggregate principal amount of the Existing 6.375% Notes. The Exchange Notes offered hereby will be treated as a single series with the Existing 6.375% Notes under the Indenture and will have identical terms as the Existing 6.375% Notes, other than with respect to the issue date, the issue price, the first interest payment and the provisions related to transfer restrictions and registration rights. Holders of the Exchange Notes offered hereby and the Existing 6.375% Notes will vote as one class under the Indenture.

Maturity Date	June 1, 2024.

Interest	The Exchange Notes will bear interest at a rate of 6.375% per annum, accruing from and including December 1, 2016, the last day interest was paid on the Existing 6.375% Notes. Accrued interest on the 2017 Notes was paid by the purchasers of the 2017 Notes from December 1, 2016 to the date of the issuance of the 2017 Notes. Interest on the Exchange Notes will be payable semi-annually on June 1 and December 1 of each year, commencing on June 1, 2017.

CUSIP and ISIN Numbers	Upon the consummation of the exchange offer, the Exchange Notes will have the same CUSIP and ISIN numbers as the Existing 6.375% Notes and will be fungible with the Existing 6.375% Notes.

Guarantees	The Exchange Notes will be unconditionally guaranteed on a senior unsecured basis by each of our existing and future restricted subsidiaries that guarantees any obligations under the Revolving Facility or that guarantees certain of our other indebtedness or certain indebtedness of our restricted subsidiaries (other than foreign restricted subsidiaries that guarantee only indebtedness incurred by another foreign subsidiary). See “Description of the Exchange Notes—Guarantees” and “—Certain Covenants—Future Subsidiary Guarantors.” As of the date of the issuance of the Exchange Notes, all of our subsidiaries (other than our USVI domiciled subsidiaries) will be guarantors of the Exchange Notes.

For the twelve months ended March 31, 2017, our non-guarantor subsidiaries, which consist exclusively of our USVI domiciled subsidiaries, generated in the aggregate $21.1 million, or 1.7%, of our consolidated revenues and $2.2 million of loss from continuing operations before income taxes. As of March 31, 2017, our non-guarantor subsidiaries accounted for $37.3 million, or 3.2%, of our consolidated assets and $10.5 million, or 1.1%, of our consolidated liabilities, in each case, excluding intercompany balances.

Ranking	The Exchange Notes and the guarantees will be our and the guarantors’ senior unsecured obligations, as applicable. Accordingly, they will be:

•	effectively subordinated to all of our and the guarantors’ existing and future secured obligations, including obligations under the Revolving Facility and our capital leases and equipment promissory notes, to the extent of the value of the collateral securing such obligations;

•	senior in right of payment to any of our and the guarantors’ future subordinated indebtedness;

•	pari passu in right of payment with any of our and the guarantors’ existing and future senior indebtedness, including our and the guarantors’ obligations under the Existing 6.375% Notes, the Revolving Facility and our capital leases and equipment promissory notes; and

•	structurally subordinated to all existing and future indebtedness and other liabilities, including preferred stock, of our non-guarantor subsidiaries.

As of March 31, 2017, our outstanding senior indebtedness was $658.6 million, of which $58.5 million was secured, and none of which were liabilities of non-guarantor subsidiaries.

As of March 31, 2017, our Revolving Facility provided for unused borrowing capacity of up to $208.2 million (after taking into account $14.3 million of undrawn letters of credit, $3.8 million of other availability reserves, and no outstanding borrowings under the Revolving Facility).

Optional Redemption

We may redeem all or a portion of the Exchange Notes and the Existing 6.375% Notes at any time on or after June 1, 2019 at the redemption prices listed under “Description of the Exchange Notes—Optional Redemption,” together with any accrued and unpaid interest to the redemption date, and we may redeem all or a portion of the Exchange Notes and the Existing 6.375% Notes at any time prior to June 1, 2019 at a price equal to 100% of the aggregate principal amount thereof plus the “make-whole” premium described under “Description of the Exchange Notes—Optional Redemption,”

together with accrued and unpaid interest, if any, to the date of redemption.

In addition, we may redeem up to 35% of the aggregate principal amount of the Exchange Notes and the Existing 6.375% Notes until June 1, 2019 with cash in an amount equal to the net cash proceeds of certain equity offerings at the redemption price of 106.375% of the principal amount of such Exchange Notes and such Existing 6.375% Notes, plus accrued and unpaid interest, if any, to the date of redemption.

Change of Control	Upon a change of control (as defined under “Description of the Exchange Notes—Change of Control”), we must offer to repurchase the Exchange Notes and the Existing 6.375% Notes at 101% of the principal amount of the Exchange Notes and the Existing 6.375% Notes, plus accrued and unpaid interest, if any, to the date of repurchase.

Asset Sale Proceeds	If we or any of our restricted subsidiaries engage in certain asset sales, we will be required under certain circumstances to make an offer to purchase the Exchange Notes and the Existing 6.375% Notes at 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the repurchase date, with cash in an amount equal to the net cash proceeds of such asset sales. See “Description of the Exchange Notes—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock.”

Certain Covenants	The Exchange Notes will be issued under the Indenture pursuant to which we issued the Existing 6.375% Notes on June 7, 2016. The Indenture contains certain covenants that, among other things, limit our ability and the ability of our restricted subsidiaries to:

•	incur additional debt or issue disqualified stock or preferred stock;

•	pay dividends or make other distributions, repurchase or redeem our stock or subordinated indebtedness or make certain investments;

•	sell assets and issue capital stock of our restricted subsidiaries;

•	incur liens;

•	allow to exist certain restrictions on the ability of our restricted subsidiaries to pay dividends or make other payments to us;

•	enter into transactions with affiliates;

•	consolidate, merge or sell all or substantially all of our assets; and

•	designate our subsidiaries as unrestricted subsidiaries.

These covenants are subject to a number of important exceptions, limitations and qualifications that are described under “Description of the Exchange Notes—Certain Covenants.”

Book-Entry Form	The Exchange Notes will be issued in book-entry form only and will be represented by one or more global notes in definitive, fully registered, book-entry form, deposited with, or on behalf of, DTC and registered in the name of a nominee of DTC. Beneficial interests in any of the Exchange Notes will be shown on, and transfers will be effected only through, records maintained by DTC or its nominee and any such interest may not be exchanged for certificated notes except in limited circumstances.

Absence of a Public Market for the Exchange Notes
We do not intend to apply for a listing of the Exchange Notes on any securities exchange or an automated dealer quotation system. Accordingly, there can be no assurance as to the development or liquidity of any market for the Exchange Notes. The initial purchaser has advised us that it currently intends to make a market in the 2017 Notes, and when issued, the Exchange Notes. However, it is not obligated to do so, and any market-making with respect to the Exchange Notes may be discontinued without notice in its sole discretion. See “Risk Factors—Risks Related to the Exchange Notes and the Exchange Offer—An active trading market for the Notes does not exist and may not develop.”

Denominations	The Exchange Notes will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Trustee	U.S. Bank National Association

Governing Law	The Indenture is governed by, and the Exchange Notes will be governed by, the laws of the State of New York.

Risk Factors	You should carefully consider the information set forth under the heading “Risk Factors” in this prospectus, as well as the other information included in or incorporated by reference into this prospectus before deciding whether to invest in the Exchange Notes and participate in the exchange offer.

RISK FACTORS

Participating in the exchange offer and any investment in the Exchange Notes involves a high degree of risk. You should carefully consider the risks described below and all of the information contained or incorporated by reference in this prospectus before deciding whether to participate in the exchange offer. The risks and uncertainties described below and in such incorporated documents are not the only risks and uncertainties that we face and the risks described below are not necessarily presented in order of importance. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also materially and adversely affect our business operations. If any of those risks actually occur, our business, financial position, results of operations and cash flows could suffer. In such a case, you may lose all or part of your investment. The risks discussed below also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. See “Cautionary Statement Concerning Forward-Looking Statements.”

Risks Related to Our Business

Our business depends on activity within the construction industry and the economic strength of our principal markets.

We serve substantially all end markets of the construction industry, and our results of operations are directly affected by the level of activity in the construction industry in the geographic markets we serve. Demand for our products, particularly in the commercial and industrial and residential construction markets, could decline if companies and consumers cannot obtain credit for construction projects or if the slow pace of economic activity results in delays or cancellations of projects. During the twelve months ended March 31, 2017, commercial and industrial and residential construction accounted for 57% and 26% of our ready mixed concrete segment’s revenue, respectively. In addition, federal and state budget issues may hurt the funding available for infrastructure spending, particularly street, highway and other public works projects, which accounted for 17% of our ready mixed concrete segment’s revenue for the twelve months ended March 31, 2017.

We operate principally in Texas, New York / New Jersey / DC, and northern California, with those markets representing approximately 37%, 37%, and 23%, respectively, of our consolidated revenue for the twelve months ended March 31, 2017. Our earnings depend on the economic strength of these markets because of the high cost to transport our products relative to their price. Recently, the decline in the price of crude oil and natural gas has had an adverse impact on activity in the oil and natural gas industry in Texas, which has resulted in lower demand for construction services in Texas and consequently lower demand for ready-mixed concrete in Texas. If economic and construction activity diminishes in our principal markets or if lower demand persists in Texas, our results of operations and liquidity could be materially adversely affected.

There are risks related to our internal growth and operating strategy.

Our ability to generate internal growth will be affected by, among other factors, our ability to:

•	attract new customers;

•	differentiate ourselves in a competitive market by emphasizing new product development and value added services;

•	hire and retain employees; and

•	reduce operating and overhead expenses.

Our inability to achieve internal growth could materially and adversely affect our business, financial condition, results of operations, liquidity, and cash flows.

One key component of our operating strategy is to operate our businesses on a decentralized basis, with local or regional management retaining responsibility for day-to-day operations, profitability and the internal growth of the individual business. If we do not implement and maintain proper overall business controls, this decentralized operating strategy could result in inconsistent operating and financial practices and our overall profitability could be adversely affected.

Our failure to successfully identify, manage and integrate acquisitions could reduce our earnings and slow our growth.

Since January 1, 2015, we completed 15 acquisitions. On an ongoing basis, as part of our strategy to pursue growth opportunities, we continue to evaluate strategic acquisition opportunities that have the potential to support and strengthen our business. There is intense competition for acquisition opportunities in our industry. Competition for acquisitions may increase the cost of, or cause us to refrain from, completing acquisitions. Our ability to complete acquisitions is dependent upon, among other things, the willingness of acquisition candidates we identify to sell; our ability to obtain financing or capital, if needed, on satisfactory terms; and, in some cases, regulatory approvals. The investigation of acquisition candidates and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If we fail to complete any acquisition for any reason, including events beyond our control, the costs incurred up to that point for the proposed acquisition likely would not be recoverable.

Potential acquisition targets may be in geographic regions in which we do not currently operate, which could result in unforeseen operating difficulties and difficulties in coordinating geographically dispersed operations, personnel and facilities. In addition, if we enter into new geographic markets, we may be subject to additional and unfamiliar legal and regulatory requirements. Compliance with regulatory requirements may impose substantial additional obligations on us and our management, cause us to expend additional time and resources in compliance activities and increase our exposure to penalties or fines for non-compliance with such additional legal requirements. Our recently completed acquisitions and any future acquisitions could cause us to become involved in labor, commercial or regulatory disputes or litigation related to any new enterprises and could require us to invest further in operational, financial and management information systems and to attract, retain, motivate and effectively manage local or regional management and additional employees. Upon completion of an acquisition, key members of the management of the acquired company may resign, which would require us to attract and retain new management and could make it difficult to maintain customer relationships. Our inability to effectively manage the integration of our completed and future acquisitions could prevent us from realizing expected rates of return on an acquired business and could have a material and adverse effect on our business, financial condition, results of operations, liquidity, and cash flows.

Tightening of mortgage lending or mortgage financing requirements or eliminations or the home mortgage interest deduction could adversely affect the residential construction market and reduce the demand for new home construction.

Approximately 26% of our ready mixed concrete segment’s revenue for the twelve months ended March 31, 2017 was from residential construction contractors. While mortgage lending conditions have improved and lending volumes have increased since 2010, tightening of mortgage lending or mortgage financing requirements could adversely affect the ability to obtain credit for some borrowers, or reduce the demand for new home construction, which could have a material adverse effect on our business and results of operations. In addition, the possible elimination or limitation of the home mortgage interest deduction could reduce the demand for new home construction, which could have a material adverse effect on our business and results of operations. Another downturn in new home construction could also adversely affect our customers focused in residential construction, possibly resulting in slower payments, higher default rates in our accounts receivable, and an overall increase in working capital.

Our ready mixed concrete segment’s revenue attributable to street, highway and other public works projects could be negatively impacted by a decrease or delay in governmental spending.

During the twelve months ended March 31, 2017, approximately 17% of our ready-mixed concrete segment’s revenue was from street, highway and other public works projects. Construction activity on streets, highways and other public works projects is directly related to the amount of government funding available for such projects, which is affected by budget constraints currently being experienced by federal, state and local governments. In addition, if the U.S. government budget process results in a prolonged shutdown or reductions in government spending, we may experience delayed orders, delayed payments, and declines in revenues, profitability, and cash flows. Reduced levels of governmental funding for public works projects or delays in that funding could adversely affect our business, financial condition, results of operations and cash flows.

Our business is seasonal and subject to adverse weather.

Since our business is primarily conducted outdoors, erratic weather patterns, seasonal changes and other weather-related conditions affect our business. Adverse weather conditions, including hurricanes and tropical storms, cold weather, snow, and heavy or sustained rainfall, reduce construction activity, restrict the demand for our products, and impede our ability to efficiently deliver concrete. Adverse weather conditions could also increase our costs and reduce our production output as a result of power loss, needed plant and equipment repairs, delays in obtaining permits, time required to remove water from flooded operations, and similar events. In addition, severe drought conditions can restrict available water supplies and restrict production. Consequently, these events could adversely affect our business, financial condition, results of operations, liquidity, and cash flows.

Our operating results may vary significantly from one reporting period to another and may be adversely affected by the cyclical nature of the markets we serve.

The relative demand for our products is a function of the highly cyclical construction industry. As a result, our revenue may be adversely affected by declines in the construction industry generally and in our regional markets. Our results also may be materially affected by:

•	the level of commercial and residential construction in our regional markets, including reductions in the demand for new residential housing construction below current or historical levels;

•	the availability of funds for public or infrastructure construction from local, state and federal sources;

•	unexpected events that delay or adversely affect our ability to deliver concrete according to our customers’ requirements;

•	changes in interest rates and lending standards;

•	changes in the mix of our customers and business, which result in periodic variations in the margins of jobs performed during any particular quarter;

•	the timing and cost of acquisitions and difficulties or costs encountered when integrating acquisitions;

•	the budgetary spending patterns of customers;

•	increases in construction and design costs;

•	power outages and other unexpected delays;

•	our ability to control costs and maintain quality;

•	employment levels; and

•	regional or general economic conditions.

As a result, our operating results in any particular quarter may not be indicative of the results that you can expect for any other quarter or for the entire year. Furthermore, negative trends in the ready-mixed concrete industry or in our geographic markets could have material adverse effects on our business, financial condition, results of operations, liquidity, and cash flows.

We may lose business to competitors who underbid us, and we may be otherwise unable to compete favorably in our highly competitive industry.

Our competitive position in a given market depends largely on the location and operating costs of our plants and prevailing prices in that market. Price is the primary competitive factor among suppliers for small or less complex jobs, principally in residential construction. However, timeliness of delivery and consistency of quality and service, as well as price, are the principal competitive factors among suppliers for large or complex jobs. Concrete manufacturers like us generally obtain customer contracts through local sales and marketing efforts directed at general contractors, developers, governmental agencies and homebuilders. As a result, we depend on local relationships. We generally do not have long-term sales contracts with our customers.

Our competitors range from small, owner-operated private companies to subsidiaries or operating units of large, vertically integrated manufacturers of cement and aggregates. Our vertically integrated competitors generally have greater manufacturing, financial and marketing resources than we have, providing them with competitive advantages. Competitors having lower operating costs than we do or having the financial resources to enable them to accept lower margins than we do will have competitive advantages over us for jobs that are particularly price-sensitive. Competitors having greater financial resources or less financial leverage than we do to invest in new mixer trucks, build plants in new areas or pay for acquisitions also will have competitive advantages over us.

We depend on third parties for concrete equipment and supplies essential to operate our business.

We rely on third parties to sell or lease property, plant and equipment to us and to provide us with supplies, including cement and other raw materials, necessary for our operations. We cannot assure you that our favorable working relationships with our suppliers will continue in the future. Also, there have historically been periods of supply shortages in the concrete industry, particularly in a strong economy.

If we are unable to purchase or lease necessary properties or equipment, our operations could be severely impacted. If we lose our supply contracts and receive insufficient supplies from third parties to meet our customers’ needs or if our suppliers experience price increases or disruptions to their business, such as labor disputes, supply shortages or distribution problems, our business, financial condition, results of operations, liquidity, and cash flows could be materially and adversely affected.

Residential construction and related demand for ready-mixed concrete has increased between 2012 and 2016. While cement prices increased as a result of this increased demand, cement supplies were at levels that indicated a very low risk of cement shortages in most of our markets. Should demand increase substantially beyond our current expectations, we could experience shortages of cement in future periods, which could adversely affect our operating results by decreasing sales of ready-mixed concrete and increasing our costs of raw materials.

We use large amounts of electricity and diesel fuel that are subject to potential reliability issues, supply constraints and significant price fluctuation, which could affect our financial position, operating results and liquidity.

In our production and distribution processes, we consume significant amounts of electricity and diesel fuel. The availability and pricing of these resources are subject to market forces that are beyond our control. Furthermore, we are vulnerable to any reliability issues experienced by our suppliers, which also are beyond our control. Our suppliers contract separately for the purchase of such resources and our sources of supply could be interrupted should our suppliers not be able to obtain these materials due to higher demand or other factors that interrupt their availability. Variability in the supply and prices of these resources could materially affect our financial position, results of operations and liquidity from period to period.

We are dependent on information technology to support many facets of our business.

If our information systems are breached, shutdown, destroyed or fail due to cyberattack, unauthorized access, natural disaster or equipment breakdown, by employees, malicious third parties or other unauthorized persons, our business could be interrupted, proprietary information could be lost, stolen or destroyed and our reputation could be damaged. We take measures to protect our information systems and data from such occurrences, but as cyberattacks become increasingly sophisticated, there can be no guarantee that our actions, efforts and security measures adopted will always prevent them. Our business could be negatively affected by any such occurrences.

The departure of key personnel could disrupt our business.

We depend on the efforts of our officers and, in many cases, on senior management of our businesses. Our success will depend on retaining our officers and senior-level managers. We need to ensure that key personnel are compensated fairly and competitively to reduce the risk of departure of key personnel to our competitors or other industries. To the extent we are unable to attract or retain qualified management personnel, our business, financial condition, results of operations, liquidity, and cash flows could be materially and adversely affected. We do not carry key personnel life insurance on any of our employees.

Shortages of qualified employees may harm our business.

Our ability to provide high-quality products and services on a timely basis depends on our success in employing an adequate number of skilled plant managers, technicians and drivers. Like many of our competitors, we experience shortages of qualified personnel from time to time. We may not be able to maintain an adequate skilled labor force necessary to operate efficiently and to support our growth strategy, and our labor expenses may increase as a result of a shortage in the supply of skilled personnel.

Collective bargaining agreements, work stoppages and other labor relations matters may result in increases in our operating costs, disruptions in our business and decreases in our earnings.

As of March 31, 2017, approximately 36.8% of our employees were covered by collective bargaining agreements, which expire between 2017 and 2021. Our inability to negotiate acceptable new contracts or extensions of existing contracts with these unions could cause work stoppages by the affected employees. In addition, any new contracts or extensions could result in increased operating costs attributable to both union and nonunion employees. If any such work stoppages were to occur, or if other of our employees were to become represented by a union, we could experience a significant disruption of our operations and higher ongoing labor costs, which could materially and adversely affect our business, financial condition, results of operations, liquidity, and cash flows. Also, labor relations matters affecting our suppliers of cement and aggregates could adversely impact our business from time to time.

Participation in multi-employer defined benefit plans may impact our financial condition, results of operations and cash flows.

We contribute to 15 multi-employer defined benefit plans, which are subject to the requirements of the Pension Protection Act of 2006 (the “PPA”). For multi-employer defined benefit plans, the PPA established new funding requirements or rehabilitation requirements, additional funding rules for plans that are in endangered or critical status, and enhanced disclosure requirements to participants regarding a plan’s funding status. The

Worker, Retiree, and Employer Recovery Act of 2008 (the “WRERA”) provided some funding relief to defined benefit plan sponsors affected by recent market conditions. The WRERA allowed multi-employer plan sponsors to elect to freeze their current funded status at the same funding status as the preceding plan year (for example, a calendar year plan that was not in critical or endangered status for 2008 was able to elect to retain that status for 2009), and sponsors of multi-employer plans in endangered or critical status in plan years beginning in 2008 or 2009 were allowed a three-year extension of funding improvement or rehabilitation plans (extending the timeline for these plans to achieve their goals from 10 years to 13 years, or from 15 years to 18 years for seriously endangered plans). A number of the multi-employer pension plans to which we contribute are underfunded and are currently subject to funding improvement or rehabilitation requirements. Additionally, if we were to withdraw partially or completely from any plan that is underfunded, we would be liable for a proportionate share of that plan’s unfunded vested benefits. Based on the information available from plan administrators, we believe that our portion of the contingent liability in the case of a full or partial withdrawal from or termination of several of these plans or the inability of plan sponsors to meet the funding or rehabilitation requirements would be material to our financial condition, results of operations and cash flows.

Our overall profitability is sensitive to price changes and minor variations in sales volumes.

Generally, our customers are price-sensitive. Prices for our products are subject to changes in response to relatively minor fluctuations in supply and demand, general economic conditions and market conditions, all of which are beyond our control. Because of the fixed-cost nature of our business, our overall profitability is sensitive to price changes and minor variations in sales volumes.

Instability in the financial and credit sectors may impact our business and financial condition in ways that we currently cannot predict.

Adverse or worsening economic trends could have a negative impact on our suppliers and our customers and their financial condition and liquidity, which could cause them to fail to meet their obligations to us and could have a material adverse effect on our revenue, income from operations and cash flows. The uncertainty and volatility of the financial and credit sectors could have further impacts on our business and financial condition that we currently cannot predict or anticipate.

Turmoil in the global financial system could have an impact on our business and our financial condition. Accordingly, our ability to access the capital markets could be restricted or be available only on unfavorable terms. Limited access to the capital markets could adversely impact our ability to take advantage of business opportunities or react to changing economic and business conditions and could adversely impact our ability to execute our long-term growth strategy. Ultimately, we could be required to reduce our future capital expenditures substantially. Such a reduction could have a material adverse effect on our revenue, income from operations and cash flows.

If one or more of the lenders under our Revolving Facility, which provides for aggregate borrowings of up to $250.0 million, subject to the borrowing base, were to become unable or unwilling to perform their obligations under that facility, our borrowing capacity could be reduced. Our inability to borrow additional amounts under our Revolving Facility could limit our ability to fund our future operations and growth.

Governmental regulations, including environmental regulations, may result in increases in our operating costs and capital expenditures and decreases in our earnings.

A wide range of federal, state and local laws, ordinances and regulations apply to our operations, including the following matters:

•	land usage;

•	street and highway usage;

•	noise levels; and

•	health, safety and environmental matters.

In many instances, we must have various certificates, permits or licenses in order to conduct our business. Our failure to maintain required certificates, permits or licenses or to comply with applicable governmental requirements could result in substantial fines or possible revocation of our authority to conduct some of our operations. Delays in obtaining approvals for the transfer or grant of certificates, permits or licenses, or failure to obtain new certificates, permits or licenses, could impede the implementation of any acquisitions.

Governmental requirements that impact our operations include those relating to air quality, solid and hazardous waste management and cleanup and water quality. These requirements are complex and subject to change. Certain laws, such as the U.S. law known as Superfund, can impose strict liability in some cases without regard to negligence or fault, including for the conduct of or conditions caused by others, or for our acts that complied with all applicable requirements when we performed them. Our compliance with amended, new or more stringent requirements, stricter interpretations of existing requirements, or the future discovery of environmental conditions may require us to make unanticipated material expenditures. In addition, we may fail to identify, or obtain indemnification for, environmental liabilities of acquired businesses. We generally do not maintain insurance to cover environmental liabilities.

Our operations are subject to various hazards that may cause personal injury or property damage and increase our operating costs.

Operating mixer trucks, particularly when loaded, exposes our drivers and others to traffic hazards. Our drivers are subject to the usual hazards associated with providing services on construction sites, while our plant personnel are subject to the hazards associated with moving and storing large quantities of heavy raw materials. Operating hazards can cause personal injury and loss of life, damage to or destruction of property, plant and equipment and environmental damage. Although we conduct training programs designed to reduce these risks, we cannot eliminate these risks. We maintain insurance coverage in amounts we believe are consistent with industry practice; however, this insurance may not be adequate to cover all losses or liabilities we may incur in our operations, and we may not be able to maintain insurance of the types or at levels we deem necessary or adequate, or at rates we consider reasonable. A partially or completely uninsured claim, if successful and of sufficient magnitude, could have a material adverse effect on us.

The insurance policies we maintain are subject to varying levels of deductibles. Losses up to the deductible amounts are accrued based on our estimates of the ultimate liability for claims incurred and an estimate of claims incurred but not reported. If we were to experience insurance claims or costs above our estimates, our business, financial condition, results of operations, liquidity, and cash flows might be materially and adversely affected.

We previously identified a material weakness in our internal control over financial reporting relating to the accuracy and presentation of income taxes. This material weakness, if not corrected, could affect the reliability of our financial statements and have other adverse consequences.

Under Section 404 of the Sarbanes-Oxley Act of 2002, we are required to furnish a report by our management on internal control over financial reporting. This report must contain, among other matters, an assessment of the effectiveness of our internal control over financial reporting, including a statement as to whether or not our internal control over financial reporting is effective. This assessment must include disclosure of any material weaknesses in our internal control over financial reporting identified by our management. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of a company’s annual or interim consolidated financial statements will not be prevented or detected on a timely basis.

We previously identified and disclosed a material weakness in our internal control over financial reporting as of December 31, 2015 relating to the accuracy and presentation of the accounting for income taxes, including the income tax provision and related tax assets and liabilities. Despite our efforts to fully remediate the material weakness in our internal control over financial reporting as of December 31, 2015, we had not done so as of December 31, 2016. We intend to continue to take actions to fully remediate the material weakness and to further improve the effectiveness of our internal control over financial reporting. However, we can give no assurances that the measures we take will remediate the material weakness identified or that any additional material weaknesses will not arise in the future due to our failure to implement and maintain adequate internal control over financial reporting. In addition, even if we are successful in strengthening our controls and procedures, those controls and procedures may not be adequate to prevent or identify irregularities or ensure the fair presentation of our financial statements included in our periodic reports filed with the SEC.

Failure to have effective internal controls could lead to a misstatement of our financial statements. If, as a result of deficiencies in our internal controls, we cannot provide reliable financial statements, our business decision process may be adversely affected, our business and operating results could be harmed, investors could lose confidence in our reported financial information, the market price of our securities could decrease, and our ability to obtain additional financing, or additional financing on favorable terms, could be adversely affected. In addition, failure to maintain effective internal control over financial reporting could result in investigations or sanctions by regulatory authorities.

We may incur material costs and losses as a result of claims that our products do not meet regulatory requirements or contractual specifications.

Our operations involve providing products that must meet building code or other regulatory requirements and contractual specifications for durability, stress-level capacity, weight-bearing capacity and other characteristics. If we fail or are unable to provide products meeting these requirements and specifications, material claims may arise against us and our reputation could be damaged. In the past, we have had significant claims of this kind asserted against us that we have resolved. There currently are claims, and we expect that in the future there will be additional claims, of this kind asserted against us. If a significant product-related claim or claims are resolved against us in the future, that resolution may have a material adverse effect on our business, financial condition, results of operations, liquidity, and cash flows.

Some of our plants are susceptible to damage from earthquakes, for which we have a limited amount of insurance.

We maintain only a limited amount of earthquake insurance and, therefore, we are not fully insured against earthquake risk. Any significant earthquake damage to our plants could materially and adversely affect our business, financial condition, results of operations, liquidity, and cash flows.

Increasing insurance claims and expenses could lower our profitability and increase our business risk.

The nature of our business subjects us to product liability, property damage, personal injury claims and workers’ compensation claims from time to time. Increased premiums charged by insurance carriers may further increase our insurance expense as coverage expires or otherwise cause us to raise our self-insured retention. If the number or severity of claims within our self-insured retention increases, we could suffer losses in excess of our reserves. An unusually large liability claim or a string of claims based on a failure repeated throughout our mass production process may exceed our insurance coverage or result in direct damages if we were unable or elected not to insure against certain hazards because of high premiums or other reasons. In addition, the availability of, and our ability to collect on, insurance coverage is often subject to factors beyond our control. Further, allegations relating to workers’ compensation violations may result in investigations by insurance regulatory or other governmental authorities, which investigations, if any, could have a direct or indirect material adverse effect on our ability to pursue certain types of business which, in turn, could have a material adverse effect on our business, financial position, results of operations, liquidity, and cash flows.

Risks Related to the Exchange Notes and the Exchange Offer

Your failure to participate in the exchange offer may have adverse consequences.

If you do not exchange your 2017 Notes for Exchange Notes pursuant to the exchange offer, you will continue to be subject to the restrictions on transfer of your 2017 Notes, as set forth in the legend on your 2017 Notes. The restrictions on transfer of your 2017 Notes arise because we sold the 2017 Notes in private offerings. In general, the 2017 Notes may not be offered or sold, unless registered under the Securities Act or pursuant to an exemption from, or in a transaction not subject to, such registration requirements.

After completion of the exchange offer, holders of 2017 Notes who do not tender their 2017 Notes in the exchange offer will no longer be entitled to any exchange or registration rights under the registration rights agreement, except in limited circumstances. The tender of 2017 Notes under the exchange offer will reduce the principal amount of the currently outstanding 2017 Notes. Due to the corresponding reduction in liquidity, this may have an adverse effect upon, and increase the volatility of, the market price of any currently outstanding 2017 Notes that you continue to hold following completion of the exchange offer.

In addition, we expect that the Exchange Notes will share a single CUSIP and ISIN number with the Existing 6.375% Notes and we expect that such Exchange Notes and the Existing 6.375% Notes will thereafter be fungible. If you do not exchange your 2017 Notes for Exchange Notes pursuant to the exchange offer, your 2017 Notes will continue to trade under separate CUSIP and ISIN numbers and will not be fungible with the Existing 6.375% Notes, which may adversely affect the liquidity of such notes and cause such notes to trade at different prices than the Exchange Notes and the Existing 6.375% Notes. See “The Exchange Offer.”

You must comply with the exchange offer procedures in order to receive new, freely tradable Exchange Notes.

Delivery of the Exchange Notes in exchange for the 2017 Notes tendered and accepted for exchange pursuant to the exchange offer will be made if the procedures for tendering the 2017 Notes are followed. We are not required to notify you of defects or irregularities in tenders of 2017 Notes for exchange. See “The Exchange Offer.”

Some holders who exchange their 2017 Notes may be deemed to have received restricted securities, and these holders will be required to comply with the registration and prospectus delivery requirements in connection with any resale transaction.

If you exchange your 2017 Notes in the exchange offer for the purpose of participating in a distribution of the Exchange Notes, you may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

The consummation of the exchange offer may not occur.

We are not obligated to complete the exchange offer under certain circumstances. See “The Exchange Offer—Conditions to the Exchange Offer.” Even if the exchange offer is completed, it may not be completed on the schedule described in this prospectus. Accordingly, holders participating in the exchange offer may have to wait longer than expected to receive their Exchange Notes. You may be required to deliver prospectuses and comply with other requirements in connection with any resale of the Exchange Notes.

An active trading market for the Exchange Notes may not develop.

The Exchange Notes will not be listed on any securities exchange. There can be no assurance that a trading market for the Exchange Notes will be maintained. Further, there can be no assurance as to the liquidity of any market that may develop for the Exchange Notes, your ability to sell your Exchange Notes or the price at which you will be able to sell your Exchange Notes. Future trading prices of the Exchange Notes will depend on many factors, including prevailing interest rates, our financial condition and results of operations, the then-current ratings assigned to the Exchange Notes, the market for similar securities and the results of our competitors.

Any trading market that develops would be affected by many factors independent of and in addition to the foregoing, including:

•	time remaining to the maturity of the Notes;

•	outstanding amount of the Notes;

•	the terms related to optional redemption of the Notes; and

•	level, direction and volatility of market interest rates generally.

Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the Exchange Notes. The market, if any, for the Exchange Notes may not be free from similar disruptions, and any such disruptions may adversely affect the prices at which you may sell your Exchange Notes. You may not be able to sell your Exchange Notes at a particular time, and the price that you receive when you sell may not be favorable.

Our substantial indebtedness could adversely affect our financial condition and prevent us from fulfilling our obligations under the Notes and our other indebtedness.

As of March 31, 2017, we had $600.0 million aggregate principal amount of outstanding Notes. We and certain of our subsidiaries are also parties to a Second Amended and Restated Loan and Security Agreement (the “Second A/R Loan Agreement”), with certain financial institutions named therein, as lenders (the “Lenders”), and Bank of America, N.A. as agent and sole lead arranger, that is secured by certain assets of the Company and the guarantors. The Second A/R Loan Agreement provides for aggregate borrowings of up to $250.0 million subject to a borrowing base under the Revolving Facility. As of March 31, 2017, we had no outstanding borrowings under the Revolving Facility.

The negative covenants in the Second A/R Loan Agreement and the Indenture allow us to incur additional indebtedness from other sources in certain circumstances.

As a result of our existing indebtedness and our capacity to incur additional indebtedness, we are, and anticipate continuing to be, a highly leveraged company. A significant portion of our cash flow will be required to pay interest and principal on our outstanding indebtedness, and we may be unable to generate sufficient cash flow from operations, or have future borrowings available under our Revolving Facility, to enable us to repay our indebtedness, including the Notes, or to fund other liquidity needs. This level of indebtedness could have important consequences, including the following:

•	it requires us to use a significant percentage of our cash flow from operations for debt service and the repayment of our indebtedness, including indebtedness we may incur in the future, and such cash flow may not be available for other purposes;

•	it limits our ability to borrow money or sell stock to fund our working capital, capital expenditures, acquisitions and debt service requirements;

•	our interest expense could increase if interest rates in general increase because a portion of our indebtedness bears interest at floating rates;

•	it may limit our flexibility in planning for, or reacting to, changes in our business and future business opportunities;

•	we are more highly leveraged than some of our competitors, which may place us at a competitive disadvantage;

•	it may make us more vulnerable to a downturn in our business or the economy;

•	it may increase our cost of borrowing;

•	it may restrict us from exploiting business opportunities;

•	the debt service requirements of our indebtedness could make it more difficult for us to make payments on the Notes and our other indebtedness; and

•	there would be a material adverse effect on our business and financial condition if we were unable to service our indebtedness or obtain additional financing, as needed.

We may not be able to generate sufficient cash flows to meet our debt service obligations and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.

Our ability to make payments on and to refinance our indebtedness, including the Notes, and to fund planned capital expenditures will depend on our ability to generate cash from our operations in the future. This, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory, and other factors that are beyond our control.

Our business may not generate sufficient cash flow from operations and future sources of capital under the Revolving Facility otherwise may not be available to us in an amount sufficient to enable us to pay our indebtedness, including the Notes, or to fund our other liquidity needs. If we complete an acquisition, our debt service requirements could increase. We may need to refinance or restructure all or a portion of our indebtedness, including the Notes, on or before maturity. We may not be able to refinance any of our indebtedness, including the Revolving Facility and the Notes, on commercially reasonable terms, or at all. If we cannot service our indebtedness, we may have to take actions such as selling assets, seeking additional equity, reducing or delaying capital expenditures, strategic acquisitions, investments and alliances or restructuring or refinancing our indebtedness, including the Notes. We may not be able to effect such actions, if necessary, on commercially reasonable terms, or at all.

Any refinancing of our debt could be at higher interest rates and may require us to comply with more onerous covenants. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations. In the absence of such cash flows and resources, we could face substantial liquidity problems and might be required to sell material assets or operations to attempt to meet our debt service and other obligations. The Second A/R Loan Agreement and the Indenture restrict our ability to conduct asset sales and to use the proceeds from asset sales. We may not be able to consummate these asset sales to raise capital or sell assets at prices and on terms that we believe are fair and any proceeds that we do receive may not be adequate to meet any debt service obligations then due. See “Description of Other Indebtedness” and “Description of the Exchange Notes—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock.” If we cannot meet our debt service obligations, the holders of our debt may accelerate our debt and, to the extent such debt is secured, foreclose on our assets. In such an event, we may not have sufficient assets to repay all of our debt.

We may still be able to incur significantly more debt, including secured debt. This could intensify already-existing risks related to our indebtedness, such as the Notes.

The terms of the Indenture and the Second A/R Loan Agreement contain restrictions on our and the guarantors’ ability to incur additional indebtedness. However, these restrictions are subject to a number of important qualifications and exceptions and the indebtedness incurred in compliance with these restrictions could be substantial. Accordingly, we or the guarantors could incur significant additional indebtedness in the future. As of March 31, 2017, our Revolving Facility provided for unused borrowing capacity of up to $208.2 million (after taking into account $14.3 million of undrawn letters of credit, $3.8 million of other availability reserves, and no outstanding borrowings under the Revolving Facility).

The Indenture permits us to incur certain additional debt, including additional secured debt, and allows our non-guarantor subsidiaries to incur additional debt that would be structurally senior to the Notes, and the Indenture does not prevent us from incurring other liabilities that do not constitute indebtedness as defined in the Indenture. See “Description of the Exchange Notes—Certain Covenants—Limitation on Indebtedness.” If we incur any additional indebtedness that ranks equally in right of payment with the Notes, including any additional securities under the Indenture, the holders of that debt will be entitled to share ratably with you in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding up of our company. If we incur any additional secured debt, the holders of that debt will have recourse to the assets securing that debt prior to any distribution to unsecured creditors, including the holders of the Notes. Accordingly, additional debt, and in particular, additional secured debt may have the effect of reducing the amount of proceeds paid to you.

The Indenture also, under certain circumstances, allows us to designate some of our restricted subsidiaries as unrestricted subsidiaries. Those unrestricted subsidiaries will not be subject to many of the restrictive covenants in the Indenture and therefore will be able to incur indebtedness beyond the limitations specified in the Indenture and engage in other activities in which restricted subsidiaries may not engage. If new debt is added to our currently anticipated debt levels, the related risks that we and the guarantors now face could intensify. See “Description of Other Indebtedness” and “Description of the Exchange Notes.”

The amount of borrowings permitted under our Revolving Facility may fluctuate significantly, which may adversely affect our liquidity, results of operations and financial position.

The amount of borrowings permitted at any time under our Revolving Facility is limited to a periodic borrowing base valuation of, among other things, our eligible accounts receivable, inventory, and mixer trucks and, under certain circumstances, our machinery. As a result, our access to credit under our Revolving Facility is potentially subject to significant fluctuations depending on the value of the borrowing base eligible assets as of any measurement date, as well as certain discretionary rights of the administrative agent of our Revolving Facility in respect of the calculation of such borrowing base value. Our inability to borrow at current advance rates or at all under, or the early termination of, our Revolving Facility may adversely affect our liquidity, results of operations and financial position.

Our variable rate indebtedness subjects us to interest rate risk, which could cause our debt service obligations to increase significantly.

Borrowings under our Revolving Facility are at variable rates of interest and expose us to interest rate risk. If interest rates increase, our debt service obligations on the variable rate indebtedness could increase even though the amount borrowed remains the same, and our net income and cash flows, including cash available for servicing our indebtedness, would correspondingly decrease.

Repayment of our debt, including the Notes, is dependent on cash flow generated by our subsidiaries.

We are a holding company, and substantially all of our tangible assets are owned by our subsidiaries. As such, repayment of our indebtedness, to a certain degree, is dependent on the generation of cash flow by our subsidiaries (including any subsidiaries that are not guarantors) and their ability to make such cash available to us, by dividend, loan, debt repayment or otherwise. Unless they are guarantors of the Notes, our subsidiaries do not have any obligation to pay amounts due on the Notes or to make funds available for that purpose. Our subsidiaries may not be able to, or be permitted to, make distributions or other payments to enable us to make payments in respect of the Notes. Each of our subsidiaries is a distinct legal entity and, under certain circumstances, legal and contractual restrictions may limit our ability to obtain cash from our subsidiaries. While the terms of the Indenture and the Second A/R Loan Agreement limit the ability of certain of our subsidiaries to incur consensual restrictions on their ability to pay dividends or make other intercompany payments, these limitations are subject to important qualifications and exceptions. See “Description of the Exchange Notes—Certain Covenants—Limitation on Restrictions on Distributions from Restricted Subsidiaries.” In the event that we do not receive distributions or other payments from our subsidiaries, we may be unable to make required payments on the Notes.

We may be unable to refinance our indebtedness.

We may need to refinance all or a portion of our indebtedness, including the Revolving Facility and the Notes, before maturity. We cannot assure you that we will be able to refinance any of our indebtedness on commercially reasonable terms or at all or that we will be able to obtain sufficient funds to enable us to repay or refinance our debt obligations on commercially reasonable terms, or at all.

A lowering or withdrawal of the ratings assigned to our debt securities by rating agencies may increase our future borrowing costs and reduce our access to capital.

Our debt currently has a non-investment grade rating, and any rating assigned could be lowered or withdrawn entirely by a rating agency if, in that rating agency’s judgment, future circumstances relating to the basis of the rating, such as adverse changes, so warrant. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the Notes. Credit ratings are not recommendations to purchase, hold or sell the Notes. Additionally, credit ratings may not reflect the potential effect of risks relating to the structure of the Notes.

Our debt agreements may restrict our ability to operate our business and to pursue our business strategies.

The Second A/R Loan Agreement and the Indenture impose, and future financing agreements are likely to impose, operating and financial restrictions on our activities. These restrictions require us to comply with or maintain certain financial tests and limit or prohibit our ability to, among other things:

•	incur additional indebtedness or issue disqualified stock or preferred stock;

•	pay dividends or make other distributions, repurchase or redeem our stock or subordinated indebtedness or make certain investments;

•	prepay, redeem or repurchase certain debt;

•	sell assets and issue capital stock of our restricted subsidiaries;

•	incur liens;

•	enter into agreements restricting our restricted subsidiaries’ ability to pay dividends, make loans to other U.S. Concrete entities or restrict the ability to provide liens;

•	enter into transactions with affiliates;

•	consolidate, merge, or sell all or substantially all of our assets; and

•	with respect to the Indenture, designate our subsidiaries as unrestricted subsidiaries.

The restrictive covenants in the Second A/R Loan Agreement also require us to maintain specified financial ratios and satisfy other financial condition tests in certain circumstances. See “Description of Other Indebtedness.”

These restrictions on our ability to operate our business could seriously harm our business by, among other things, limiting our ability to take advantage of financing, merger and acquisition, and other corporate opportunities.

Various risks, uncertainties and events beyond our control could affect our ability to comply with these covenants and maintain these financial tests. Failure to comply with any of the covenants in our existing or future financing agreements could result in a default under those agreements and under other agreements containing cross-default provisions. A default would permit lenders to accelerate the maturity of the debt under these agreements and to foreclose upon any collateral securing the debt. Under these circumstances, we might not have sufficient funds or other resources to satisfy all of our obligations, including our obligations under the Notes. In addition, the limitations imposed by financing agreements on our ability to incur additional debt and to take other actions might significantly impair our ability to obtain other financing. We cannot assure you that we will be granted waivers or amendments to these agreements if for any reason we are unable to comply with these agreements, or that we will be able to refinance our debt on terms acceptable to us, or at all. In addition, an event of default under the Second A/R Loan Agreement would permit the lenders thereunder to terminate all commitments to extend further credit under the Revolving Facility. Furthermore, if we were unable to repay the amounts due and payable under our Revolving Facility, those lenders could proceed against the collateral granted to them to secure that indebtedness.

As a result of these restrictions, we may be:

•	limited in how we conduct our business;

•	unable to raise additional debt or equity financing to operate during general economic or business downturns; or

•	unable to compete effectively or to take advantage of new business opportunities.

These restrictions, along with restrictions that may be contained in agreements evidencing or governing other future indebtedness, may affect our ability to grow in accordance with our growth strategy.

Our failure to comply with the covenants contained in the Second A/R Loan Agreement, the Indenture or any agreement under which we have incurred other indebtedness, including as a result of events beyond our control, could result in an event of default which could materially and adversely affect our operating results and our financial condition and, as a result, we may not be able to make payments on the Notes.

The Second A/R Loan Agreement contains certain covenants, including compliance with a fixed charge coverage ratio if our Availability (as defined in the Second A/R Loan Agreement) falls below a certain threshold. In addition, the Second A/R Loan Agreement requires us to comply with various operational and other covenants. See “Description of Other Indebtedness” included elsewhere in this prospectus and “Management’s discussion and analysis of financial condition and results of operations—Liquidity and capital resources” in our most recent Annual Report on Form 10-K, which is incorporated by reference in this prospectus, for a discussion of the financial covenants contained in the Second A/R Loan Agreement. Agreements governing our other indebtedness may also contain various covenants. If there were an event of default under any of our debt instruments that was not cured or waived, the holders of the defaulted debt could cause all amounts outstanding with respect to the debt to be due and payable immediately. Our assets and cash flow may not be sufficient to fully repay all obligations under our outstanding debt instruments, either upon maturity or if accelerated upon an event of default. If we were required to repurchase the Notes or any of our other debt securities upon a change of control, we may not be able to refinance or restructure the payments on those debt securities. If, as or when required, we are unable to repay, refinance or restructure our indebtedness under, or amend the covenants contained in, the Second A/R Loan Agreement, the lenders thereunder could elect to terminate their commitments thereunder, cease making further loans and institute foreclosure proceedings against the assets securing their borrowings. Any such actions could force us into bankruptcy or liquidation.

The Second A/R Loan Agreement provides the lenders considerable discretion to impose reserves or availability blocks or reduce the advance rates used to calculate the value of our borrowing base eligible assets, which could materially impair the amount of borrowings that would otherwise be available to us. There can be no assurance that the lenders under the Revolving Facility will not take such actions during the term of that facility and, further, were they to do so, the resulting impact of such actions could materially and adversely impair our ability to make interest payments on the Notes.

The restrictive covenants in the Indenture are subject to a number of important qualifications, exceptions and limitations, and will be subject to amendment.

The restrictive covenants in the Indenture only apply to our restricted subsidiaries and are subject to a number of other important qualifications, exceptions and limitations. This means that the restrictions are not absolute prohibitions. We and our restricted subsidiaries may be able to engage in some of the restricted activities, such as incurring additional debt (including secured debt that ranks senior in priority to the claims of the holders of the Notes), paying dividends, making investments, selling assets and entering into mergers or other business combinations, in limited amounts, or in certain circumstances, in unlimited amounts, notwithstanding the restrictive covenants. If we designate any subsidiaries as unrestricted subsidiaries, those subsidiaries would be permitted to engage in such activities without material limitation under the Indenture. As of the date of this prospectus, all of our subsidiaries are restricted.

See “Description of the Exchange Notes—Certain Covenants.” These actions could be detrimental to our ability to make payments of principal and interest when due and to comply with our other obligations under the Notes and could reduce the amount of our assets that would be available to satisfy your claims should we default on the Notes.

In addition, the restrictive covenants in the Indenture generally can be amended with the consent of holders of a majority of the Notes, and any such amendment would bind all holders of the Notes, including ones that did not vote in favor of the amendment. Any such amendment could delete one or more restrictive covenants or add additional qualifications, exceptions or limitations.

The restrictive covenants in the Second A/R Loan Agreement and our other debt instruments are also subject to a number of important qualifications, exceptions and limitations, and to amendment.

The restrictive covenants in our Second A/R Loan Agreement are subject to a number of other important qualifications, exceptions and limitations. Further, the restrictive covenants in the Revolving Facility can be amended or waived without the consent of the holders of the Notes, and the lenders under the Revolving Facility may have interests that are opposed to the interests of the holders of the Notes. Restrictive covenants, if any, in future debt instruments could be subject to similar qualifications, exceptions, limitations, amendments and waivers. There can be no assurance that restrictive covenants in any other debt instrument will not limit our activities.

Claims of holders of the Notes will be structurally subordinated to all obligations of our existing and future subsidiaries that are not and do not become guarantors of the Notes.

The Notes are fully and unconditionally guaranteed by each of our existing and future restricted subsidiaries that guarantees any obligations under our Revolving Facility or that guarantees certain of our other indebtedness or indebtedness of any guarantor (other than future foreign subsidiaries that guarantee only indebtedness of other foreign subsidiaries). Our subsidiaries that do not guarantee the Notes, including any future foreign restricted subsidiaries that guarantee only indebtedness incurred by another foreign subsidiary and any subsidiaries that we designate as unrestricted, will have no obligation, contingent or otherwise, to pay amounts due under the Notes or to make any funds available to pay those amounts, whether by dividend, distribution, loan or other payment. Claims of holders of the Notes will be structurally subordinated to all indebtedness and other obligations and liabilities of any non-guarantor subsidiary such that in the event of insolvency, liquidation, reorganization, dissolution or other winding up of any such non-guarantor subsidiary, all of that subsidiary’s creditors (including trade creditors) would be entitled to payment in full out of that subsidiary’s assets before we would be entitled to any payment.

For the twelve months ended March 31, 2017, our non-guarantor subsidiaries, which consist exclusively of our USVI domiciled subsidiaries, generated in the aggregate $21.1 million, or 1.7%, of our consolidated revenues and $2.2 million of loss from continuing operations before income taxes. As of March 31, 2017, our non-guarantor subsidiaries accounted for $37.3 million, or 3.2%, of our consolidated assets and $10.5 million, or 1.1%, of our consolidated liabilities, in each case, excluding intercompany balances.

In addition, our subsidiaries that provide, or will provide, guarantees of the Notes will be automatically released from those guarantees upon the occurrence of certain events, including the following:

•	the designation of that subsidiary guarantor as an unrestricted subsidiary in accordance with the terms of the Indenture;

•	the release or discharge of any guarantee or indebtedness that resulted in the creation of the guarantee of the Notes by such subsidiary guarantor (other than a release or discharge as a result of the payment of such indebtedness);

•	the sale or other disposition of that subsidiary guarantor or the sale or other disposition of substantially all of the assets of that subsidiary guarantor, in each case, other than to us or another subsidiary guarantor and as permitted by the Indenture;

•	satisfaction and discharge of the Indenture as described in the section titled “Description of the Exchange Notes—Satisfaction and Discharge” or our exercise of our legal defeasance option or covenant defeasance option as described in the section titled “Description of the Exchange Notes—Defeasance.”

If any subsidiary guarantee is released, no holder of the Notes will have a claim as a creditor against that subsidiary, and the indebtedness and other liabilities, including trade payables and preferred stock, if any, whether secured or unsecured, of that subsidiary will be structurally senior to the claim of any holders of the Notes. See “Description of the Exchange Notes—Guarantees.”

The Indenture also permits us to designate certain of our subsidiaries as unrestricted subsidiaries, which subsidiaries would not be subject to the restrictive covenants in the Indenture. This means that these entities would be able to engage in many of the activities the Indenture restricts for us and our restricted subsidiaries, such as incurring substantial additional debt (secured or unsecured), making investments, selling, encumbering or disposing of substantial assets, entering into transactions with affiliates and entering into mergers or other business combinations among other activities. These actions could be detrimental to our ability to make payments when due and to comply with our other obligations under the Notes, and could reduce the amount of our assets that would be available to satisfy your claims should we default on the Notes. In addition, the initiation of bankruptcy or insolvency proceedings or the entering of a judgment against these entities, or their default under their other credit arrangements, will not result in a cross-default or cross-acceleration of the Notes.

Your right to receive payments on the Notes is effectively junior to the right of lenders who have a security interest in our assets to the extent of the value of those assets.

Our obligations under the Notes and our guarantors’ obligations under their guarantees of the Notes are unsecured, but our obligations under our Revolving Facility and each guarantor’s obligations under its guarantee of our indebtedness under our Revolving Facility are secured by security interests in certain of our and our guarantors’ assets, including inventory (including as-extracted collateral), accounts receivable, certain specified mixer trucks, general intangibles, instruments, documents, chattel paper, cash, deposit accounts, securities accounts, commodities accounts, letter of credit rights and all supporting obligations and related books and records and all proceeds and products of the foregoing, subject to permitted liens and certain exceptions. If we are declared bankrupt or insolvent, or if we are in default under our secured debt (including our indebtedness under our Revolving Facility), the amounts owed thereunder, together with any accrued interest, could become immediately due and payable. If we were unable to repay such indebtedness, the holders of our secured debt could foreclose on the pledged assets to the exclusion of holders of the Notes, even if an event of default exists under the Indenture governing the Notes at such time, and the assets that secure the secured debt will not be available to pay our obligations under the Notes or our guarantors’ obligations under their guarantees of the Notes unless and until payment in full of our secured debt has been made. In any such event, because the Notes are not secured and the guarantees of the Notes are not secured, it is possible that there would be no assets from which your claims could be satisfied or, if any assets existed, they might be insufficient to satisfy your claims in full.

Please see “Description of Other Indebtedness” for a more complete description of our Revolving Facility. As of March 31, 2017, we had no secured borrowings outstanding under our Revolving Facility, and we had $14.3 million of undrawn letters of credit outstanding, under our Revolving Facility.

Federal and state fraudulent transfer laws may allow a court, under specific circumstances, to void the guarantees and, if that occurs, you may not receive any payments on the Notes.

Federal and state fraudulent transfer and conveyance statutes may apply to the issuance of the Notes and the incurrence of the guarantees of the Notes. Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, the Notes or the guarantees thereof could be voided as a fraudulent transfer or conveyance, or claims in respect of the Notes or any guarantee could be subordinated to our and the guarantors’ other debts, if we or any of the guarantors, as applicable, (a) issued the 2017 Notes or incurred the guarantees with the intent of hindering, delaying or defrauding creditors or (b) received less than reasonably equivalent value or fair consideration for the either issuing the 2017 Notes or incurring the guarantees and, in the case of (b) only, one of the following is also true at the time thereof:

•	we or any of the guarantors, as applicable, were insolvent or rendered insolvent by reason of the issuance of the 2017 Notes or the incurrence of the guarantees or subsequently became insolvent for other reasons;

•	the issuance of the 2017 Notes or the incurrence of the guarantees left us or any of the guarantors, as applicable, with an unreasonably small amount of capital or assets to carry on the business or any transactions;

•	we or any of the guarantors intended to, or believed that we or such guarantor would, incur debts beyond our or the guarantor’s ability to pay as they mature; or

•	we or any of the guarantors were a defendant in an action for money damages, or had a judgment for money damages docketed against us or the guarantor if, in either case, the judgment is unsatisfied after final judgment.

As a general matter, value is given for a transfer or an obligation if, in exchange for the transfer or obligation, property is transferred or a valid antecedent debt is secured or satisfied. A court would likely find that a guarantor did not receive reasonably equivalent value or fair consideration for its guarantee to the extent that the guarantor did not obtain a reasonably equivalent benefit directly or indirectly from the issuance of the 2017 Notes. The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities and unliquidated liabilities, was greater than the fair saleable value of all of its assets;

•	the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

We cannot assure you as to what standard a court would apply in determining whether a guarantor would be considered to be insolvent or, regardless of the standard that a court uses, we cannot be certain as to whether the Notes or the guarantees would be subordinated to our or any of our guarantors’ other debt. For instance, while each guarantee of the Notes contains a provision, referred to as the “savings clause,” which is designed to limit the guarantor’s liability to the maximum amount that it could incur without causing the incurrence of obligations under its guarantee to be a fraudulent transfer, whether this provision is effective to protect such guarantee from being voided under fraudulent transfer law is uncertain. If a court determined that we or any of the guarantors were insolvent after giving effect to the issuance of the 2017 Notes or the incurrence of a guarantee, it could void the payment obligations under the Notes or that guarantee or subordinate the Notes or that guarantee to our or the applicable guarantor’s presently existing and future indebtedness or require you to return any payments received with respect to such guarantee. Further, the avoidance of the Notes could result in an event of default with respect to our and our subsidiaries’ other debt that could result in acceleration of that debt.

Finally, as a court of equity, the bankruptcy court may subordinate the claims in respect of the Notes to other claims against us under the principle of equitable subordination, if the court determines that: (1) the holder of Notes engaged in some type of inequitable conduct; (2) that inequitable conduct resulted in injury to our other creditors or conferred an unfair advantage upon the holders of Notes; and (3) equitable subordination is not inconsistent with the provisions of Title 11 of the United States Code (the “Bankruptcy Code”).

The amount that can be collected under any future guarantees may be limited.

Any future guarantee may be limited to the maximum amount that can be guaranteed by a particular guarantor without rendering the future guarantee, as it relates to that future guarantor, voidable for constituting a fraudulent conveyance or fraudulent transfer under applicable law. In general, the maximum amount that can be guaranteed by a particular future guarantor may be significantly less than the principal amount of the Notes. See “Risks Related to the Exchange Notes and the Exchange Offer—Federal and state fraudulent transfer laws may allow a court, under specific circumstances, to void the guarantees or the grant and, if that occurs, you may not receive any payments on the Notes.”

An event that adversely affects the value of the Notes may occur, and that event may not constitute a Change of Control.

Some significant restructuring transactions may not constitute a Change of Control (as defined and described in “Description of the Exchange Notes—Change of Control”), in which case we would not be obligated to repurchase the Notes.

Upon the occurrence of a Change of Control, holders of the Notes will have the right to require us to repurchase their Notes. However, the definition of “Change of Control” is limited to only certain transactions or events. Therefore, the Change of Control provisions will not afford protection to holders of the Notes in the event of other transactions or events that do not constitute a Change of Control but that could nevertheless adversely affect the Notes. For example, transactions such as leveraged recapitalizations, refinancings, restructurings, asset sales, mergers or acquisitions initiated by us may not constitute a Change of Control requiring us to repurchase the Notes. In the event of any such transaction, the holders would not have the right to require us to repurchase the Notes, even though each of these transactions could increase the amount of our indebtedness, or otherwise adversely affect our capital structure or any credit ratings or otherwise adversely affect the value of the Notes. See “Description of the Exchange Notes—Change of Control.”

We may not be able to repurchase the Notes upon a change of control.

If we experience a Change of Control, we may be required to offer to repurchase all outstanding Notes at 101% of their principal amount plus accrued and unpaid interest, if any. Additionally, under the Second A/R Loan Agreement, a change in control (as defined therein) will constitute an event of default that permits the lenders to accelerate the maturity of borrowings under the Revolving Facility and terminate their commitments to lend, and make adjustments to our borrowing base. The source of funds for any such purchase of the Notes and repayment of borrowings under the Revolving Facility will be our available cash or cash generated from the operations of our subsidiaries or other sources, including borrowings, sales of assets or sales of equity or debt securities. We may not be able to repurchase the Notes upon a Change of Control because we may not have sufficient financial resources to purchase all of the Notes that are tendered following a Change of Control. In addition, the terms of the Revolving Facility or other outstanding indebtedness may prohibit us from repurchasing the Notes upon a Change of Control. Our failure to repurchase the Notes upon a Change of Control could cause a default under the Indenture and could lead to a cross default under the Second A/R Loan Agreement. Additionally, using available cash to fund the potential consequences of a Change of Control may impair our ability to obtain additional financing in the future, which could negatively impact our ability to conduct our business operations. In order to avoid the obligations to repurchase the Notes and events of default and potential breaches of the Second A/R Loan Agreement, we may have to avoid certain Change of Control transactions that would otherwise be beneficial to us. See “Description of the Exchange Notes—Change of Control.”

Holders of the Notes may not be able to determine when a Change of Control giving rise to their right to have the Notes repurchased has occurred following a sale of “substantially all” of our assets.

The definition of Change of Control in the Indenture includes a phrase relating to the sale of “all or substantially all” of our assets. There is no precise established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a holder of the Notes to require us to repurchase its Notes as a result of a sale of less than all our assets to another person may be uncertain.

In the event that we are unable to exchange the 2017 Notes for notes sharing a single CUSIP and ISIN number with the Existing 6.375% Notes, the 2017 Notes will continue to trade under separate CUSIP and ISIN numbers, which may adversely affect the liquidity of the 2017 Notes and cause the 2017 Notes to trade at different prices than the Existing 6.375% Notes.

The 2017 Notes and the Existing 6.375% Notes will be treated as a single class of securities under the Indenture. The 2017 Notes have substantially the same terms as those of the Existing 6.375% Notes, except that the 2017 Notes were issued under CUSIP and ISIN numbers different from the Existing 6.375% Notes, and we expect that, following the consummation of the exchange offer, such Exchange Notes and the Existing 6.375% Notes will be fungible. However, in the event that we are unable to exchange the 2017 Notes for Exchange Notes sharing a single CUSIP and ISIN number with the Existing 6.375% Notes, the 2017 Notes will continue to trade under separate CUSIP and ISIN numbers and will not be fungible with the Existing 6.375% Notes until they are registered and exchanged for Exchange Notes, which may adversely affect the liquidity of the 2017 Notes and cause the 2017 Notes to trade at different prices than the Existing 6.375% Notes.

USE OF PROCEEDS

This exchange offer is intended to satisfy our obligations under the registration rights agreement among us and the initial purchaser of the 2017 Notes. We will not receive any cash proceeds from the issuance of the Exchange Notes. In consideration for issuing the Exchange Notes as contemplated by this prospectus, we will receive 2017 Notes in like principal amount. The form and terms of the 2017 Notes are the same in all material respects as the form and terms of the Exchange Notes except that the Exchange Notes have been registered under the Securities Act and will not contain restrictions on transfer, registration rights, or provisions for additional interest. The 2017 Notes surrendered in exchange for the Exchange Notes will be retired and cancelled and cannot be reissued. Accordingly, issuance of the Exchange Notes will not change our outstanding indebtedness.

THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

In connection with the issuance of the 2017 Notes, we, our subsidiary guarantors and the initial purchaser entered into a registration rights agreement that provides for the exchange offer. The registration statement of which this prospectus forms a part was filed in compliance with our obligations under the registration rights agreement. The registration rights agreement relating to the 2017 Notes is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. Under the registration rights agreement relating to the 2017 Notes, we agreed that we would use our commercially reasonable efforts to:

•	file a registration statement on an appropriate registration form with respect to a registered offer to exchange the 2017 Notes for Exchange Notes that are guaranteed by our subsidiary guarantors with terms substantially identical in all material respects to the 2017 Notes (except that the Exchange Notes will not contain restrictions on transfer, registration rights, or provisions for additional interest); and

•	cause the registration statement to be declared effective under the Securities Act.

After the SEC declares the exchange offer registration statement effective, we have agreed to offer the Exchange Notes and the related Subsidiary Guarantees in return for the 2017 Notes. The exchange offer will remain open for at least 20 business days (or longer if required by applicable law). For each 2017 Note surrendered to us under the exchange offer, the Holders of such 2017 Note will receive an Exchange Note of equal principal amount. Interest on each Exchange Note will accrue (1) from the last interest payment date on which interest was paid on the 2017 Note surrendered in exchange therefor or (2) if no interest has been paid on the 2017 Note, from December 1, 2016.

A holder of the 2017 Notes that wishes to participate in the exchange offer is required to make certain representations to us (as described below). We have agreed to use our commercially reasonable efforts to complete the exchange offer for the 2017 Notes not later than 60 days after the exchange offer registration statement becomes effective. Under existing interpretations of the SEC contained in several no-action letters to third parties, the Exchange Notes will generally be freely transferable after the exchange offer without further registration under the Securities Act, except that any broker-dealer that participates in the exchange must deliver a prospectus meeting the requirements of the Securities Act when it resells the Exchange Notes. In addition, under applicable interpretations of the staff of the SEC, our affiliates will not be permitted to exchange their 2017 Notes for registered notes in the exchange offer.

We have agreed to make available, for 180 days after the completion of the exchange offer (or until all participating broker-dealers have sold all of their Exchange Notes and the exchange offer has been completed), a prospectus meeting the requirements of the Securities Act for use by participating broker-dealers and other persons, if any, with similar prospectus delivery requirements for use in connection with any resale of Exchange Notes. 2017 Notes not tendered in the exchange offer will bear interest at 6.375% per annum and will be subject to all the terms and conditions specified in the Indenture, including transfer restrictions, but will not retain any rights under the registration rights agreement (including with respect to increases in annual interest rate described below) after the completion of the exchange offer.

If we determine that a registered exchange offer is not available or may not be completed as soon as practicable after the last date for acceptance of 2017 Notes for exchange because it would violate any applicable law or applicable interpretations of the staff of the SEC or, if the exchange offer is not for any other reason completed by December 5, 2017, or, in certain circumstances, any initial purchaser so requests in connection with any offer or sale of 2017 Notes, we and our subsidiary guarantors will use our commercially reasonable efforts to file and to have become effective a shelf registration statement relating to resales of the 2017 Notes and to keep that shelf registration statement effective until the earlier of (1) one year following the date the shelf registration statement is declared effective and (2) the date that the 2017 Notes cease to be “registrable securities”. We and our subsidiary guarantors will, in the event of such a shelf registration, provide to each participating holder of the 2017 Notes copies of a prospectus, notify each participating holder of the 2017 Notes when the shelf registration statement has become effective and take certain other actions to permit resales of the 2017 Notes. A holder of registrable securities that sells 2017 Notes under the shelf registration statement generally will be (1) required to make certain representations to us (as described in the registration rights agreement), (2) required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, (3) subject to certain of the civil liability provisions under the Securities Act in connection with those sales and (4) bound by the provisions of the registration rights agreement that are applicable to such a holder of registrable securities (including certain indemnification obligations). Holders of registrable securities will also be required to suspend their use of the prospectus included in the shelf registration statement under specified circumstances upon receipt of notice from us.

If a “registration default” (as defined in the registration rights agreement) occurs with respect to registrable securities, then additional interest shall accrue on the principal amount of the 2017 Notes that are registrable securities at a rate of 0.25% per annum for the first 90-day period beginning on the day immediately following such registration default (which rate will be increased by an additional 0.25% per annum for each subsequent 90-day period that such additional interest continues to accrue, provided that the rate at which such additional interest accrues may in no event exceed 1.00% per annum). The additional interest will cease to accrue when the registration default is cured. A registration default occurs if (1) except in the event that a registered exchange offer is not available because it would violate any applicable law or applicable interpretations of the staff of the SEC, we have not exchanged Exchange Notes for all 2017 Notes validly tendered in accordance with the terms of the exchange offer on or prior to December 5, 2017 or, if a shelf registration statement is required and is not declared effective, on or prior to the later of (a) December 5, 2017 and (b) the 90th day after delivery of a shelf registration request or (2) if applicable, a shelf registration statement covering resales of the 2017 Notes has been declared effective and such shelf registration statement ceases to be effective or the prospectus contained therein ceases to be usable for resales of registrable securities at any time during the required effectiveness period, and such failure to remain effective or be usable (a) exists for more than 45 days (whether or not consecutive) in any 12-month period, or (b) occurs on more than two occasions in any 12-month period during the required effectiveness period. A registration default is cured with respect to the 2017 Notes, and additional interest ceases to accrue on any registrable securities, when the exchange offer is completed or the shelf registration statement is declared effective, or when the shelf registration statement again becomes effective or the prospectus again becomes usable, as applicable.

The registration rights agreement defines “registrable securities” initially to mean the 2017 Notes. 2017 Notes will cease to be registrable securities upon the earliest to occur of (1) when a registration statement with respect to such 2017 Notes has become effective under the Securities Act and such 2017 Notes have been exchanged or disposed of pursuant to such registration statement; (2) when such 2017 Notes cease to be outstanding; or (3) except in the case of 2017 Notes that otherwise remain registrable securities and that are held by the initial purchaser and that are ineligible to be exchanged in the exchange offer, when the exchange offer is completed.

Any amounts of additional interest due will be payable in cash on the same original interest payment dates as interest on the 2017 Notes is payable.

Terms of the Exchange Offer

Subject to the terms and conditions described in this prospectus and in the letter of transmittal, we will accept for exchange any 2017 Notes properly tendered and not withdrawn prior to 11:59 p.m., New York City time, on the expiration date. We will issue Exchange Notes in a principal amount equal to the principal amount of 2017 Notes surrendered in the exchange offer. 2017 Notes may be tendered only for Exchange Notes and only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The exchange offer is not conditioned upon any minimum aggregate principal amount of 2017 Notes being tendered for exchange.

As of the date of this prospectus, $200,000,000 in aggregate principal amount of the 2017 Notes is outstanding. This prospectus and the letter of transmittal are being sent to DTC, as the sole registered holder of 2017 Notes, and to its direct participants whom we can identify as holding 2017 Notes. There will be no fixed record date for determining registered holders of 2017 Notes entitled to participate in the exchange offer.

We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement, the applicable requirements of the Securities Act and the Exchange Act, and the rules and regulations of the SEC. 2017 Notes not tendered for exchange in the exchange offer will remain outstanding and continue to accrue interest. These 2017 Notes will continue to be entitled to the rights and benefits such holders have under the Indenture relating to the 2017 Notes.

We will be deemed to have accepted for exchange properly tendered 2017 Notes when we have given oral or written notice of the acceptance to the exchange agent and complied with the applicable provisions of the registration rights agreement. The exchange agent will act as agent for the tendering holders for the purposes of receiving the Exchange Notes from us.

If you tender 2017 Notes in the exchange offer, you will not be required to pay brokerage commissions or fees or, subject to the letter of transmittal, transfer taxes with respect to the exchange of 2017 Notes. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the exchange offer. It is important that you read the section “—Fees and Expenses” for more details regarding fees and expenses incurred in connection with the exchange offer.

We will return any 2017 Notes that we do not accept for exchange for any reason without expense to their tendering holder promptly after the expiration or termination of the exchange offer.

Expiration Date

The exchange offer will expire at 11:59 p.m., New York City time, on                 , 2017, unless, in our sole discretion, we extend it.

Extensions, Delays in Acceptance, Termination or Amendment

We expressly reserve the right, at any time or various times, to extend the period of time during which the exchange offer is open. We may delay acceptance of any 2017 Notes by giving oral or written notice of such extension to their holders at any time until the exchange offer expires or terminates. During any such extensions, all 2017 Notes previously tendered will remain subject to the exchange offer, and we may accept them for exchange.

In order to extend the exchange offer, we will notify the exchange agent orally or in writing of any extension. We will notify the registered holders of 2017 Notes of the extension no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date.

If any of the conditions described below under “—Conditions to the Exchange Offer” have not been satisfied, we reserve the right, in our sole discretion, to:

•	delay accepting for exchange any 2017 Notes;

•	extend the exchange off; or

•	terminate the exchange offer;

by giving oral or written notice of such delay, extension or termination to the exchange agent. Subject to the terms of the registration rights agreement, we also reserve the right to amend the terms of the exchange offer in any manner.

Any such delay in acceptance, extension, termination or amendment will be followed promptly by oral or written notice thereof to the registered holders of 2017 Notes. If we amend the exchange offer in a manner that we determine to constitute a material change, we will promptly disclose such amendment by means of a prospectus supplement. The prospectus supplement will be distributed to the registered holders of the 2017 Notes. Depending upon the significance of the amendment and the manner of disclosure to the registered holders, we may extend the exchange offer. In the event of a material change in the exchange offer, including the waiver by us of a material condition, we will extend the exchange offer period, if necessary, so that at least five business days remain in the exchange offer period following notice of the material change.

Conditions to the Exchange Offer

We will not be required to accept for exchange, or exchange any Exchange Notes for, any 2017 Notes if the exchange offer, or the making of any exchange by a holder of 2017 Notes, would violate applicable law or any applicable interpretation of the staff of the SEC. Similarly, we may terminate the exchange offer as provided in this prospectus before accepting 2017 Notes for exchange in the event of such a potential violation.

In addition, we will not be obligated to accept for exchange the 2017 Notes of any holder that has not made to us the representations described under “—Purpose and Effect of the Exchange Offer,” “—Procedures for Tendering 2017 Notes” and “Plan of Distribution” and such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to allow us to use an appropriate form to register the issuance of the Exchange Notes under the Securities Act.

We expressly reserve the right to amend or terminate the exchange offer, and to reject for exchange any 2017 Notes not previously accepted for exchange, upon the occurrence of any of the conditions to the exchange offer specified above. We will give prompt oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the 2017 Notes as promptly as practicable.

These conditions are for our sole benefit, and we may assert them or waive them in whole or in part at any time or at various times in our sole discretion prior to the expiration of the exchange offer. If we fail at any time to exercise any of these rights, this failure will not mean that we have waived our rights. Each such right will be deemed an ongoing right that we may assert at any time or at various times prior to the expiration of the exchange offer.

In addition, we will not accept for exchange any 2017 Notes tendered, and will not issue Exchange Notes in exchange for any such 2017 Notes, if at such time any stop order has been threatened or is in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the Indenture relating to the Notes under the Trust Indenture Act of 1939, as amended ( the “Trust Indenture Act”).

Procedures for Tendering 2017 Notes

In order to participate in the exchange offer, you must properly tender your 2017 Notes to the exchange agent as described below. We will only issue Exchange Notes in exchange for 2017 Notes that you timely and properly tender. Therefore, you should allow sufficient time to ensure timely delivery of the 2017 Notes, and you should follow carefully the instructions on how to tender your 2017 Notes. It is your responsibility to properly tender your 2017 Notes. We have the right to waive any defects. However, we are not required to waive defects and are not required to notify you of defects in your tender.

If you have any questions or need help in exchanging your 2017 Notes, please contact the exchange agent whose address and telephone number are set forth below under “—Exchange Agent”.

All of the 2017 Notes were issued in book-entry form, and all of the 2017 Notes are currently represented by global certificates registered in the name of the nominee of DTC. We have confirmed with DTC that the 2017 Notes may be tendered using the ATOP procedures. The exchange agent will establish an account with DTC for purposes of the exchange offer promptly after the commencement of the exchange offer, and DTC participants may electronically transmit their acceptance of the exchange offer by causing DTC to transfer their 2017 Notes to the exchange agent using the ATOP procedures. In connection with the transfer, DTC will send an “agent’s message” to the exchange agent. The agent’s message will state that DTC has received instructions from the participant to tender 2017 Notes and that the participant agrees to be bound by the terms of the letter of transmittal.

By using the ATOP procedures to exchange 2017 Notes, you will not be required to deliver a letter of transmittal to the exchange agent. However, you will be bound by its terms just as if you had signed it.

There is no procedure for guaranteed late delivery of the 2017 Notes.

Determinations under the Exchange Offer

We will determine, in our sole discretion, all questions as to the validity, form, eligibility, time of receipt, acceptance of tendered 2017 Notes and withdrawal of tendered 2017 Notes. Our determination will be final and binding. We reserve the absolute right to reject any 2017 Notes not properly tendered or any 2017 Notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defect, irregularities or conditions of tender as to particular 2017 Notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, all defects or irregularities in connection with tenders of 2017 Notes must be cured within such time as we shall determine. Although we intend to notify holders of defects or irregularities with respect to tenders of 2017 Notes, neither we, the exchange agent nor any other person will incur any liability for failure to give such notification. Tenders of 2017 Notes will not be deemed made until such defects or irregularities have been cured or waived. Any 2017 Notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned to the tendering holder, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date of the exchange offer.

When We Will Issue Exchange Notes

In all cases, we will issue Exchange Notes for 2017 Notes that we have accepted for exchange under the exchange offer only after the exchange agent timely receives:

•	a book-entry confirmation of such 2017 Notes into the exchange agent’s account at DTC; and

•	a properly transmitted agent’s message.

Return of 2017 Notes Not Accepted or Exchanged

If we do not accept any tendered 2017 Notes for exchange or if 2017 Notes are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or non-exchanged 2017 Notes will be returned without expense to their tendering holder. Such non-exchanged 2017 Notes will be credited to an account maintained with DTC. These actions will occur as soon as practicable after the expiration or termination of the exchange offer.

Your Representations to Us

By agreeing to be bound by the letter of transmittal, you will represent to us that, among other things:

•	any Exchange Notes that you receive will be acquired in the ordinary course of your business;

•	you are not engaged in, and do not intend to engage in, the distribution of the Exchange Notes;

•	you have no arrangement or understanding with any person or entity to participate in the distribution of the Exchange Notes;

•	you are not an “affiliate” of ours, as defined in Rule 405 of the Securities Act, or, if you are an affiliate, you will comply with any applicable registration and prospectus delivery requirements of the Securities Act; and

•	if you are a broker-dealer that will receive Exchange Notes for your own account in exchange for 2017 Notes, you acquired those notes as a result of market-making activities or other trading activities and you will deliver a prospectus (or, to the extent permitted by law, make available a prospectus) in connection with any resale of such Exchange Notes.

Withdrawal of Tenders

Except as otherwise provided in this prospectus, you may withdraw your tender at any time prior to 11:59 p.m., New York City time, on the expiration date. For a withdrawal to be effective, you must comply with the appropriate procedures of DTC’s ATOP system. Any notice of withdrawal must specify the name and number of the account at DTC to be credited with withdrawn 2017 Notes and otherwise comply with the procedures of DTC.

We will determine all questions as to the validity, form, eligibility and time of receipt of notice of withdrawal. Our determination shall be final and binding on all parties. We will deem any 2017 Notes so withdrawn not to have been validly tendered for exchange for purposes of the exchange offer.

Any 2017 Notes that have been tendered for exchange but are not exchanged for any reason will be credited to an account maintained with DTC for the 2017 Notes. This crediting will take place as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. You may retender properly withdrawn 2017 Notes by following the procedures described under “—Procedures for Tendering 2017 Notes” above at any time prior to 11:59 p.m., New York City time, on the expiration date of the exchange offer.

Fees and Expenses

We will bear the expenses of soliciting tenders. The principal solicitation is being made through the applicable procedures of DTC; however, we may make additional solicitation by facsimile, telephone, electronic mail or in person by our officers and regular employees and those of our affiliates.

We have not retained any dealer manager in connection with the exchange offer and will not make any payments to broker-dealers or others soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and reimburse it for its related reasonable out-of-pocket expenses.

We will pay the cash expenses to be incurred in connection with the exchange offer. They include:

•	all registration and filing fees and expenses;

•	all fees and expenses of compliance with federal securities and state “blue sky” or securities laws;

•	accounting and legal fees, disbursements and printing, messenger and delivery services, and telephone costs; and

•	related fees and expenses.

Transfer Taxes

We will pay all transfer taxes, if any, applicable to the exchange of 2017 Notes under the exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if a transfer tax is imposed for any reason other than the exchange of 2017 Notes under the exchange offer.

Consequences of Failure to Exchange

If you do not exchange your 2017 Notes for the Exchange Notes in the exchange offer, you will remain subject to restrictions on transfer of the 2017 Notes:

•	as set forth in the legend printed on the 2017 Notes as a consequence of the issuance of the 2017 Notes pursuant to the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws; and

•	as otherwise set forth in the offering memorandum distributed in connection with the private offering of the 2017 Notes.

In general, you may not offer or sell the 2017 Notes unless they are registered under the Securities Act or if the offer or sale is exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement relating to the 2017 Notes, we do not intend to register resales of the 2017 Notes under the Securities Act. Based on interpretations of the SEC, you may offer for resale, resell or otherwise transfer the Exchange Notes issued in the exchange offer without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

•	you are not an “affiliate” within the meaning of Rule 405 under the Securities Act;

•	you acquired the Exchange Notes in the ordinary course of your business; and

•	you have no arrangement or understanding with respect to the distribution of the Exchange Notes to be acquired in the exchange offer.

If you tender 2017 Notes in the exchange offer for the purpose of participating in a distribution of the Exchange Notes:

•	you cannot rely on the applicable interpretations of the SEC; and

•	you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction and that such a secondary resale transaction must be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K under the Securities Act.

Accounting Treatment

We will record the Exchange Notes in our accounting records at the same carrying value as the 2017 Notes. This carrying value is the aggregate principal amount of the 2017 Notes less any note discount or plus any note premium, as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes in connection with the exchange offer.

Exchange Agent

We have appointed U.S. Bank National Association as exchange agent for the exchange offer. You should direct questions and requests for assistance, as well as requests for additional copies of this prospectus or the letter of transmittal, to the exchange agent addressed as follows: U.S. Bank National Association, Corporate Trust Services, EP-MN-WS2N, 60 Livingston Avenue, St. Paul, MN 55107, Attn: Specialized Finance. Eligible institutions may make requests by facsimile at (651) 466-7372 and may confirm facsimile delivery by calling (651) 466-5129.

Other

Participation in the exchange offer is voluntary, and you should carefully consider whether to exchange the 2017 Notes for the Exchange Notes. We urge you to consult your financial and tax advisors in making your own decision on what action to take.

We may in the future seek to acquire untendered 2017 Notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise, on terms that may differ from the terms of this exchange offer. We have no present plans to acquire any 2017 Notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered 2017 Notes.

RATIO OF EARNINGS TO FIXED CHARGES

The following table contains our ratio of earnings to fixed charges for the periods indicated. You should read these ratios in connection with our consolidated financial statements and the related notes incorporated by reference into this prospectus. Because we did not have preferred stock outstanding during any such periods, our ratio of earnings to combined fixed charges and preferred dividends for any given period is equivalent to our ratio of earnings to fixed charges.

	Year ended December 31,					Three Months ended March 31,
($ in millions)	2016	2015	2014	2013	2012	2017
Ratio of earnings to fixed charges	1.9	—	2.0	—	—	2.1
Deficiency of earnings to fixed charges	—	$(4.3)	—	$(17.1)	$(28.2)	—

For purposes of computing the ratio of earnings to fixed charges, “earnings” consist of our pretax income (loss) from continuing operations and fixed charges. “Fixed charges” consist of interest expensed and capitalized, the interest component of rental expense (for these purposes, one-third of rent expense was deemed to be representative of interest), and amortization of discount and capitalized expenses related to indebtedness. The ratio of earnings to fixed charges presented in this prospectus may not be comparable to similarly titled measures presented by other companies, and may not be comparable to corresponding measures used in our various agreements, including the Second A/R Loan Agreement and the Indenture.

SELECTED FINANCIAL DATA

The following table presents our summary financial data as of and for the years ended December 31, 2016, 2015, 2014, 2013 and 2012 and as of and for the three months ended March 31, 2017 and 2016. The summary financial data as of December 31, 2016 and 2015 and for the years ended December 31, 2016, 2015 and 2014 has been derived from our audited consolidated financial statements and related notes, which are incorporated by reference in this prospectus. The summary financial and other data as of December 31, 2014 and as of and for the years ended December 31, 2013 and December 31, 2012 has been derived from our audited consolidated financial statements and related notes, which are not incorporated by reference in this prospectus. The summary and other data as of and for the three months ended March 31, 2017 and 2016 has been derived from our unaudited consolidated financial statements, which are incorporated by reference in this prospectus. The unaudited consolidated financial statements have been prepared on the same basis as our audited consolidated financial statements and, in the opinion of management, reflect all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of this data. The results for any interim period are not necessarily indicative of the results that may be expected for a full year.

	Year ended December 31,					Three months ended March 31,
($ in millions, except per share amounts)	2016	2015	2014	2013	2012	2017	2016
STATEMENT OF OPERATIONS DATA
Revenue	$1,168.2	$974.7	$703.7	$598.2	$517.2	$299.1	$245.0
Income (loss) from continuing operations	$9.6	$(5.1)	$21.6	$(18.3)	$(24.4)	$7.0	$(9.8)
Loss from discontinued operations, net of taxes	$(0.7)	$(0.3)	$(1.0)	$(1.8)	$(1.4)	$(0.1)	$(0.2)
Net income (loss)	$8.9	$(5.4)	$20.6	$(20.1)	$(25.7)	$6.9	$(10.0)
PER SHARE INFORMATION
Basic income (loss) per share:
Income (loss) from continuing operations	$0.63	$(0.36)	$1.59	$(1.42)	$(2.00)	$0.45	$(0.67)
Loss from discontinued operations, net of taxes	(0.04)	(0.02)	(0.07)	(0.14)	(0.11)	(0.01)	(0.01)

Net income (loss) per share—basic	$0.59	$(0.38)	$1.52	$(1.56)	$(2.11)	$0.44	$(0.68)

Diluted income (loss) per share:
Income (loss) from continuing operations	$0.59	$(0.36)	$1.55	$(1.42)	$(2.00)	$0.43	$(0.67)
Loss from discontinued operations, net of taxes	(0.04)	(0.02)	(0.07)	(0.14)	(0.11)	(0.01)	(0.01)

Net income (loss) per share—diluted	$0.55	$(0.38)	$1.48	$(1.56)	$(2.11)	$0.42	$(0.68)

BALANCE SHEET DATA
Total assets	$945.4	$681.7	$453.7	$406.2	$275.1	$1,154.1	$702.7
Total debt	$449.3	$275.6	$213.7	$206.5	$58.9	$658.6	$296.5

DESCRIPTION OF OTHER INDEBTEDNESS

The following is a summary of certain of our indebtedness that will be outstanding following the consummation of this exchange offer.

Senior Secured Credit Facility

On November 18, 2015, we entered into the Second A/R Loan Agreement which amended and restated our prior credit facility. Among other things, the Second A/R Loan Agreement increased the revolving commitments of the Revolving Facility to $250.0 million and extended the maturity date to November 18, 2020. The Second A/R Loan Agreement also included an accordion feature that allows for increases in the total revolving commitments by as much as $100.0 million. Additionally, the applicable margin for each of the LIBOR loans and base rate loans was lowered so that, depending on the average availability under the Second A/R Loan Agreement, the applicable margin ranges from 1.25% to 1.75% for LIBOR loans and 0.00% to 0.50% for base rate loans. As of March 31, 2017, we had no outstanding borrowings on the Second A/R Loan Agreement and we had $14.3 million of undrawn standby letters of credit under the Revolving Facility.

Our actual maximum credit availability under the Revolving Facility varies from time to time and is determined by calculating the value of our eligible accounts receivable, inventory, mixer trucks and, after the occurrence of certain events, machinery, which serve as first-priority collateral for the Revolving Facility, minus reserves imposed by the Lenders and other adjustments, all as specified in the Second A/R Loan Agreement and discussed further below. As of March 31, 2017, our available borrowing capacity under the Revolving Facility was $208.2 million (after taking into account $14.3 million of undrawn letters of credit, $3.8 million of other availability reserves, and no outstanding borrowings under the Revolving Facility). The Second A/R Loan Agreement also contains a provision for over-advances and protective advances by Lenders, in each case, of up to $25.0 million in excess of borrowing base levels. The Second A/R Loan Agreement provides for swingline loans, up to a $15.0 million sublimit, and letters of credit, up to a $30.0 million sublimit.

Loans under the Revolving Facility are in the form of either base rate loans or “LIBOR loans” denominated in U.S. dollars. The interest rate for base rate loans denominated in U.S. dollars fluctuates and is equal to the greatest of (a) Bank of America’s prime rate; (b) the Federal funds rate, plus 0.50%; and (c) the rate per annum for a 30 days interest period equal to the British Bankers Association LIBOR Rate, as published by Reuters at approximately 11:00 a.m. (London time) two business days prior (“LIBOR”), plus 1.0%; in each case plus the Applicable Margin, as defined in the Second A/R Loan Agreement. The interest rate for LIBOR loans denominated in U.S. dollars is equal to the rate per annum for the applicable interest period equal to LIBOR, plus the Applicable Margin, as defined in the Second A/R Loan Agreement. Issued and outstanding letters of credit are subject to a fee equal to the Applicable Margin, as defined in the Second A/R Loan Agreement, in effect for LIBOR loans, a fronting fee equal to 0.125% per annum on the stated amount of such letter of credit, and customary charges associated with the issuance and administration of letters of credit. Among other fees, we pay a commitment fee of either 0.25% or 0.375% per annum (due monthly) on the aggregate unused revolving commitments under the Revolving Facility. The fee we pay is determined by whether the amount of the unused line is above or below 50% of the aggregate Revolver Commitments, as defined in the Second A/R Loan Agreement. The Applicable Margin ranges from 0.00% to 0.50% for base rate loans and from 1.25% to 1.75% for LIBOR loans, and is determined based on Average Availability for the most recent fiscal quarter, as defined in the Second A/R Loan Agreement.

Up to $30.0 million of the Revolving Facility is available for the issuance of letters of credit, and any such issuance of letters of credit will reduce the amount available for loans under the Revolving Facility. Loans under the Revolving Facility are limited by a borrowing base which is equal to the lesser of (a) the aggregate amount of Revolver Commitments minus each of the LC Reserve, the Senior Notes Availability Reserve, and the Tax Amount, all as defined in the Second A/R Loan Agreement and (b) the sum of (i) 90% of the face amount of eligible accounts receivable (reduced to 85% under certain circumstances), (ii) the lesser of (x) 70% of the value of eligible inventory or (y) 90% of the product of (A) the net orderly liquidation value of inventory divided by the value of the inventory and (B) multiplied by the value of eligible inventory, (iii) (w) 85% of the net orderly liquidation value (as determined by the most recent appraisal) of eligible trucks plus (x) 80% of the cost of eligible trucks that have been acquired since the date of the latest appraisal of eligible trucks minus (y) 85% of the net orderly liquidation value of eligible trucks that have been sold since the date of the latest appraisal minus (z) 85% of the depreciation amount applicable to eligible trucks, and (iv) (x) 85% of the net orderly liquidation value (as determined by the most recent appraisal) of eligible machinery minus (y) 85% of the net orderly liquidation value of eligible machinery that have been sold since the date of the latest appraisal minus (z) 85% of the depreciation amount applicable to eligible machinery, (v) minus the Availability Reserve and minus (vi) the Tax Amount, each as defined in the Second A/R Loan Agreement; provided that, notwithstanding anything herein to the contrary, in determining the borrowing base pursuant to this clause (b), the borrowing base attributable to the eligible trucks and eligible machinery set forth in clauses (b)(iii) and (iv) above shall not exceed 30.0% of the borrowing base as of such date of determination. The Agent may, in its permitted discretion, reduce the advance rates set forth above, adjust reserves or reduce one or more of the other elements used in computing the borrowing base.

The Second A/R Loan Agreement contains usual and customary negative covenants including, but not limited to, restrictions on our ability to consolidate or merge; substantially change the nature of our business; sell, lease or otherwise transfer any of our assets; create or incur indebtedness; create liens; pay dividends or make other distributions; make loans; prepay certain indebtedness; and make investments or acquisitions. The negative covenants are subject to certain exceptions as specified in the Second A/R Loan Agreement. The Second A/R Loan Agreement also requires that we, upon the occurrence of certain events, maintain a fixed charge coverage ratio of at least 1.0 to 1.0 for each period of 12 calendar months, as determined in accordance with the Second A/R Loan Agreement. For the trailing 12-month period ended March 31, 2017, our fixed charge coverage ratio was 2.97 to 1.0. As of March 31, 2017, we were in compliance with all covenants under the Second A/R Loan Agreement.

The Second A/R Loan Agreement also includes customary events of default, including, among other things, payment default, covenant default, breach of representation or warranty, bankruptcy, cross-default, material ERISA events, change of control, material money judgments and failure to maintain subsidiary guarantees.

Each of our subsidiaries that will guarantee the notes is a co-borrower or a guarantor under the Second A/R Loan Agreement. The Second A/R Loan Agreement is secured by a first-priority lien on substantially all of the personal property of the Company and our guarantors, including inventory (including as-extracted collateral), accounts receivable, certain specified mixer trucks, general intangibles, instruments, documents, chattel paper, cash, deposit accounts, securities accounts, commodities accounts, letter of credit rights and all supporting obligations and related books and records and all proceeds and products of the foregoing, subject to permitted liens and certain exceptions.

Capital Leases and Equipment Promissory Notes

We have promissory notes, including those assumed from acquired businesses, with various lenders for the purchase of mixer trucks and other machinery and equipment in an aggregate principal amount of $33.9 million, with fixed annual interest rates ranging from 2.50% to 4.86%, payable monthly for terms ranging from less than one to five years. We have lease agreements with various other lenders for the purchase of mixer trucks and other machinery and equipment for a total principal amount of $53.7 million, with fixed annual interest rates ranging from less than 0.01% to 5.24%, payable monthly for terms ranging from two to five years. The lease terms include one dollar buyout options at the end of the lease terms. Accordingly, these financings have been classified as capital leases.

DESCRIPTION OF THE EXCHANGE NOTES

Description of the notes

U.S. Concrete, Inc. previously issued $400 million aggregate principal amount of its 6.375% senior notes due 2024 (the “Initial Notes”) and $200 million aggregate principal amount of the Company’s 6.375% senior notes due 2024 (the “New Notes,” and together with the Initial Notes, the Exchange Notes and any Additional Notes (as defined below), the “Notes ”). Upon issuance of the New Notes, there was an outstanding aggregate principal amount of $600,000,000 of 6.375% Senior Notes due 2024. The New Notes are part of the same issue as the Initial Notes, and the Initial Notes and New Notes are treated as one class under the Indenture (as defined below), including for purposes of voting, redemptions and offers to purchase. The New Notes have terms identical to those of the Initial Notes, other than with respect to the date of issuance, the issue price, the first interest payment and the provisions related to transfer restrictions and registrations rights. The Initial Notes and the New Notes were issued, and the Exchange Notes will be issued, under an Indenture (the “Indenture”) among the Company, the Subsidiary Guarantors (as defined below) and U.S. Bank National Association, as Trustee (the “Trustee”). The terms of the Exchange Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act.

The terms of the Exchange Notes to be issued are identical in all material respects to the terms of the New Notes, except that the Exchange Notes will not contain transfer restrictions, registration rights or provisions for additional interest. The Exchange Notes will not represent new indebtedness of the Company. Upon the consummation of the exchange offer, the Exchange Notes will have the same CUSIP and ISIN numbers as the Initial Notes and will be fungible with the Initial Notes.

Certain terms used in this description are defined under the subheading “—Certain Definitions.” In this description, the words “Company,” “we” and “our” refer only to U.S. Concrete, Inc., a Delaware corporation, and not to any of its subsidiaries.

The following description is only a summary of the material provisions of the Indenture . We urge you to read the Indenture because it, not this description, define your rights as Holders of these Notes. You may request copies of these agreements at our address set forth under the heading “Where You Can Find More Information.”

Brief description of the notes

The Notes are and will be:

•	senior unsecured obligations of the Company;

•	effectively subordinated to all existing and future secured Indebtedness (including the Credit Agreement) of the Company to the extent of the value of the collateral owned by the Company securing such Indebtedness;

•	senior in right of payment to any future Subordinated Obligations of the Company;

•	pari passu in right of payment with any existing and future Senior Indebtedness (including the Credit Agreement) of the Company;

•	guaranteed by each Subsidiary Guarantor; and

•	structurally subordinated to all existing and future Indebtedness and other claims and liabilities, including preferred stock, of the Subsidiaries of the Company that are not Subsidiary Guarantors.

The Notes and the Indenture are, jointly and severally, unconditionally guaranteed on a senior unsecured basis by all of the Subsidiary Guarantors. See “—Guarantees.”

Each Subsidiary Guarantee (as defined below) of a Subsidiary Guarantor is:

•	a senior unsecured obligation of such Subsidiary Guarantor;

•	effectively subordinated to all existing and future secured Indebtedness of such Subsidiary Guarantor, to the extent of the value of the collateral owned by such Subsidiary Guarantor securing such Indebtedness;

•	senior in right of payment to all future Subordinated Obligations of such Subsidiary Guarantor;

•	pari passu in right of payment with any existing and future Senior Indebtedness of such Subsidiary Guarantor (including the Credit Agreement and guarantees thereof, as applicable) of such Subsidiary Guarantor; and

•	structurally subordinated to any existing and future Indebtedness and other liabilities, including Preferred Stock, of each Subsidiary of such Subsidiary Guarantor that is not a Subsidiary Guarantor.

Principal, Maturity and Interest

Upon completion of this exchange offer, the Company will issue up to $200.0 million aggregate principal amount of the Exchange Notes. The Company will issue the Exchange Notes in minimum denominations of $2,000 and any greater integral multiple of $1,000.

The Notes will mature on June 1, 2024. Subject to our compliance with the covenant described under the subheading “—Certain Covenants—Limitation on Indebtedness”, we are permitted to issue more Notes from time to time (the “Additional Notes”) if such Additional Notes are fungible with the Notes for Federal income tax purposes. The Initial Notes, the New Notes, the Exchange Notes and the Additional Notes, if any, will be treated as a single class under the Indenture, including waivers, amendments, redemptions and offers to purchase.

Interest on the Exchange Notes will accrue at the rate of 6.375% per annum and is payable semiannually in arrears on June 1 and December 1, commencing June 1, 2017. We will make each interest payment to the Holders of record of these Notes on the immediately preceding May 15 and November 15. We will pay interest on overdue principal at 1% per annum in excess of the above rate and will pay interest on overdue installments of interest at such higher rate to the extent lawful.

Interest on each Exchange Note will accrue from the last interest payment date on which interest was paid on the New Note surrendered in exchange therefor, or, if no interest has been paid on such New Note, from December 1, 2016. Accrued interest on the New Notes was paid by purchasers of the New Notes from December 1, 2016 to the date of the issuance of the New Notes. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Optional Redemption

Except as set forth below and under the heading “Change of Control”, we are not and will not be entitled to redeem the Notes.

On and after June 1, 2019, we will be entitled at our option, on one or more occasions, to redeem all or a portion of the Notes, at the redemption prices (expressed in percentages of principal amount on the redemption date), plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on June 1 of the years set forth below:

Period	Redemption Price
2019	104.781%
2020	103.188%
2021	101.594%
2022 and thereafter	100.000%

In addition, any time prior to June 1, 2019, we will be entitled at our option on one or more occasions to redeem Notes (which includes Additional Notes, if any) in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the Notes (which includes Additional Notes, if any) originally issued at a redemption price (expressed as a percentage of principal amount) of 106.375%, plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), with cash in an amount equal to the net cash proceeds from one or more Qualified Equity Offerings; provided, however, that

(1)	at least 65% of such aggregate principal amount of Notes (which includes Additional Notes, if any) remains outstanding immediately after the occurrence of each such redemption (other than Notes held, directly or indirectly, by the Company or its Affiliates); and

(2)	each such redemption occurs within 90 days after the date of the related Qualified Equity Offering.

Prior to June 1, 2019, we will be entitled at our option, on one or more occasions, to redeem all or a portion of the Notes at a redemption price equal to 100% of the principal amount of the Notes plus the Applicable Premium as of, and accrued and unpaid interest to, the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date).

Selection and Notice of Redemption

If we are redeeming less than all the Notes at any time, the Trustee will select Notes (a) if the Notes are listed on any national securities exchange, in compliance with the requirements of such exchange, (b) if the Notes are held by DTC (as defined below) and DTC prescribes a method of selection, in accordance with the procedures of DTC and (c) on a pro rata basis to the extent practicable.

We will redeem Notes of $2,000 or less in whole and not in part. We will cause notices of redemption to be sent at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address, except that redemption notices may be sent more than 60 days prior to the redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture. Any inadvertent defect in the notice of redemption, including an inadvertent failure to give notice, to any Holder selected for redemption will not impair or affect the validity of the redemption of any other Note redeemed in accordance with provisions of the Indenture.

If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount thereof to be redeemed. We will issue a replacement Note in a principal amount equal to the unredeemed portion of the original Note in the name of the Holder upon cancelation of the original Note. Notes called for redemption become due on the date fixed for redemption; provided that any notice of redemption sent in connection with a Qualified Equity Offering, other securities offering or any other financing, or a transaction (or a series of related transactions) that constitutes a Change of Control, may be given, at our discretion, prior to the consummation thereof and be subject to one or more conditions precedent, including consummation of the related Qualified Equity Offering, securities offering or other financing or Change of Control, as applicable, in which case we may revoke such notice on or prior to the specified redemption date if any such condition is not or will not be satisfied. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

Mandatory Redemption; Offers to Purchase; Open Market Purchases

We are not required to make any mandatory redemption or sinking fund payments with respect to the Notes. However, under certain circumstances, we may be required to offer to purchase Notes as described under “—Change of Control” and “Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock.” We may at any time and from time to time purchase Notes in the open market or otherwise.

Ranking

Senior Indebtedness versus Notes

The Indebtedness evidenced by the Notes and the Subsidiary Guarantees is Senior Indebtedness of the Company or the applicable Subsidiary Guarantor, as the case may be, ranks equal in right of payment with all existing and future Senior Indebtedness of the Company and the Subsidiary Guarantors, as the case may be, and is effectively subordinated to all existing and future secured Indebtedness (including the Credit Agreement) of the Company and the Subsidiary Guarantors, as the case may be, to the extent of the value of the collateral owned by the Company and the Subsidiary Guarantors, as the case may be, securing such Indebtedness. The phrase “in right of payment” refers to the contractual ranking of a particular Obligation, regardless of whether an Obligation is secured.

Although the Indenture contains limitations on the amount of additional Indebtedness that the Company and the Restricted Subsidiaries may incur, under certain circumstances the amount of such Indebtedness, including secured Indebtedness, could be substantial. See “—Certain Covenants—Limitation on Indebtedness” and “—Certain Covenants—Limitation on Liens.”

Liabilities of Subsidiaries versus Notes

Substantially all of our operations are conducted through our Subsidiaries. As of the date hereof, all of our Subsidiaries will be Subsidiary Guarantors other than Heavy Materials, LLC and Spartan Products, LLC, both of which are USVI limited liability companies. As described below under “—Guarantees,” Subsidiary Guarantees may be released under certain circumstances. In addition, our future Subsidiaries may not be required to guarantee the Notes. Claims of creditors of such non-guarantor Subsidiaries, including trade creditors and creditors holding Indebtedness or Guarantees issued by such non-guarantor Subsidiaries, and claims of preferred stockholders of such non-guarantor Subsidiaries, generally will have priority with respect to the assets and earnings of such non-guarantor Subsidiaries over the claims of our creditors, including Holders of the Notes. Accordingly, the Notes are structurally subordinated to creditors (including trade creditors) and preferred stockholders, if any, of such non-guarantor Subsidiaries.

Although the Indenture limits the Incurrence of Indebtedness and preferred stock by certain of our Subsidiaries, such limitation is subject to a number of significant qualifications. Moreover, the Indenture does not impose any limitation on the incurrence by such Subsidiaries of liabilities that are not considered Indebtedness under the Indenture. See “—Certain Covenants—Limitation on Indebtedness.”

Guarantees

The Subsidiary Guarantors jointly and severally guarantee, on a senior unsecured basis, our obligations under the Notes and the Indenture. The obligations of each Subsidiary Guarantor under its Subsidiary Guarantee are designed to be limited as necessary to prevent that Subsidiary Guarantee from constituting a fraudulent conveyance under applicable law and, therefore, such Subsidiary Guarantee is specifically limited to an amount that such Subsidiary Guarantor could guarantee without such Subsidiary Guarantee constituting a fraudulent conveyance. This limitation, however, may not be effective to prevent such Subsidiary Guarantee from constituting a fraudulent conveyance. If a Subsidiary Guarantee is rendered voidable, it could be subordinated by a court to all other liabilities (including guarantees and other contingent liabilities) of the applicable Subsidiary Guarantor, and, depending on the amount of such liabilities, a Subsidiary Guarantor’s liability on its Subsidiary Guarantee could be reduced to zero. See “Risk Factors—Risks Related to the Exchange Notes and the Exchange Offer Federal and state fraudulent transfer laws may allow a court, under specific circumstances, to void the guarantees and, if that occurs, you may not receive any payments on the Notes.”

Each Subsidiary Guarantor that makes a payment under its Subsidiary Guarantee will be entitled upon payment in full of all guaranteed obligations under the Indenture to a contribution from each other Subsidiary

Guarantor in an amount equal to such other Subsidiary Guarantor’s pro rata portion of such payment based on the respective net assets of all the Subsidiary Guarantors at the time of such payment determined in accordance with GAAP.

As described below under “—Certain Covenants—Future Subsidiary Guarantors,” in certain circumstances we are required to cause certain of our Subsidiaries to enter into Guarantee Agreements and become Subsidiary Guarantors.

Pursuant to the Indenture, (A) a Subsidiary Guarantor may consolidate with, merge with or into, or transfer all or substantially all its assets to any other Person to the extent described under “—Certain Covenants—Merger and Consolidation” and (B) the Capital Stock of a Subsidiary Guarantor may be sold or otherwise disposed of to any other Person to the extent described below under “—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock.”

The Subsidiary Guarantee of a Subsidiary Guarantor will be released:

(1)	upon the sale, transfer or other disposition (including by way of consolidation or merger) of such Subsidiary Guarantor, including the sale or disposition of Capital Stock of such Subsidiary Guarantor following which such Subsidiary Guarantor is no longer a Subsidiary;

(2)	upon the sale, transfer or other disposition of all or substantially all the assets of such Subsidiary Guarantor;

(3)	upon the designation of such Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with the terms of the Indenture;

(4)	upon the release or discharge of the Indebtedness that would have required such Subsidiary Guarantor to enter into a Guarantee Agreement pursuant to the covenant described under “—Certain Covenants—Future Subsidiary Guarantors” other than a release or discharge by or as a result of the payment of such Indebtedness; or

(5)	if we exercise our legal defeasance option or our covenant defeasance option as described under “—Defeasance” or if our obligations under the Indenture are discharged in accordance with the terms of the Indenture as described under “—Satisfaction and Discharge”;

provided, however, that in the case of clauses (1) and (2) above, (i) such sale, transfer or other disposition is made to a Person other than the Company or an Affiliate of the Company, (ii) such sale, transfer or other disposition is otherwise permitted by the Indenture and (iii) the Company provides an Officers’ Certificate to the Trustee to the effect that the Company will comply with its obligations under the covenant described under “—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock” in respect of such sale, transfer or other disposition.

Book-Entry, Delivery and Form

The Exchange Notes will be issued initially only in the form of one or more global notes (collectively, the “Global Notes”).The Global Notes will be deposited upon issuance with the Trustee as custodian for The Depository Trust Company (“DTC”), in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for Notes in certificated form except in the limited circumstances described below. See “—Exchange of Global Notes for Certificated Notes.” Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of Notes in certificated form.

In addition, transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, which may change from time to time.

Depository procedures

The following description of the operations and procedures of DTC is provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

DTC has advised us that DTC is a limited-purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised us that, pursuant to procedures established by it:

(1)	upon deposit of the Global Notes, DTC will credit the accounts of Participants with portions of the principal amount of the Global Notes; and

(2)	ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Notes).

Investors in the Global Notes who are Participants in DTC’s system may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations which are Participants in such system. All interests in a Global Note may be subject to the procedures and requirements of DTC. The laws of some jurisdictions require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of an interest in the Global Notes will not have Notes registered in their names, will not receive physical delivery of Notes in certificated form and will not be considered the registered owners or “Holders” thereof under the Indenture for any purpose.

Payments in respect of the principal of, and interest and premium and additional interest, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered Holder under the Indenture. Under the terms of the Indenture, the Company and the Trustee will treat the Persons in whose names the Notes, including the Global Notes, are registered as the owners of the Notes for the purpose of receiving payments and for all other purposes. Consequently, none of the Company, the Trustee or any agent of the Company or the Trustee has or will have any responsibility or liability for:

(1)	any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

(2)	any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or the Company. Neither the Company nor the Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Notes, and the Company and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Transfers between Participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds.

DTC has advised the Company that it will take any action permitted to be taken by a Holder of Notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the Notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Notes, DTC reserves the right to exchange the Global Notes for Notes in certificated form, and to distribute such Notes to its Participants.

Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Notes among Participants, it is under no obligation to perform such procedures, and such procedures may be discontinued or changed at any time. Neither the Company nor the Trustee nor any of their respective agents will have any responsibility for the performance by DTC or its Participants or indirect Participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

A Global Note is exchangeable for certificated notes (“Certificated Notes”) if:

(1)	DTC (a) notifies the Company that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in each case, a successor depositary is not appointed;

(2)	the Company, at its option and subject to the procedures of DTC, notifies the Trustee in writing that it elects to cause the issuance of the Certificated Notes; or

(3)	there has occurred and is continuing a Default with respect to the Notes.

In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the Trustee by or on behalf of DTC in accordance with the Indenture. In all cases, Certificated

Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Exchange of Certificated Notes for Global Notes

Certificated Notes may not be exchanged for beneficial interests in any Global Note, except in the limited circumstances provided in the Indenture.

Same day settlement and payment

The Company will make payments in respect of the Notes represented by the Global Notes (including principal, premium, if any, interest and additional interest, if any) by wire transfer of immediately available funds to the accounts specified by the Global Note Holder. The Company will make all payments of principal, interest and premium and additional interest, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the Holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such Holder’s registered address. The Notes represented by the Global Notes are expected to be eligible to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such Notes will, therefore, be required by DTC to be settled in immediately available funds. The Company expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Change of Control

Upon the occurrence of any of the following events (each a “Change of Control”), each Holder shall have the right to require that the Company repurchase such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date):

(1)	any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (1) such person shall be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company (for the purposes of this clause (1), such person shall be deemed to beneficially own any Voting Stock of the Company held by any other person (the “parent entity”), if such person is the beneficial owner (as defined above in this clause (1)), directly or indirectly, of more than 50% of the voting power of the Voting Stock of such parent entity);

(2)	the adoption of a plan relating to the liquidation or dissolution of the Company; or

(3)	the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale of all or substantially all of the assets of the Company (determined on a consolidated basis) to another Person other than a transaction following which (A) in the case of a merger or consolidation transaction, holders of securities that represented 100% of the Voting Stock of the Company immediately prior to such transaction own directly or indirectly at least a majority of the voting power of the Voting Stock of the surviving Person in such merger or consolidation transaction immediately after such transaction and (B) in the case of a sale of assets transaction, each transferee becomes an obligor in respect of the Notes and a Subsidiary of the transferor of such assets.

Within 30 days following any Change of Control unless we have previously or concurrently sent a redemption notice with respect to all outstanding Notes as described under “—Optional Redemption,” we will send a notice to each Holder with a copy to the Trustee (the “Change of Control Offer”) stating:

(1)	that a Change of Control has occurred and that such Holder has the right to require us to purchase such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date);

(2)	the circumstances and relevant facts regarding such Change of Control (including information with respect to pro forma historical income, cash flow and capitalization, in each case after giving effect to such Change of Control);

(3)	the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is sent);

(4)	if such notice is delivered prior to the occurrence of a Change of Control, stating that the Change of Control Offer is conditional on the occurrence of such Change of Control, and, if applicable, stating that, in the Company’s discretion, the purchase date may be delayed until such time as any or all such conditions shall be satisfied, or that such purchase may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the purchase date, or by the purchase date as so delayed; and

(5)	the instructions, as determined by us, consistent with the covenant described hereunder, that a Holder must follow in order to have its Notes purchased.

The Credit Agreement may prohibit the Company from purchasing any Notes and may also provide that the occurrence of certain change of control events with respect to the Company constitute a default thereunder. In the event a Change of Control occurs at a time when the Company is prohibited from purchasing Notes, prior to providing the notice to the Holders of the Notes described in the preceding paragraph, but in any event within 30 days following any Change of Control, the Company covenants to:

(1)	repay in full all Indebtedness outstanding under the Credit Agreement and terminate all commitments thereunder or offer to repay in full all such Indebtedness and repay the indebtedness of each lender who has accepted such offer (and terminate such lender’s commitment); or

(2)	obtain the requisite consent under the Credit Agreement to permit the purchase of the Notes as described above.

The Company must first comply with the covenant described above before it will be required to purchase Notes in the event of a Change of Control, provided, however, that the Company’s failure to comply with the covenant described in the preceding sentence or to make a Change of Control Offer because of any such failure shall constitute a default described in clause (4) under “—Defaults” below (and not under clause (2) thereof). Such Default may, in turn, constitute a default under the Credit Agreement. As a result of the foregoing, a Holder of the Notes may not be able to compel the Company to purchase the Notes unless the Company is able at the time to refinance all Indebtedness outstanding under the Credit Agreement or obtain requisite consents under the Credit Agreement.

We are not required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by us and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer. A Change of Control Offer may be made in advance of a Change of Control, and may be conditional upon such Change of Control if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

We will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes as a result of a Change of

Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described hereunder, we will comply with the applicable securities laws and regulations and shall be deemed not to have breached our obligations under the covenant described hereunder by virtue of our compliance with such securities laws or regulations.

The Change of Control purchase feature of the Notes may in certain circumstances make more difficult or discourage a sale or takeover of the Company and, thus, the removal of incumbent management. The Change of Control purchase feature is a result of negotiations between the Company and the initial purchasers. We have no present intention to engage in a transaction involving a Change of Control, although it is possible that we could decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. The Indenture does not contain any covenants or provisions that may afford Holders of the Notes protection in the event of a highly leveraged transaction, other than restrictions on our ability to Incur additional Indebtedness contained in the covenants described under “—Certain Covenants—Limitation on Indebtedness” and “—Limitation on Liens.” However, such restrictions are subject to numerous exceptions, and can only be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding.

Future indebtedness that we may incur may contain prohibitions on the occurrence of certain events that would constitute a Change of Control or require the repayment or repurchase of such indebtedness upon a Change of Control. Moreover, the exercise by the Holders of their right to require us to repurchase their Notes could cause a default under such indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on us. Finally, our ability to pay cash to the Holders of Notes following the occurrence of a Change of Control may be limited by our then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases.

The definition of “Change of Control” includes the phrase “all or substantially all of the assets of the Company.” Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of the assets of the Company. As a result, it may be unclear as to whether a Change of Control has occurred and whether a Holder of Notes may require the Company to make an offer to repurchase the Notes as described above.

If Holders of not less than 90% in aggregate principal amount of the then outstanding Notes validly tender and do not withdraw such Notes in a Change of Control Offer and the Company, or any third party making a Change of Control Offer in lieu of the Company as described above, purchases all of the Notes validly tendered and not withdrawn by such Holders, the Company or such third party will have the right, upon not less than 30 days’ nor more than 60 days’ prior notice (provided that such notice is given not more than 30 days following the purchase pursuant to the Change of Control Offer described above) to redeem all Notes that remain outstanding following such purchase pursuant to the Change of Control Offer described above at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase of such remaining Notes (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date).

The provisions under the Indenture relative to our obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified with the written consent of the Holders of a majority in principal amount of the Notes.

Certain Covenants

The Indenture contains covenants including, among others, the following:

Limitation on Indebtedness

(a) The Company will not, and will not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; provided, however, that the Company or any Subsidiary Guarantor will be entitled to Incur Indebtedness if, on the date of such Incurrence and after giving effect thereto on a pro forma basis, the Consolidated Coverage Ratio exceeds 2.00 to 1.00 (any such Indebtedness Incurred pursuant to this clause (a) being herein referred to as “Coverage Indebtedness”).

(b) Notwithstanding the foregoing paragraph (a), the Company and the Restricted Subsidiaries will be entitled to Incur any or all of the following Indebtedness (any such Indebtedness Incurred pursuant to this clause (b) being herein referred to as “Permitted Indebtedness”):

(1)	Indebtedness Incurred by the Company or any Subsidiary Guarantor pursuant to one or more Credit Facilities; provided, however, that, after giving effect to any such Incurrence, the aggregate principal amount of all Indebtedness Incurred under, and then outstanding under, this clause (1) does not exceed the greater of (i) $350.0 million and (ii) the Borrowing Base at the time of such Incurrence;

(2)	Indebtedness owed to and held by the Company or a Restricted Subsidiary; provided, however, that (A) any subsequent issuance or transfer of any Capital Stock which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or a Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien (but not foreclosure thereon)) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the obligor thereon not permitted by this clause (2), (B) if the Company Incurs such Indebtedness owing to a Restricted Subsidiary that is not a Subsidiary Guarantor, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Notes and (C) if a Subsidiary Guarantor Incurs such Indebtedness owing to a Person that is not the Company or a Subsidiary Guarantor, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations of such Subsidiary Guarantor with respect to its Subsidiary Guarantee; provided further that nothing in the foregoing clause (B) or (C) shall prohibit the repayment of such Indebtedness at maturity or otherwise in compliance with the terms of the Indenture;

(3)	the Initial Notes and the Exchange Notes in respect thereof (excluding the New Notes and the Exchange Notes in respect thereof and any other Additional Notes);

(4)	Indebtedness outstanding on the Initial Notes Issue Date (other than Indebtedness described in clause (1), (2) or (3) of this covenant);

(5)

Indebtedness of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Subsidiary was acquired by the Company or a Restricted Subsidiary or secured by a Lien on an asset acquired by the Company or by a Restricted Subsidiary (other than Indebtedness Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary or such asset was so acquired); provided, however, that (i) on the date of such acquisition and after giving pro forma effect thereto, the Company would have been entitled to Incur at least $1.00 of Coverage Indebtedness pursuant to paragraph (a) of this covenant or the Consolidated Coverage Ratio is greater than the Consolidated Coverage Ratio immediately prior to giving effect to such transaction, and (ii) the Company may, if it so elects, treat as Indebtedness outstanding on the date of acquisition of any such Restricted Subsidiary the amount of any undrawn commitment to fund Indebtedness that such Restricted Subsidiary was entitled to borrow immediately prior to the time of such acquisition; provided that, in connection with any such election, such undrawn commitment shall be treated as outstanding Indebtedness for all purposes under the Indenture, including for purposes of calculating the

Consolidated Coverage Ratio (including in clause (a) above), for so long as such commitment remains outstanding;

(6)	Refinancing Indebtedness in respect of any Coverage Indebtedness or any Permitted Indebtedness Incurred pursuant to clause (3), (4), (5), this clause (6), (11) or (17); provided, however, that to the extent such Refinancing Indebtedness directly or indirectly Refinances Indebtedness of a Subsidiary Incurred pursuant to clause (5), such Refinancing Indebtedness shall be Incurred only by such Subsidiary, the Company or the Company and such Subsidiary;

(7)	Hedging Obligations incurred in the ordinary course of business designed to manage interest rates or interest rate risk, to protect against fluctuations in currency exchange rates or to manage commodity prices, and not for the purpose of speculation;

(8)	obligations in respect of worker’s compensation claims, self-insurance obligations, performance, bid and surety bonds, indemnity, judgment, appeal, advance payment, customs, tax or other guarantees or bonds or other similar bonds, instruments or obligations and completion guarantees and warranties provided by the Company or any Restricted Subsidiary or relating to liabilities, obligations or guarantees Incurred in the ordinary course of business;

(9)	Indebtedness arising (i) from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of its Incurrence and (ii) in connection with endorsement of instruments for deposit in the ordinary course of business;

(10)	the Guarantee by the Company or any Subsidiary Guarantor of Indebtedness of the Company or any Subsidiary Guarantor that was permitted to be Incurred by another provision of this covenant; provided, however, that if the Indebtedness being guaranteed is subordinated to the Notes, then the Guarantee thereof Incurred pursuant to this clause (10) shall be subordinated to the same extent as the Indebtedness being Guaranteed;

(11)	Purchase Money Indebtedness Incurred to finance the acquisition by the Company or a Restricted Subsidiary of assets in the ordinary course of business, in an aggregate principal amount which, on the date of such Incurrence, when added together with the amount of Indebtedness previously Incurred pursuant to this clause (11) and then outstanding under this clause (11), does not exceed the greater of $40.0 million and 12.0% of Consolidated Net Tangible Assets at the time of Incurrence;

(12)	indemnification, adjustment of purchase price, earn-out or similar obligations, in each case, Incurred or assumed in connection with the acquisition or disposition of any business or assets of the Company or any Restricted Subsidiary or Capital Stock of a Restricted Subsidiary, other than Guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Capital Stock for the purpose of financing any such acquisition; provided that, in the case of a disposition, the maximum aggregate liability in respect of all such obligations outstanding under this clause (12) shall at no time exceed the gross proceeds actually received by the Company and the Restricted Subsidiaries in connection with such disposition;

(13)	Indebtedness of the Company or any Restricted Subsidiary incurred in the ordinary course of business under guarantees of Indebtedness of suppliers, licensees, franchisees or customers in an aggregate amount not to exceed $5.0 million at any time outstanding;

(14)	Indebtedness Incurred by the Company or any Restricted Subsidiary consisting of obligations to pay insurance premiums in an amount not to exceed the annual premiums in respect of such insurance premiums at any one time outstanding;

(15)	Indebtedness Incurred by the Company or any Restricted Subsidiary related to unfunded pension fund and other employee benefit plan obligations and liabilities to the extent they are permitted to remain unfunded under applicable law;

(16)	Indebtedness of the Company or a Restricted Subsidiary in an aggregate principal amount which, when taken together with all other Indebtedness Incurred pursuant to, and outstanding on the date of such Incurrence under, this clause (16) does not exceed the greater of $50.0 million and 15.0% of Consolidated Net Tangible Assets at the time of Incurrence;

(17)	Acquired Indebtedness of Persons that are merged into or consolidated with the Company or any Restricted Subsidiary in accordance with clause (a) of “—Certain Covenants—Merger and Consolidation” (other than Indebtedness Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, any such transaction or series of transactions) provided, however, the Company may, if it so elects, treat as Indebtedness outstanding on the date of such merger or consolidation the amount of any undrawn commitment to fund Indebtedness that such other Person was entitled to borrow immediately prior to the time of such merger; provided that, in connection with any such election, such undrawn commitment shall be treated as outstanding Indebtedness for all purposes under the Indenture, including for purposes of calculating the Consolidated Coverage Ratio (including in clause (a)(3) under “—Certain Covenants—Merger and Consolidation”), for so long as such commitment remains outstanding;

(18)	Indebtedness of the Issuer or any Restricted Subsidiary supported by one or more letters of credit issued under a Credit Facility in accordance with clause (1); provided that such Indebtedness is in a principal amount not in excess of the stated amount of such letter(s) of credit;

(19)	Indebtedness issued by the Company or any Restricted Subsidiary to current or former officers, directors, consultants and employees thereof, their respective estates, spouses or former spouses, in each case, to finance the purchase or redemption of Capital Stock of the Company or any of its Subsidiaries permitted by clause (b)(4) of the second paragraph under “—Certain Covenants—Limitation of Restricted Payments” in an amount not to exceed $2.0 million at any time outstanding; and

(20)	Indebtedness of Foreign Subsidiaries in an aggregate principal amount which, when taken together with all other Indebtedness Incurred pursuant to, and outstanding on the date of such Incurrence under, this clause (20) does not exceed $25.0 million.

(c) Notwithstanding the foregoing, neither the Company nor any Subsidiary Guarantor will Incur any Indebtedness pursuant to the foregoing paragraph (b) if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations of the Company or any Subsidiary Guarantor unless either (i) such Indebtedness shall be subordinated to the Notes or the applicable Subsidiary Guarantee to at least the same extent as such Subordinated Obligations or (ii) such Refinancing shall constitute a Restricted Payment made pursuant to clause (a) of the covenant described under “—Certain Covenants—Limitation on Restricted Payments” that reduces the amount available for Restricted Payments under clause (a)(3) of such covenant by the principal amount of such Subordinated Obligations.

(d) For purposes of determining compliance with this covenant:

(1)	any Indebtedness outstanding on the Initial Notes Issue Date under the Credit Agreement after the application of the net proceeds from the sale of the Initial Notes will be treated as Incurred on the Initial Notes Issue Date under clause (1) of paragraph (b) above;

(2)	in the event that an item of Indebtedness (or any portion thereof) meets the criteria of more than one of the types of Indebtedness described above, the Company, in its sole discretion, will classify such item of Indebtedness (or any portion thereof) at the time of Incurrence and will only be required to include the amount and type of such Indebtedness in one of the above clauses;

(3)	the Company will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described above and, in that connection, the Company will be entitled to treat a portion of such Indebtedness as Coverage Indebtedness and the balance of such Indebtedness as an item or items of Permitted Indebtedness; and

(4)	any Indebtedness originally classified as Incurred pursuant to paragraph (a) above or one of the clauses in paragraph (b) above (other than Indebtedness described in clause (1) of this paragraph (d), if any) may later be reclassified from time to time by the Company such that it will be deemed as having been Incurred as Coverage Indebtedness pursuant to paragraph (a) above or as Indebtedness permitted pursuant to another clause in paragraph (b) above, as applicable, to the extent that such reclassified Indebtedness could be Incurred pursuant thereto at the time of such reclassification.

(e) For purposes of determining compliance with any U.S. dollar denominated restriction on the Incurrence of Indebtedness or any other covenant, limitation or ratio in the Indenture, the U.S. dollar equivalent principal amount of Indebtedness denominated in a foreign currency shall be utilized, calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred. Notwithstanding any other provision of the Indenture, the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may Incur pursuant to this “Limitation on Indebtedness” covenant shall not be deemed to be exceeded, nor shall any other covenant, limitation or ratio in the Indenture be deemed to be breached or exceeded, solely as a result of fluctuations in exchange rates or currency values.

Limitation on Restricted Payments

(a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, make a Restricted Payment if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

(1)	a Default shall have occurred and be continuing (or would result therefrom);

(2)	the Company is not entitled to Incur an additional $1.00 of Coverage Indebtedness pursuant to the covenant described under—Limitation on Indebtedness”; or

(3)	the aggregate amount of such Restricted Payment and all other Restricted Payments since the Initial Notes Issue Date would exceed the sum of (without duplication):

(A)	50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from April 1, 2016 to the end of the most recent fiscal quarter ending at least 45 days prior to the date of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit); plus

(B)	100% of the aggregate Net Cash Proceeds or Fair Market Value of any asset (other than cash) received by the Company either (x) from the issuance or sale of its Qualified Capital Stock subsequent to the Initial Notes Issue Date or (y) as a contribution in respect of its Qualified Capital Stock from its shareholders subsequent to the Initial Notes Issue Date, but excluding in each case any Net Cash Proceeds (1) from Excluded Contributions, (2) that are used to redeem Notes in accordance with the third paragraph under “—Optional redemption” and (3) from sales to a Subsidiary of the Company or to an employee stock ownership plan or a trust established by the Company or any of its Subsidiaries for the benefit of their employees; plus

(C)	the amount by which the principal amount of Indebtedness of the Company (other than Indebtedness owing to a Subsidiary) is reduced upon the conversion or exchange subsequent to the Initial Notes Issue Date of any Indebtedness of the Company convertible or exchangeable for Qualified Capital Stock of the Company (less the amount of any cash, or the fair value of any other property, distributed by the Company upon such conversion or exchange); provided, however, that the foregoing amount shall not exceed the Net Cash Proceeds received by the Company or any Restricted Subsidiary from the sale of such Indebtedness (excluding Net Cash Proceeds (i) to the extent constituting Excluded Contributions and (ii) from sales to a Subsidiary of the Company or to an employee stock ownership plan or a trust established by the Company or any of its Subsidiaries for the benefit of their employees); plus

(D)	an amount equal to the sum of (x) the aggregate amount of cash and the Fair Market Value of any asset (other than cash) received by the Company or any Restricted Subsidiary subsequent to the

Initial Notes Issue Date with respect to Investments (other than Permitted Investments) made by the Company or any Restricted Subsidiary in any Person (other than the Company or any Restricted Subsidiary) and resulting from repurchases, repayments or redemptions of such Investments or repayments of loans or advances and releases of guarantees that constitute such Investments, in each case, by any Person, and dividends or other distributions or payments with respect to, and proceeds realized on the sale of, such Investments, and (y) in the event that the Company redesignates an Unrestricted Subsidiary to be a Restricted Subsidiary, the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary (other than to the extent the Company’s Investment in such Unrestricted Subsidiary constituted a Permitted Investment); provided, however, that the foregoing sum shall not exceed, in the case of any such Person or Unrestricted Subsidiary, the amount of Investments (excluding Permitted Investments) previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary.

(b) The preceding provisions will not prohibit:

(1)	any Restricted Payment made out of the Net Cash Proceeds of the substantially concurrent sale of, or made by conversion or exchange for, or for consideration consisting only of, Qualified Capital Stock of the Company or a substantially concurrent cash capital contribution received by the Company from its shareholders with respect to its Qualified Capital Stock; provided however, that (A) such Restricted Payment shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale or such cash capital contribution (to the extent so used for such Restricted Payment) shall be excluded from the calculation of amounts under clause (3)(B) of paragraph (a) above;

(2)	any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations of the Company or a Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent Incurrence of, Indebtedness of such Person which is permitted to be Incurred pursuant to the covenant described under “—Limitation on Indebtedness”; provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments, except any such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value made after the Initial Notes Issue Date in connection with a Refinancing of Indebtedness pursuant to clause (c)(ii) under “—Certain Covenants—Limitation on Indebtedness” shall be included in the calculation of the amount of Restricted Payments;

(3)	the payment of any dividend, distribution or redemption of any Capital Stock or Subordinated Obligations within 60 days after the date of declaration thereof or call for redemption if, at such date of declaration or call for redemption, such payment or redemption was permitted by the provisions of paragraph (a) of this covenant (the declaration of such payment will be deemed a Restricted Payment under paragraph (a) of this covenant as of the date of declaration and the payment itself will be deemed to have been paid on such date of declaration and will not also be deemed a Restricted Payment under paragraph (a) of this covenant); provided, however, that any Restricted Payment made in reliance on this clause (3) shall reduce the amount available for Restricted Payments pursuant to clause (a)(3) above only once;

(4)

so long as no Default has occurred and is continuing, the purchase, redemption or other acquisition of shares of Capital Stock of the Company or any of its Subsidiaries from then current or former officers, employees, directors or consultants of the Company or any of its Subsidiaries (or permitted transferees of such individuals), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such Capital Stock; provided, however, that the aggregate amount of such Restricted Payments (excluding amounts representing cancelation of Indebtedness) shall not exceed (a) $5.0 million in any calendar year (with any unused amounts being available to be used in the following calendar year, but not in any succeeding calendar year) plus (b) the net cash proceeds of any “key-man” life insurance policies that have not been applied to the payment of Restricted Payments pursuant to this clause (4); provided further, however, that such Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments;

(5)	the declaration and payments of dividends on Disqualified Stock issued pursuant to the covenant described under “—Limitation on Indebtedness”; provided, however, that, at the time of payment of such dividend, no Default shall have occurred and be continuing (or result therefrom); provided further, however, that such dividends shall be excluded in the calculation of the amount of Restricted Payments;

(6)	repurchases, redemptions and other acquisitions and retirements of Capital Stock (i) deemed to occur upon exercise of stock options or other similar stock-based awards under equity plans, warrants or other Capital Stock if such Capital Stock represents a portion of the exercise price of such options, other similar stock-based awards under equity plans, warrants or other Capital Stock or (ii) in connection with a gross up for tax withholding related to such Capital Stock; provided, however, that such Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments;

(7)	cash payments in lieu of the issuance of fractional shares or upon the purchase, redemption or other acquisition of fractional shares, including in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock of the Company or any share dividend, distribution, share split, reverse share split, merger, consolidation, amalgamation or other business combination of the Company, in each case, permitted by the Indenture; provided, however, that any such cash payment shall not be for the purpose of evading the limitation of the covenant described under this subheading (as determined in good faith by the Board of Directors); provided further, however, that such payments shall be excluded in the calculation of the amount of Restricted Payments;

(8)	any payment, purchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations, Disqualified Stock or Preferred Stock of the Company or any Subsidiary Guarantor (i) from Net Available Cash to the extent permitted under “—Limitation on Sales of Assets and Subsidiary Stock” below, but only if the Company shall have first complied with the terms described under “—Limitation on Sales of Assets and Subsidiary Stock” and purchased all Notes tendered pursuant to any offer to repurchase all the Notes required thereby, prior to purchasing, repurchasing, redeeming, defeasing or otherwise acquiring or retiring such Subordinated Obligations, Disqualified Stock or Preferred Stock or (ii) to the extent required by the agreement governing such Subordinated Obligations, Disqualified Stock or Preferred Stock, following the occurrence of a Change of Control (or other similar event described therein as a “change of control”), but only if the Company shall have complied with the terms described under “—Change of Control” and purchased all Notes tendered pursuant to the offer to repurchase all the Notes required thereby, prior to purchasing, repurchasing, redeeming, defeasing or otherwise acquiring or retiring such Subordinated Obligations, Disqualified Stock or Preferred Stock; provided, however, that such payments, purchases, redemptions, defeasances or other acquisitions or retirements made after the Initial Notes Issue Date shall be included in the calculation of the amount of Restricted Payments;

(9)	payments of intercompany subordinated Permitted Indebtedness, the Incurrence of which was permitted under clause (2) of paragraph (b) of the covenant described under “—Limitation on Indebtedness; provided, however, that no Default has occurred and is continuing or would otherwise result therefrom; provided further, however, that such payments shall be excluded in the calculation of the amount of Restricted Payments;

(10)	any other Restricted Payment in an amount which, when taken together with all Restricted Payments made pursuant to this clause (10), does not exceed the greater of (i) $15.0 million and (ii) 4.5% of

Consolidated Net Tangible Assets; provided, however, that (A) at the time of each such Restricted Payment, no Default shall have occurred and be continuing (or result therefrom) and (B) such Restricted Payment made after the Initial Notes Issue Date shall be included in the calculation of the amount of Restricted Payments;

(11)	Restricted Payments in an amount that does not exceed the amount of Excluded Contributions made since the Initial Notes Issue Date; provided that such payments shall be excluded in the calculation of the amount of Restricted Payments;

(12)	the distribution, by dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Company or any Restricted Subsidiary by, Unrestricted Subsidiaries (other than Unrestricted Subsidiaries, the primary assets of which are cash or Temporary Cash Investments); provided, however, that such payments shall be excluded in the calculation of the amount of Restricted Payments; and

(13)	Restricted Payments in respect of the Company’s repurchase or other acquisition or retirement of warrants existing as of the Initial Notes Issue Date with respect to its Capital Stock; provided, however, that (A) the aggregate amount of such Restricted Payments shall not exceed $15.0 million and (B) such Restricted Payments made after the Initial Notes Issue Date shall be included in the calculation of the amount of Restricted Payments.

If any Person in which an Investment is made, which Investment constitutes a Restricted Payment when made, thereafter becomes a Restricted Subsidiary in accordance with the Indenture, all such Investments previously made in such Person shall no longer be counted as Restricted Payments for purposes of calculating the amount of Restricted Payments pursuant to clause (a)(3) of this covenant.

Limitation on Restrictions on Distributions from Restricted Subsidiaries

The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock to the Company or a Restricted Subsidiary or pay any Indebtedness owed to the Company (it being understood that the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on Capital Stock shall be deemed to not be a restriction on the ability to pay dividends or make other distributions on Capital Stock), (b) make any loans or advances to the Company or (c) transfer any of its property or assets to the Company, except:

(1)	with respect to clauses (a), (b) and (c),

(A)	any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Initial Notes Issue Date, including the Credit Agreement as in effect on the Initial Notes Issue Date;

(B)	any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company) and outstanding on such date;

(C)

any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (A) or (B) of clause (1) of this covenant or this clause (C) or contained in any amendment to an agreement referred to in clause (A) or (B) of clause (1) of this covenant or this clause (C); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such refinancing agreement or amendment are not materially less favorable, taken as a whole, to the Company (as determined by the Board of Directors in its reasonable and good faith judgment) than encumbrances and restrictions with respect to such Restricted Subsidiary contained in such predecessor agreements;

(D)	any encumbrance or restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary (including by merger or consolidation) pending the closing of such transaction;

(E)	any encumbrance or restriction pursuant to applicable law, rule, regulation or order;

(F)	restrictions on cash, cash equivalents, Temporary Cash Investments or other deposits or net worth imposed under contracts entered into in the ordinary course of business, including such restrictions imposed by customers or insurance, surety or bonding companies;

(G)	any encumbrance or restriction with respect to a Foreign Subsidiary entered into the ordinary course of business or pursuant to the terms of Indebtedness that was Incurred by such Foreign Subsidiary in compliance with the terms of the Indenture;

(H)	provisions contained in any license, permit or other accreditation with a regulatory authority entered into in the ordinary course of business;

(I)	provisions in agreements or instruments that prohibit the payment or making of dividends or other distributions other than on a pro rata basis;

(J)	customary supermajority voting provisions and other customary provisions with respect to the disposition or distribution of assets, each contained in corporate charters, bylaws, stockholders’ agreements, limited liability company agreements, partnership agreements, joint venture agreements and other similar agreements entered in the ordinary course of business of the Company and its Restricted Subsidiaries; and

(K)	encumbrances or restrictions existing under or by reason of other Indebtedness (including Hedging Obligations), Disqualified Stock or Preferred Stock permitted to be Incurred subsequent to the Initial Notes Issue Date pursuant to the provisions of the covenant described under “—Limitation on Indebtedness” and either (1) the provisions relating to such encumbrance or restriction contained in such Indebtedness are not materially less favorable to the Company, taken as a whole, as determined by the Board of Directors in good faith, than the provisions contained in the Credit Agreement as in effect on the Initial Notes Issue Date or (2) any such encumbrance or restriction contained in such Indebtedness does not prohibit (except upon a default or an event of default thereunder) the payment of dividends in an amount sufficient, as determined by the Board of Directors in good faith, to make scheduled payments of cash interest on the Notes when due;

(2)	with respect to clause (c) only,

(A)	any encumbrance or restriction consisting of customary nonassignment provisions in leases, licenses or similar agreements to the extent such provisions restrict the transfer of the lease, license or similar agreement or the property subject thereto;

(B)	any encumbrance or restriction contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restriction restricts the transfer of the property subject to such security agreements or mortgages;

(C)	pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Company or any Restricted Subsidiary; and

(D)	encumbrances and restrictions contained in contracts entered into in the ordinary course of business not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value, property or assets of the Company or any Restricted Subsidiary in any manner material to the Company and its Restricted Subsidiaries taken as a whole.

In each case set forth above, notwithstanding any stated limitation on the assets or property that may be subject to such encumbrance or restriction, an encumbrance or restriction on a specified asset or property or group or type of assets or property may also apply to all improvements, repairs, additions, attachments and accessions thereto, assets and property affixed or appurtenant thereto, parts, replacements and substitutions therefor, and all products and proceeds thereof, including dividends, distributions, interest and increases in respect thereof.

Limitation on Sales of Assets and Subsidiary Stock

(a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Disposition unless:

(1)	the Company or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the Fair Market Value (including as to the value of all non-cash consideration) of the shares and other assets subject to such Asset Disposition (in each case, such Fair Market Value to be determined on the date of contractually agreeing to such Asset Disposition);

(2)	at least 75% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash or Temporary Cash Investments;

(3)	if and to the extent that the Company so elects, the Net Available Cash from such Asset Disposition may be applied by the Company (or such Restricted Subsidiary, as the case may be) within 365 days of the receipt of such Net Available Cash:

(i) to prepay, repay or purchase Senior Indebtedness; provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to this clause (i), the Company or such Restricted Subsidiary shall permanently retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased; provided further that if the Company or such Restricted Subsidiary shall so reduce any unsecured Senior Indebtedness, the Company will equally and ratably reduce Indebtedness under the Notes by making an offer to all Holders of the Notes to purchase at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, the pro rata principal amount of the Notes, such offer to be conducted in accordance with the procedures set forth below for an Asset Disposition Offer but without any further limitation in amount; or

(ii) to reduce Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor; provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to this clause (ii), such Restricted Subsidiary shall permanently retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid, purchased or otherwise retired, in each case of (i) and (ii) other than Indebtedness owed to the Company or an Affiliate of the Company;

(iii) to acquire Additional Assets within 365 days of the receipt of such Net Available Cash; provided that, in the case of this clause (iii), a binding commitment shall be treated as a permitted application of the Net Available Cash from the date of such commitment so long as the Company or such Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Available Cash will be applied to satisfy such commitment within 180 days of such commitment (an “Acceptable Commitment”) and if any Acceptable Commitment is later cancelled or terminated for any reason before such Net Available Cash is applied, then such Net Available Cash shall constitute Excess Proceeds; or

(iv) a combination of the foregoing; and

(4)

Any Net Available Cash from the Asset Dispositions covered by this clause (a) that is not invested or applied, or committed to be invested or applied, as provided in the preceding paragraph (3) will be deemed to constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds

$25.0 million, within 30 days thereof, the Company shall make an offer to all Holders of the Notes (each, an “Asset Disposition Offer”), and, if required by the terms of any other Senior Indebtedness, to the holders of such other Senior Indebtedness, to purchase the maximum aggregate principal amount of the Notes and any such other Senior Indebtedness that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount of the Notes and such other Senior Indebtedness, in each case, plus accrued and unpaid interest, if any, to, but not including, the date of purchase, subject to, without duplication, the right of Holders of the Notes of record on the relevant record date to receive interest due on the relevant interest payment date, in accordance with the procedures set forth in the Indenture or the agreements governing such other Senior Indebtedness, as applicable, and, with respect to the Notes, in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof. The Company will commence an Asset Disposition Offer with respect to Excess Proceeds within 30 days after the date that Excess Proceeds exceed $25.0 million by providing the notice required pursuant to the terms of the Indenture, with a copy to the Trustee. The Company may satisfy the foregoing obligation with respect to such Net Available Cash from an Asset Disposition by making an Asset Disposition Offer with respect to such Net Available Cash prior to the expiration of the Application Period.

To the extent that the aggregate amount of Notes and such other Senior Indebtedness so validly tendered and not properly withdrawn pursuant to an Asset Disposition Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes or other Senior Indebtedness tendered in any Asset Disposition Offer by Holders and holders or lenders of Senior Indebtedness exceeds the amount of Excess Proceeds, the Company shall select the Notes and such other Senior Indebtedness to be purchased on a pro rata basis based on the principal amounts tendered or required to be prepaid or redeemed; provided that no Notes or other Senior Indebtedness will be selected and purchased in an unauthorized denomination. Upon completion of any Asset Disposition Offer, the amount of Excess Proceeds shall be reset at zero.

(b) The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will be deemed not to have breached its obligations under this covenant by virtue of its compliance with such securities laws or regulations.

In the event of the transfer of substantially all (but not all) of the assets of the Company and the Restricted Subsidiaries as an entirety to a Person in accordance with the Indenture, the successor shall be deemed to have sold for cash at Fair Market Value the assets of the Company and the Restricted Subsidiaries not so transferred for purposes of this covenant, and shall comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Disposition (with such Fair Market Value being deemed to be Net Available Cash for such purpose).

Pending application of Net Available Cash pursuant to this covenant, such Net Available Cash may be invested in Temporary Cash Investments or applied to temporarily reduce revolving credit indebtedness.

For the purposes of clause (a)(2) of this covenant, and for no other purpose, the following are deemed to be Temporary Cash Investments:

(1)	the assumption or discharge of Senior Indebtedness of the Company or any Subsidiary Guarantor (other than obligations in respect of Disqualified Stock of the Company or Preferred Stock of a Subsidiary Guarantor) or any Indebtedness or Preferred Stock of a Restricted Subsidiary that is not a Subsidiary Guarantor and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition;

(2)	any securities or other obligations received by the Company or any Restricted Subsidiary from the transferee that are converted by the Company or such Restricted Subsidiary into cash within 180 days after such Asset Disposition, to the extent of the cash received in that conversion;

(3)	the Fair Market Value of (i) any assets (other than securities) received by the Company or any Restricted Subsidiary to be used by it in the Related Business, (ii) Capital Stock in a Person that is a Restricted Subsidiary or in a Person engaged in the Related Business that shall become a Restricted Subsidiary immediately upon the acquisition of such Person by the Company or any Restricted Subsidiary or (iii) a combination of (i) and (ii); and

(4)	any Designated Non-cash Consideration received by the Company or such Restricted Subsidiary in such Asset Disposition having an aggregate Fair Market Value, taken together with the Fair Market Value of all other Designated Non-cash Consideration received pursuant to this clause (4) that is at that time outstanding, not greater than 5.0% of Consolidated Net Tangible Assets at the time of the receipt of such Designated Non-cash Consideration, with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value.

All references herein to “Net Available Cash” and “Excess Proceeds” shall be deemed to mean cash in an amount equal to the amount of Net Available Cash or Excess Proceeds, as applicable, but not necessarily the actual cash received from the relevant Asset Disposition. The Company and its Subsidiaries shall have no obligation to segregate, trace or otherwise identify Net Available Cash or Excess Proceeds, it being agreed that cash is fungible and that the Company’s obligations under this covenant may be satisfied by the application of funds from other sources.

Limitation on Affiliate Transactions

(a) The Company will not, and will not permit any Restricted Subsidiary to, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with (which term, for purposes of this covenant, shall include “for the benefit of” where appropriate in the context) any Affiliate of the Company that involves an amount in excess of $5.0 million (an “Affiliate Transaction”) unless:

(1)	the terms of the Affiliate Transaction are not materially less favorable to the Company or such Restricted Subsidiary than those that could reasonably be expected to be obtained at the time of the Affiliate Transaction in arm’s-length dealings with a Person who is not an Affiliate;

(2)	if such Affiliate Transaction involves an amount in excess of $15.0 million, the terms of the Affiliate Transaction are set forth in writing and a majority of the non-employee directors of the Company disinterested with respect to such Affiliate Transaction have determined in good faith that the criteria set forth in clause (1) are satisfied and have approved the relevant Affiliate Transaction as evidenced by a resolution of the Board of Directors; and

(3)	if such Affiliate Transaction involves an amount in excess of $30.0 million, the Board of Directors shall also have received a written opinion from an Independent Qualified Party to the effect that such Affiliate Transaction is fair, from a financial standpoint, to the Company and its Restricted Subsidiaries or is not materially less favorable to the Company and its Restricted Subsidiaries than could reasonably be expected to be obtained at the time in an arm’s-length transaction with a Person who was not an Affiliate.

(b) The provisions of the preceding paragraph (a) will not prohibit:

(1)	(i) any Restricted Payment permitted to be made pursuant to the covenant described under “Certain Covenants—Limitation on Restricted Payments” or any Permitted Investment (or any Affiliate Transaction that would constitute a Restricted Payment or Permitted Investment but for the exclusions from such definitions and their component definitions) and (ii) any Permitted Lien;

(2)	any employment agreement or other employment compensation plan in existence on the Initial Notes Issue Date or entered into thereafter in the ordinary course of business, including any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors;

(3)	reasonable compensation (including bonuses) and other benefits (including retirement, health, stock option and other benefit plans), indemnification arrangements, employment and severance agreements provided on behalf of directors, officers and employees of the Company or its Restricted Subsidiaries, in each case, approved by the Board of Directors or, in the case of indemnification arrangements, consistent with applicable charter, by-law or statutory provisions;

(4)	any transaction with the Company, a Restricted Subsidiary or joint venture or similar entity that would constitute an Affiliate Transaction solely because the Company or a Restricted Subsidiary owns an equity interest in or otherwise controls such Restricted Subsidiary, joint venture or similar entity;

(5)	the issuance or sale of any Capital Stock (other than Disqualified Stock) of the Company;

(6)	transactions with customers, clients, vendors, suppliers or other purchasers or sellers of goods or services, in each case in the ordinary course of business (including pursuant to joint venture agreements);

(7)	any transaction on arm’s-length terms with any non-Affiliate that becomes an Affiliate as a result of such transaction;

(8)	any agreement as in effect on the Initial Notes Issue Date and described in the offering memorandum dated May 23, 2016, relating to the issuance of the Initial Notes, or any renewals or extensions of any such agreement (so long as such renewals or extensions, taken as a whole, are not materially less favorable to the Company or the Restricted Subsidiaries) and the transactions evidenced thereby; and

(9)	reasonable advances to or reimbursements of employees for moving expenses, travel expenses and similar expenditures, in each case, in the ordinary course of business of the Company or any of its Restricted Subsidiaries.

Limitation on Line of Business

The Company will not, and will not permit any Restricted Subsidiary to, engage in any business other than a Related Business, except to such extent as would not be material to the Company and its Restricted Subsidiaries as a whole.

Limitation on Liens

The Company will not, and will not permit any Subsidiary Guarantor to, Incur or permit to exist any Lien (the “Initial Lien”) of any nature whatsoever on any of its properties (including Capital Stock of a Restricted Subsidiary), whether owned at the Initial Notes Issue Date or thereafter acquired, securing any Indebtedness, other than any Initial Lien if (i) the Notes and the Subsidiary Guarantees are equally and ratably secured with (or on a senior basis to, in the case such Initial Lien secures any Subordinated Obligation) the Indebtedness secured by such Initial Lien or (ii) such Initial Lien is a Permitted Lien.

Any such Lien thereby created securing the Notes or any Subsidiary Guarantee pursuant to the preceding paragraph will be automatically and unconditionally released and discharged (i) upon the release and discharge of each Initial Lien to which it relates, (ii) in the case of such Lien securing any such Subsidiary Guarantee, upon the termination and discharge of such Subsidiary Guarantee in accordance with the terms of the Indenture or (iii) upon any sale, exchange or transfer to any Person not an Affiliate of the Company of the property or assets secured by such Initial Lien.

Merger and Consolidation

(a) The Company will not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, directly or indirectly, all or substantially all its assets to, any Person, unless:

(1)	the Company shall be the surviving corporation or the resulting, surviving or transferee Person (the “Successor Company”) shall be a corporation, limited liability company or limited partnership organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by an indenture supplemental thereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Notes and the Indenture; provided that if such Person is a limited liability company or a limited partnership, such Person will form a Wholly Owned Subsidiary that is a corporation and cause such Wholly Owned Subsidiary to become a co-issuer of the Notes;

(2)	immediately after giving pro forma effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

(3)	immediately after giving pro forma effect to such transaction, either (A) the Successor Company would be able to Incur an additional $1.00 of Coverage Indebtedness pursuant to the covenant described under “—Limitation on Indebtedness” or (B) the Consolidated Coverage Ratio of the Successor Company is greater than the Consolidated Coverage Ratio of the Company immediately prior to giving effect to such transaction; and

(4)	the Successor Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture comply with the Indenture;

provided, however, that clause (3) will not be applicable to (A) a Restricted Subsidiary consolidating with, merging into or transferring all or part of its properties and assets to the Company (so long as no Capital Stock of the Company is distributed to any Person) or (B) the Company merging with an Affiliate of the Company solely for the purpose of reincorporating the Company in another jurisdiction and achieving the benefits thereof.

For purposes of this covenant, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

The Successor Company will be the successor to the Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture and the Subsidiary Guarantees and the predecessor Company, except in the case of a lease, shall be released from the obligation to pay the principal of and interest on the Notes.

For all purposes of the Indenture, Subsidiaries of any Successor Company will, upon any transaction subject to this covenant, become Restricted Subsidiaries or Unrestricted Subsidiaries as provided pursuant to the Indenture, and all Indebtedness and Liens of the Successor Company and its Subsidiaries that was not Indebtedness or Liens on property or assets, as the case may be, of the Company and its Subsidiaries immediately prior to such transaction shall be deemed to have been Incurred upon such transaction.

(b) The Company will not permit any Subsidiary Guarantor to consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to any Person (other than the Company or a Subsidiary Guarantor) unless:

(1)	except in the case of a Subsidiary Guarantor (x) that has been, or will be as a result of a transaction, disposed of in its entirety to another Person (other than to the Company or an Affiliate of the Company), whether through a merger, consolidation or sale of Capital Stock or assets or (y) that, as a result of the disposition of all or a portion of its Capital Stock, ceases to be a Subsidiary, in each case, if in connection therewith the Company provides an Officers’ Certificate to the Trustee to the effect that the Company will comply with its obligations under the covenant described under “—Limitation on Sales of Assets and Subsidiary Stock” in respect of such disposition, the resulting, surviving or transferee Person (if not such Subsidiary) shall be a Person organized and existing under the laws of the jurisdiction under which such Subsidiary was organized or under the laws of the United States of America, or any State thereof or the District of Columbia, and such Person shall expressly assume, by a Guarantee Agreement, in a form satisfactory to the Trustee, all the obligations of such Subsidiary, if any, under its Subsidiary Guarantee;

(2)	immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default shall have occurred and be continuing; and

(3)	the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such Guarantee Agreement comply with the Indenture.

Future Subsidiary Guarantors

The Company will cause each Restricted Subsidiary that enters into a Guarantee of any Indebtedness of the Company or any Restricted Subsidiary (other than a Foreign Subsidiary that Guarantees only Indebtedness Incurred by another Foreign Subsidiary) to execute and deliver to the Trustee a Guarantee Agreement pursuant to which such Restricted Subsidiary will Guarantee payment of the Notes on a senior basis on the same terms and conditions as those set forth in the Indenture and applicable to the other Subsidiary Guarantors, as well as an Opinion of Counsel that such Guarantee Agreement has been duly authorized, executed and delivered by such Restricted Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Restricted Subsidiary.

SEC Reports

So long as the Notes are outstanding, the Company will file with the SEC subject to the next sentence and provide the Trustee and the Holders of the Notes with such annual and other reports (i) at any time that the Company is subject to the reporting requirements of Sections 13 and 15(d) of the Exchange Act, as are specified in such sections and (ii) at any other time, on Forms 10-Q and 10-K and all current reports on Form 8-K that would be required if the Company was at such time subject to the reporting requirements of Sections 13 and 15(d) of the Exchange Act, in each case, such reports to be so filed and provided at the times specified for the filings of such reports under such Sections, after giving effect to all applicable extensions and cure periods, and containing all the information, audit reports and exhibits required for such reports. If, at any time, the Company is not subject to the periodic reporting requirements of the Exchange Act for any reason, the Company will nevertheless continue filing the reports specified in clause (ii) of the preceding sentence with the SEC within the time periods required, after giving effect to all applicable extensions and cure periods, unless the SEC will not accept such a filing. The Company agrees that it will not take any action for the purpose of causing the SEC not to accept such filings. If, notwithstanding the foregoing, the SEC will not accept such filings for any reason, the Company will post the reports specified in the preceding sentence on its website within the time periods that would apply if the Company were required to file those reports with the SEC, after giving effect to all applicable extensions and cure periods.

At any time that any of the Company’s Subsidiaries are Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

This covenant will be deemed not to impose any duty on the Company under the Sarbanes-Oxley Act of 2002 and the related SEC rules that would not otherwise be applicable.

In addition, at any time when the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will furnish to the Holders of the Notes and to prospective investors, upon the requests of such Holders, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Notes are not freely transferable under the Securities Act.

The Company shall be deemed to have furnished such reports to the Trustee and the Holders of the Notes if it has filed such reports with the SEC using the EDGAR (or any successor) filing system and such reports are publicly available through such filing system.

Defaults

Each of the following is an Event of Default:

(1)	a default in the payment of interest on the Notes when due, continued for 30 days;

(2)	a default in the payment of principal of any Note when due at its Stated Maturity, upon optional redemption, upon required purchase, upon declaration of acceleration or otherwise;

(3)	the failure by the Company to comply with its obligations under “—Certain Covenants—Merger and Consolidation” above;

(4)	the failure by the Company to comply for (i) 30 days after notice with any of its obligations in the covenants described above under “—Change of Control” (other than a failure to purchase Notes) or under “—Certain Covenants” under “—Limitation on Indebtedness,” “—Limitation on Restricted Payments,” “—Limitation on Restrictions on Distributions from Restricted Subsidiaries,” “—Limitation on Sales of Assets and Subsidiary Stock” (other than a failure to purchase Notes), “—Limitation on Affiliate Transactions,” “—Limitation on Line of Business,” “—Limitation on Liens” or “—Future Subsidiary Guarantors” or (ii) 120 days after notice with any of its obligations in the covenant described above under “Certain Covenants SEC Reports”;

(5)	the failure by the Company or any Subsidiary Guarantor to comply for 60 days after notice with its other agreements contained in the Indenture;

(6)	Indebtedness of the Company, any Subsidiary Guarantor or any Significant Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $30.0 million (the “cross acceleration provision”);

(7)	certain events of bankruptcy, insolvency or reorganization of the Company or any Significant Subsidiary (the “bankruptcy provisions”);

(8)	any judgment or decree for the payment of money in excess of $30.0 million (in excess of amounts covered by insurance policies issued by reputable and solvent insurance companies and as to which the relevant insurer has not disclaimed responsibility) is entered against the Company or any Significant Subsidiary, remains outstanding for a period of 60 consecutive days following such judgment and is not discharged, waived or stayed (the “judgment default provision”); or

(9)	any Subsidiary Guarantee of any Significant Subsidiary ceases to be in full force and effect (other than in accordance with the terms of such Subsidiary Guarantee) or any Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guarantee.

However, a default under clause (4) and clause (5) will not constitute an Event of Default until the Trustee or the Holders of 25% in principal amount of the outstanding Notes notify the Company of the default and the Company does not cure such default within the time specified after receipt of such notice. Any default for the failure to deliver any report within the time periods prescribed in the covenant described under “—Certain Covenants—SEC Reports” or to deliver any notice or certificate pursuant to any other provision of the Indenture shall be deemed to be cured upon the subsequent delivery of any such report, notice or certificate, even though such delivery is not within the prescribed period specified.

If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs and is continuing, the principal of and interest on all the Notes will ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders of the Notes. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

In the event of any Event of Default specified in clause (6) above, such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of the acceleration of the Notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders of the Notes, if within 20 days after such Event of Default arose, (x) the Indebtedness or Guarantee that is the basis for such Event of Default has been discharged, (y) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or (z) the default that is the basis for such Event of Default has been cured.

If an Event of Default occurs (and is not cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture, the Notes or the Subsidiary Guarantees at the request or direction of any of the Holders of the Notes unless such Holders have offered to the Trustee indemnity or security reasonably satisfactory to it against any loss, liability or expense and then only to the extent required by the Indenture. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder of a Note may pursue any remedy with respect to the Indenture or the Notes unless:

(1)	such Holder has previously given the Trustee notice that an Event of Default is continuing;

(2)	Holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee to pursue the remedy;

(3)	such Holders have offered the Trustee security or indemnity reasonably satisfactory to it against any loss, liability or expense;

(4)	the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(5)	Holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture, the Notes and the Subsidiary Guarantees or that the Trustee determines is unduly prejudicial to the rights of any other Holder of a Note or that would involve the Trustee in personal liability.

If a Default occurs, is continuing and is known to the Trustee, the Trustee must send to each Holder of the Notes notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of or interest on any Note, the Trustee may withhold notice if and so long as a committee of its Trust Officers in good faith determines that withholding notice is not opposed to the interest of the Holders of the Notes. In addition, we are required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. We are required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute certain Defaults, their status and what action we are taking or propose to take in respect thereof.

Amendments and Waivers

Subject to certain exceptions, the Indenture and the Notes may be amended with the consent of the Holders of a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange for the Notes) and any past default or compliance with any provisions may also be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding. However, without the consent of each Holder of an outstanding Note affected thereby, an amendment or waiver may not:

(1)	reduce the amount of Notes whose Holders must consent to an amendment;

(2)	reduce the rate of or extend the time for payment of interest on any Note;

(3)	reduce the principal of or change the Stated Maturity of any Note;

(4)	change the provisions applicable to the redemption of any Note as described under “—Optional Redemption” above;

(5)	make any Note payable in money other than that stated in the Note;

(6)	impair the right of any Holder of the Notes to receive payment of principal of and interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(7)	make any change in the amendment provisions which require each Holder’s consent or in the waiver provisions;

(8)	make any change in the ranking or priority of any Note that would adversely affect the Holders of the Notes; or

(9)	make any change in, or release other than in accordance with the Indenture, any Subsidiary Guarantee that would adversely affect the Holders of the Notes.

For the avoidance of doubt, clause (4) and clause (6) above do not apply to “Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock” and “—Change of Control,” and amendments of such provisions and payments required thereunder shall be governed by the first sentence of the preceding paragraph.

Notwithstanding the preceding, without the consent of any Holder of the Notes, the Company, the Subsidiary Guarantors and Trustee may amend the Indenture and the Notes:

(1)	to cure any ambiguity, omission, defect or inconsistency;

(2)	to provide for the assumption by a successor corporation of the obligations of the Company or any Subsidiary Guarantor under the Indenture;

(3)	to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code);

(4)	to add Guarantees with respect to the Notes, including any Subsidiary Guarantee, or to secure the Notes;

(5)	to add to the covenants of the Company or any Subsidiary Guarantor for the benefit of the Holders of the Notes or to surrender any right or power conferred upon the Company or any Subsidiary Guarantor;

(6)	to make any change that does not adversely affect the rights of any Holder of the Notes;

(7)	to comply with any requirement of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act;

(8)	to conform the text of the Indenture, the Notes or any Subsidiary Guarantee to any provision of the “Description of the notes” section of the offering memorandum dated May 23, 2016, relating to the issuance of the Initial Notes to the extent that such provision in such “Description of the notes” was intended to be a verbatim recitation of a provision of the Indenture, the Notes or such Subsidiary Guarantee; or

(9)	to make any amendment to the provisions of the Indenture relating to the transfer and legending of Notes; provided, however, that (a) compliance with the Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any other applicable securities law and (b) such amendment does not materially and adversely affect the rights of Holders to transfer Notes.

The consent of the Holders of the Notes is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

After an amendment under the Indenture becomes effective, we are required to send to Holders of the Notes a notice briefly describing such amendment. However, the failure to give such notice to all Holders of the Notes, or any defect therein, will not impair or affect the validity of the amendment.

Transfer

The New Notes were, and the Exchange Notes will be, issued in registered form and each will be transferable only upon the surrender of the Notes being transferred for registration of transfer. We may require payment of a sum sufficient to cover any tax, assessment or other governmental charge payable in connection with certain transfers and exchanges.

Satisfaction and Discharge

When (1) we deliver to the Trustee all outstanding Notes for cancelation, (2) all outstanding Notes have become due and payable, whether at maturity or on a redemption date as a result of the sending of notice of redemption or (3) all outstanding Notes not theretofore delivered for cancellation will become due and payable within one year at their Stated Maturity or are to be called for redemption within one year, and, in the case of clause (2) or clause (3), we irrevocably deposit with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding Notes, including interest thereon to maturity or such redemption date, and if in either case we pay all other sums payable under the Indenture by us, then the Indenture shall, subject to certain exceptions, cease to be of further effect.

Defeasance

At any time, we may terminate all our obligations under the Notes and the Indenture (“legal defeasance”), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain a registrar and paying agent in respect of the Notes.

In addition, at any time we may terminate our obligations under “—Change of Control” and under the covenants described under “—Certain Covenants” (other than the covenant described under “—Merger and Consolidation”), the operation of the cross acceleration provision, the bankruptcy provisions with respect to Significant Subsidiaries and Subsidiary Guarantors and the judgment default provision described under “—Defaults” above and the limitations contained in clause (3) of the first paragraph under “—Certain Covenants—Merger and Consolidation” above (“covenant defeasance”).

We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option. If we exercise our legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If we exercise our covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in clause (4), (5), (6), (7) (with respect only to Significant Subsidiaries and Subsidiary Guarantors), (8) or (9) under “—Defaults” above or because of the failure of the Company to comply with clause (3) of the first paragraph under “—Certain Covenants—Merger and Consolidation” above. If we exercise our legal defeasance option or our covenant defeasance option, each Subsidiary Guarantor will be released from all of its obligations with respect to its Subsidiary Guarantee.

In order to exercise either of our defeasance options, we must irrevocably deposit in trust (the “defeasance trust”) with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an Opinion of Counsel to the effect that Holders of the Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law).

Concerning the Trustee

U.S. Bank National Association is the Trustee under the Indenture and has been appointed as Registrar and Paying Agent with regard to the Notes.

The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee is permitted to engage in other transactions; provided, however, if it acquires any conflicting interest it must either eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee or stockholder of the Company or any Subsidiary Guarantor will have any liability for any obligations of the Company or any Subsidiary Guarantor under the Notes, any Subsidiary Guarantee or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder of the Notes by accepting a Note waived and released all such liability. The waiver and release were part of the consideration for issuance of the Notes. Such waiver and release may not be effective to waive liabilities under the U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

The Indenture and the Notes are governed by, and the Exchange Notes will be governed by, and construed in accordance with, the laws of the State of New York.

Certain Definitions

“Acquired Indebtedness” means, with respect to any specified Person, Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person.

“Additional Assets” means:

(1)	any property, plant or equipment used or useful in a Related Business;

(2)	the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or

(3)	Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary;

provided, however, that any such Restricted Subsidiary described in clause (2) or (3) above is primarily engaged in a Related Business.

“Adjusted Treasury Rate” means, with respect to any redemption date, (i) the yield, under the heading that represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” (or any successor publication published weekly by the Board of Governors of the Federal Reserve System that establishes yields on actively traded United States Treasury securities adjusted to constant maturity) under the caption “Treasury Constant Maturities” (or similar caption), for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after June 1, 2019, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date, in each case calculated on the third Business Day immediately preceding the redemption date, plus 0.50%.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Aggregate Related Business” means any Related Business operating in the aggregate products segment. For the purposes of this definition, “aggregate” means the raw material used in the production of ready-mixed concrete.

“Applicable Premium” means with respect to a Note at any redemption date the excess of (if any) (A) the present value at such redemption date of (1) the redemption price of such Note on June 1, 2019 (such redemption price being described in the second paragraph in the “—Optional redemption” section exclusive of any accrued interest) plus (2) all required remaining scheduled interest payments due on such Note through June 1, 2019 (but excluding accrued and unpaid interest to the redemption date), computed using a discount rate equal to the Adjusted Treasury Rate, over (B) the principal amount of such Note on such redemption date, in each case, as calculated by the Company or on behalf of the Company by such Person as the Company shall designate.

“Application Period” means the 365 days after the receipt of any Net Cash Proceeds of any Asset Disposition.

“Asset Disposition” means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any such transaction by means of a merger, consolidation or similar transaction and including an issuance of Capital Stock by a Restricted Subsidiary (each referred to for the purposes of this definition as a “disposition”), of:

(1)	any shares of Capital Stock of a Restricted Subsidiary (other than directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary);

(2)	all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary; or

(3)	any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary,

other than, in the case of clauses (1), (2) and (3) above,

(A)	a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary;

(B)	for purposes of the covenant described under “—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock” only, (x) a disposition that constitutes a Restricted Payment (or would constitute a Restricted Payment but for the exclusions from the definition thereof and its component definitions) and that is not prohibited by the covenant described under “—Certain Covenants—Limitation on Restricted Payments” and (y) a disposition of all or substantially all the assets of the Company in accordance with the covenant described under “—Certain Covenants—Merger and Consolidation”;

(C)	a disposition of assets with a Fair Market Value of less than $10.0 million;

(D)	a disposition of cash or Temporary Cash Investments;

(E)	the creation of a Lien (but not the sale or other disposition of the property subject to such Lien);

(F)	the sale or discount, in each case without recourse, of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof;

(G)	disposals or replacements of obsolete, worn out, uneconomical or surplus property or equipment;

(H)	whether or not allowable under Section 1031 of the Code, any trade or exchange of assets for Additional Assets; provided, however, that an amount equal to the amount of Net Available Cash, if any, received by the Company or any Restricted Subsidiary from such transaction must be applied in accordance with “—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock”;

(I)	the unwinding of any Hedging Obligations;

(J)	any sale and leaseback transactions permitted by the Indenture;

(K)	any surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind, in each case, in the ordinary course of business;

(L)	the licensing or sublicensing of intellectual property or other general intangibles and licenses, sublicenses, leases or subleases of other property, in each case, in the ordinary course of business which do not materially interfere with the business of the Company and its Restricted Subsidiaries;

(M)	the sale or discount (with or without recourse, and on customary or commercially reasonable terms and for credit management purposes) of accounts receivables that arose in the ordinary course of business for collection;

(N)	a disposition of property pursuant to foreclosure, condemnation or eminent domain (or deed in lieu thereof) or any similar action; provided, however, that an amount equal to the amount of Net Available Cash from such disposition must be applied in accordance with “Certain Covenants Limitation on Sales of Assets and Subsidiary Stock”; and

(O)	any disposition of Capital Stock in, or Indebtedness or other securities of, an Unrestricted Subsidiary.

“Attributable Debt” in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/ Leaseback Transaction (including any period for which such lease has been extended); provided, however, that if such Sale/Leaseback Transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capital Lease Obligation.”

“Average Life” means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing:

(1)	the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of or redemption or similar payment with respect to such Indebtedness multiplied by the amount of such payment by

(2)	the sum of all such payments.

“Board of Directors” means the board of directors of the Company or any committee thereof duly authorized to act on behalf of such board of directors or, in the case of a Person that is not a corporation, the group exercising the authority generally vested in a board of directors of a corporation.

“Borrowing Base” means, on any date of determination, an amount equal to the sum, without duplication, of:

(a)	90% of the face amount of accounts receivable of the Company and its Restricted Subsidiaries, plus

(b)	70% of the book value of inventory of the Company and its Restricted Subsidiaries, plus

(c)	the sum of (w) 85% of the net orderly liquidation value of trucks of the Company and its Restricted Subsidiaries as of the latest date on which the administrative agent under any Credit Facility has received an appraisal calculating the net orderly liquidation value of such trucks (the “Truck Appraisal Date”), plus (x) 80% of the cost of trucks of the Company and its Restricted Subsidiaries acquired since the Truck Appraisal Date, minus (y) 85% of the net orderly liquidation value of trucks of the Company and its Restricted Subsidiaries that have been sold since the Truck Appraisal Date, minus (z) 85% of the depreciation amount applicable to trucks of the Company and its Restricted Subsidiaries, provided that the trucks included in any calculation under this clause (c) shall include only those trucks that are eligible to be included in a borrowing base calculation under a Credit Facility, plus

(d)	the sum of (x) 85% of the net orderly liquidation value of bulldozers, trailers, haul trucks, loaders, excavators, earth moving equipment and related wheeled and/or tracked equipment (other than trucks included under clause (c) above) of the Company and its Restricted Subsidiaries (collectively, the “Machinery”) as of the latest date on which the administrative agent under any Credit Facility has received an appraisal calculating the net orderly liquidation value of the Machinery (the “Machinery Appraisal Date”), minus (y) 85% of the net orderly liquidation value of the Machinery that has been sold since the Machinery Appraisal Date, minus (z) 85% of the depreciation amount applicable to the Machinery of the Company and its Restricted Subsidiaries, provided that the Machinery included in any calculation under this clause (d) shall include only the Machinery that is eligible to be included in a borrowing base calculation under a Credit Facility, plus

(e)	90% of the book value of aggregates reserves of the Company and its Restricted Subsidiaries,

in each case of clauses (a) through (e) above, determined using the most recent information available as of the last day of the most recent fiscal quarter of the Company for which financial statements are available.

“Business Day” means each day which is not a Legal Holiday.

“Capital Lease Obligation” means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. For purposes of the covenant described under “—Certain Covenants—Limitation on Liens,” a Capital Lease Obligation will be deemed to be secured by a Lien on the property being leased.

“Capital Stock” of any Person means any and all shares, interests (including partnership interests), rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commodity Agreement” means any commodity swap or any other similar agreement for the purposes of protecting against or managing exposure to fluctuations in commodity prices.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Notes from the redemption date to June 1, 2019, that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a maturity most nearly equal to June 1, 2019.

“Comparable Treasury Price” means, with respect to any redemption date, if clause (ii) of the Adjusted Treasury Rate is applicable, the average of three, or such lesser number as is obtained by the Trustee, Reference Treasury Dealer Quotations for such redemption date.

“Consolidated Coverage Ratio” as of any date of determination means the ratio of (x) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters for which financial statements of the Company are available to (y) Consolidated Interest Expense for such four fiscal quarters; provided, however, that:

(1)	if the Company or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, then EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period;

(2)	if the Company or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been or is to be permanently repaid and the related commitment terminated and not replaced) on the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, then EBITDA and Consolidated Interest Expense for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and as if the Company or such Restricted Subsidiary had not earned the interest income actually earned during such period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness;

(3)

if, since the beginning of such period, the Company or any Restricted Subsidiary shall have made any Asset Disposition, then EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets that were the subject of such Asset Disposition for such period, or increased by an amount equal to the EBITDA (if negative) directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the

Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

(4)	if, since the beginning of such period, the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction requiring a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, then EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition had occurred on the first day of such period; and

(5)	if, since the beginning of such period, any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (3) or (4) above if made by the Company or a Restricted Subsidiary during such period, then EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition had occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness, but if the remaining term of such Interest Rate Agreement is less than 12 months, then such Interest Rate Agreement shall only be taken into account for that portion of the period equal to the remaining term thereof). If any Indebtedness that is being given pro forma effect bears an interest rate at the option of the Company, the interest rate shall be calculated by applying such optional rate chosen by the Company. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a Eurocurrency interbank rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Company may designate. If any Indebtedness is incurred under a revolving credit facility and is being given pro forma effect, the interest on such Indebtedness shall be calculated based on the average daily balance of such Indebtedness for the four fiscal quarters subject to the pro forma calculation to the extent that such Indebtedness was incurred solely for working capital purposes.

“Consolidated Current Liabilities” as of the date of determination means the aggregate amount of liabilities of the Company and its consolidated Restricted Subsidiaries which may properly be classified as current liabilities (including taxes accrued as estimated), on a consolidated basis, after eliminating:

(1)	all intercompany items between the Company and any Restricted Subsidiary;

(2)	all current maturities of long-term Indebtedness, all as determined in accordance with GAAP consistently applied; and

(3)	any liabilities resulting from mark to market requirement of any derivative security.

“Consolidated Interest Expense” means, for any period, the total interest expense (less interest income) of the Company and its consolidated Restricted Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent incurred by the Company or its Restricted Subsidiaries, without duplication:

(1)	interest expense attributable to Capital Lease Obligations, the interest portion of rent expense associated with Attributable Debt in respect of the relevant lease giving rise thereto, determined as if such lease were a capitalized lease in accordance with GAAP, and the interest component of any deferred payment obligations;

(2)	amortization of debt discount (including the amortization of original issue discount resulting from the issuance of Indebtedness at less than par) and debt issuance cost; provided, however, that any amortization of bond premium will be credited to reduce Consolidated Interest Expense unless, pursuant to GAAP, such amortization of bond premium has otherwise reduced Consolidated Interest Expense;

(3)	capitalized interest;

(4)	non-cash interest expense; provided, however, that any non-cash interest expense or income attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP shall be excluded from the calculation of Consolidated Interest Expense);

(5)	commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing;

(6)	net payments pursuant to Hedging Obligations;

(7)	the product of (a) all dividends accrued in respect of all Disqualified Stock of the Company and all Preferred Stock of any Restricted Subsidiary, in each case, held by Persons other than the Company or a Restricted Subsidiary (other than dividends payable solely in Capital Stock (other than Disqualified Stock) of the Company), times (b) a fraction, the numerator of which is one and the denominator of which is one minus the effective combined tax rate of the issuer of such Disqualified Stock or Preferred Stock (expressed as a decimal) for such period (as estimated by the chief financial officer of the Company in good faith);

(8)	interest incurred in connection with Investments in discontinued operations;

(9)	interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by (or secured by a Lien on the assets of) the Company or any Restricted Subsidiary; and

(10)	the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust.

“Consolidated Net Income” means, for any period, the net income of the Company and its consolidated Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income:

(1)	any net income of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that:

(A)	subject to the exclusion contained in clause (4) below, the Company’s equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (3) below); and

(B)	the Company’s equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income;

(2)	any net income (or loss) of any Person acquired by the Company or a Subsidiary in a pooling of interests transaction (or any transaction accounted for in a manner similar to a pooling of interests) for any period prior to the date of such acquisition;

(3)	any net income of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that:

(A)	subject to the exclusion contained in clause (4) below, the Company’s equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause); and

(B)	the Company’s equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

(4)	any net after-tax gain (or loss) realized upon the sale or other disposition of any assets of the Company, its consolidated Subsidiaries or any other Person (including pursuant to any sale-and-leaseback arrangement) which are not sold or otherwise disposed of in the ordinary course of business and any net after-tax gain (or loss) realized upon the sale or other disposition of any Capital Stock of any Person;

(5)	net after-tax extraordinary gains or losses and net after-tax nonrecurring or unusual noncash gains or charges;

(6)	the cumulative effect of a change in accounting principles;

(7)	any net after-tax gain (or loss) attributable to the early retirement or conversion of Indebtedness;

(8)	any unrealized non-cash gains or losses or charges in respect of Hedging Obligations (including those resulting from the application of ASC 815);

(9)	any non-cash charges or other noncash expenses or charges arising from any grant of or issuance or repricing of Capital Stock or other equity-based awards or any amendment or substitution of any such Capital Stock or other equity-based awards;

(10)	any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to the extinguishment of Indebtedness, Hedging Obligations or other derivative instruments entered in relation to the Indebtedness extinguished;

(11)	any gain or loss resulting from mark-to-market requirement of any derivative security, including warrants;

(12)	any net after-tax gain or loss from disposed or discontinued operations or disposal of discontinued operations;

(13)	gains and losses due solely to fluctuations in currency values and the related tax effects according to GAAP;

(14)	any expenses or reserves for liabilities to the extent that the Company or any Restricted Subsidiary is entitled to indemnification therefor under binding agreements; provided that any liabilities for which the Company or such Restricted Subsidiary is not actually indemnified shall reduce Consolidated Net Income in the period in which it is determined that the Company or such Restricted Subsidiary will not be indemnified;

(15)	any restoration to income of any contingency reserve, except to the extent that provisions for such reserve was made out of Consolidated Net Income accrued at any time following the Initial Notes Issue Date; and

(16)	any charges or credits relating to the adoption of fresh start accounting principles;

in each case, for such period. Notwithstanding the foregoing, for the purposes of the covenant described under “Certain Covenants—Limitation on Restricted Payments” only, there shall be excluded from Consolidated Net Income any repurchases, repayments or redemptions of Investments, proceeds realized on the sale of Investments or return of capital to the Company or a Restricted Subsidiary to the extent such repurchases, repayments, redemptions, proceeds or returns increase the amount of Restricted Payments permitted under such covenant pursuant to clause (a)(3)(D) thereof.

“Consolidated Net Tangible Assets” as of any date of determination, means the total amount of assets (less accumulated depreciation and amortization, allowances for doubtful receivables, other applicable reserves and other properly deductible items) as shown on the most recent consolidated balance sheet of the Company and its consolidated Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, and after giving effect to purchase accounting and after deducting therefrom Consolidated Current Liabilities and, to the extent otherwise included, the amounts of:

(1)	minority interests in consolidated Subsidiaries held by Persons other than the Company or a Restricted Subsidiary;

(2)	excess of cost over fair value of assets of businesses acquired, as determined in good faith by the Board of Directors;

(3)	any revaluation or other write-up in book value of assets subsequent to the Initial Notes Issue Date as a result of a change in the method of valuation in accordance with GAAP consistently applied;

(4)	unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or developmental expenses and other intangible items;

(5)	treasury stock;

(6)	cash set apart and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Capital Stock to the extent such obligation is not reflected in Consolidated Current Liabilities; and

(7)	Investments in and assets of Unrestricted Subsidiaries.

“Consolidated Secured Leverage Ratio” as of any date of determination means the ratio of (x) the aggregate amount of Indebtedness of the Company and its Restricted Subsidiaries that is secured by Liens on the property of the Company and its Restricted Subsidiaries as of such date of determination to (y) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters for which financial statements of the Company are available; provided, however, that:

(1)	if the Company or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Secured Leverage Ratio is an Incurrence of Indebtedness, or both, then EBITDA for such period and the amount of secured Indebtedness shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period;

(2)	if the Company or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been or is to be permanently repaid and the related commitment terminated and not replaced) on the date of the transaction giving rise to the need to calculate the Consolidated Secured Leverage Ratio, then EBITDA for such period and the amount of secured Indebtedness shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and as if the Company or such Restricted Subsidiary had not earned the interest income actually earned during such period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness;

(3)	if, since the beginning of such period, the Company or any Restricted Subsidiary shall have made any Asset Disposition, then EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets that were the subject of such Asset Disposition for such period, or increased by an amount equal to the EBITDA (if negative) directly attributable thereto for such period;

(4)	if, since the beginning of such period, the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction requiring a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, then EBITDA for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition had occurred on the first day of such period; and

(5)	if, since the beginning of such period, any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (3) or (4) above if made by the Company or a Restricted Subsidiary during such period, then EBITDA for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition had occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness, but if the remaining term of such Interest Rate Agreement is less than 12 months, then such Interest Rate Agreement shall only be taken into account for that portion of the period equal to the remaining term thereof). If any Indebtedness that is being given pro forma effect bears an interest rate at the option of the Company, the interest rate shall be calculated by applying such optional rate chosen by the Company. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a Eurocurrency interbank rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Company may designate. If any Indebtedness is incurred under a revolving credit facility and is being given pro forma effect, the interest on such Indebtedness shall be calculated based on the average daily balance of such Indebtedness for the four fiscal quarters subject to the pro forma calculation to the extent that such Indebtedness was incurred solely for working capital purposes.

“Credit Agreement” means the Second Amended and Restated Loan and Security Agreement, dated as of November 18, 2015, by and among the Company, the subsidiaries of the Company from time to time party thereto as “Borrowers,” the subsidiaries of the Company from time to time party thereto as “Guarantors,” the financial institutions party thereto as “Lenders,” and Bank of America, N.A., a national banking association, as agent for the Lenders, including any notes, guarantees, collateral and security documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, amended and restated, increased, extended, renewed, refunded, restructured, replaced (whether upon or after termination or otherwise), refinanced, supplemented, modified or otherwise changed, in each case, in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions, from time to time, with the same or different lenders or agents.

“Credit Facilities” means one or more debt facilities (including the Credit Agreement), commercial paper facilities, securities purchase agreement, indentures or similar agreements, in each case, with banks or other institutional lenders or investors providing for revolving loans, term loans, receivables financings (including through sales of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables), letters of credit or issuances of securities, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, amended and restated, increased, extended, renewed, refunded, restructured, replaced (whether upon or after termination or otherwise), refinanced, supplemented, modified or otherwise changed, in each case, in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions, from time to time, with the same or different lenders or agents.

“Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement with respect to currency values.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Designated Non-cash Consideration” means any non-cash consideration received by the Company or a Restricted Subsidiary in connection with an Asset Disposition that is so designated as Designated Non-cash Consideration pursuant to an Officers’ Certificate, setting forth the basis of such valuation, less the amount of cash or Temporary Cash Investments received in connection with a subsequent sale or other disposition of or collection on such Designated Non-cash Consideration.

“Disqualified Stock” means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event:

(1)	matures or is mandatorily redeemable (other than redeemable only for Capital Stock of such Person which is not itself Disqualified Stock) pursuant to a sinking fund obligation or otherwise;

(2)	is convertible or exchangeable at the option of the holder for Indebtedness or Disqualified Stock; or

(3)	is mandatorily redeemable or must be purchased upon the occurrence of certain events or otherwise, in whole or in part;

in each case on or prior to the date that is 91 days after the Stated Maturity of the Notes; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Capital Stock upon the occurrence of an “asset sale” or “change of control” occurring prior to the date that is 91 days after the Stated Maturity of the Notes shall not constitute Disqualified Stock if:

(1)	the “asset sale” or “change of control” provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the terms applicable to the Notes and described under “—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock” and “—Change of Control”; and

(2)	any such requirement only becomes operative after compliance with such terms applicable to the Notes, including the purchase of any Notes tendered pursuant thereto.

“EBITDA” for any period means the sum of Consolidated Net Income, plus the following to the extent deducted in calculating such Consolidated Net Income:

(1)	all income tax expense of the Company and its consolidated Restricted Subsidiaries; plus

(2)	Consolidated Interest Expense; plus

(3)	depreciation and amortization expense of the Company and its consolidated Restricted Subsidiaries (excluding amortization expense attributable to a prepaid item that was paid in cash in a prior period); plus

(4)	all other non-cash charges of the Company and its consolidated Restricted Subsidiaries (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period); plus

(5)	the amount of any restructuring charges, integration costs or other business optimization expenses or reserves deducted (and not added back) in such period in computing Consolidated Net Income, including any one-time costs incurred in connection with acquisitions after the Initial Notes Issue Date, and costs related to the closure and/or consolidation of facilities; less all non-cash items of income of the Company and its consolidated Restricted Subsidiaries (other than accruals of revenue by the Company and its consolidated Restricted Subsidiaries in the ordinary course of business);

in each case for such period. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and non-cash charges of, a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion, including by reason of minority interests) that the net income or loss of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders.

“Exchange Act” means the U.S. securities exchange act of 1934, as amended.

“Exchange Notes” means the debt securities of the Company issued pursuant to the Indenture in exchange for, and in an aggregate principal amount equal to, the Notes, in compliance with the terms of the applicable Registration Rights Agreement.

“Excluded Contribution” means the Net Cash Proceeds or Temporary Cash Investments received by the Company from:

(a)	contributions to its common equity capital, and

(b)	the sale (other than to the Company or any Subsidiary of the Company or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Company or any Subsidiary of the Company) of Qualified Capital Stock of the Company,

in each case, designated as an Excluded Contribution pursuant to an Officers’ Certificate.

“Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value will be determined in good faith by the senior management of the Company, or, if the Fair Market Value is in excess of $15.0 million, by the Board of Directors, in each case, whose determination will be conclusive; provided that, for the purposes of clause (a)(3)(D)(y) under “Certain Covenants—Limitation on Restricted Payments,” if the Fair Market Value of the Investment in the Unrestricted Subsidiary or other Person in question is so determined to be in excess of $30.0 million, such determination must be confirmed in writing by an Independent Qualified Party.

“Foreign Subsidiary” means any Restricted Subsidiary of the Company that is not organized under the laws of the United States of America or any State thereof or the District of Columbia. A Restricted Subsidiary that is organized under the laws of a territory or possession of the United States of America (whether incorporated, unincorporated, organized or unorganized) is a Foreign Subsidiary if it is classified as a “controlled foreign corporation” for purposes of Section 957 of the Code.

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the Initial Notes Issue Date, including those set forth in:

(1)	the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants;

(2)	statements and pronouncements of the Financial Accounting Standards Board;

(3)	such other statements by such other entity as approved by a significant segment of the accounting profession; and

(4)	the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC, except with respect to any reports or financial information required to be delivered pursuant to the covenant set forth under “—Certain Covenants—SEC Reports,” which shall be prepared in accordance with generally accepted accounting principles as in effect in the United States of America on the date thereof.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any Person and any financial obligation, direct or indirect, contingent or otherwise, of such Person:

(1)	to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

(2)	entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning. The term “Guarantor” shall mean any Person Guaranteeing any obligation.

“Guarantee Agreement” means a supplemental indenture to the Indenture, in a form reasonably satisfactory to the Trustee, pursuant to which a Subsidiary Guarantor guarantees the Company’s obligations with respect to the Notes on the terms provided for in the Indenture.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement or Commodity Agreement.

“Holder” means the Person in whose name a Note is registered on the Registrar’s books.

“Incur” means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Restricted Subsidiary. The term “Incurrence” when used as a noun shall have a correlative meaning. Solely for purposes of determining compliance with “—Certain Covenants—Limitation on Indebtedness”:

(1)	the accrual of interest or dividends, the amortization of debt discount or the accretion of principal with respect to a non-interest bearing or other discount security;

(2)	the payment of regularly scheduled interest in the form of additional Indebtedness of the same instrument or the payment of regularly scheduled dividends on Capital Stock in the form of additional Capital Stock of the same class and with the same terms;

(3)	the obligation to pay a premium in respect of Indebtedness arising in connection with the issuance of a notice of redemption or the making of a mandatory offer to purchase such Indebtedness;

(4)	changes in the principal amount of any Indebtedness that is denominated in a currency other than U.S. dollars solely as a result of fluctuations in exchange rates or currency values;

(5)	unrealized losses or charges in respect of Hedging Obligations (including those resulting from the application of ASC 815); and

(6)	the reclassification of any outstanding Capital Stock or obligation as Indebtedness due to a change in accounting principles so long as such Capital Stock or obligation was issued prior to, and not in contemplation of, such accounting change;

in each case, will be deemed not to be the Incurrence of Indebtedness.

“Indebtedness” means, with respect to any Person on any date of determination (without duplication):

(1)	the principal in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, including, in each case, any premium on such indebtedness to the extent such premium has become due and payable;

(2)	all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/Leaseback Transactions entered into by such Person;

(3)	all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding any accounts payable or other liability to trade creditors arising in the ordinary course of business);

(4)	all obligations of such Person for the reimbursement of any obligor on any letter of credit, bankers’ acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (1) through (3) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit);

(5)	the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock of such Person or, with respect to any Preferred Stock of any Subsidiary of such Person, the amount of such Preferred Stock to be determined in accordance with the Indenture (but excluding, in each case, any accrued dividends);

(6)	all Guarantees by such Person of obligations of the type referred to in clauses (1) through (5) or dividends of other Persons;

(7)	all obligations of the types referred to in clauses (1) through (6) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the Fair Market Value of such property or assets and the amount of the obligation so secured; and

(8)	to the extent not otherwise included in this definition, Hedging Obligations of such Person.

Notwithstanding the foregoing, in connection with the purchase by the Company or any Restricted Subsidiary of any business, the term “Indebtedness” will exclude earn-outs and other post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 60 days thereafter.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all obligations as described above; provided, however, that in the case of Indebtedness sold at a discount, the amount of such Indebtedness at any time will be the accreted value thereof at such time.

The amount of any Preferred Stock that has a fixed redemption, repayment or repurchase price will be calculated in accordance with the terms of such Preferred Stock as if such Preferred Stock were redeemed, repaid or repurchased on any date on which the amount of such Preferred Stock is to be determined pursuant to the Indenture; provided, however, that if such Preferred Stock could not be required to be redeemed, repaid or repurchased at the time of such determination, the redemption, repayment or repurchase price will be calculated as of the first date thereafter on which such Preferred Stock could be required to be so redeemed, repaid or repurchased. If any Preferred Stock does not have a fixed redemption, repayment or repurchase price, the amount of such Preferred Stock will be its maximum liquidation value.

“Independent Qualified Party” means an investment banking firm, accounting firm or appraisal firm of national standing; provided, however, that such firm is not an Affiliate of the Company.

“Initial Notes Issue Date” means June 7, 2016.

“Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement with respect to exposure to interest rates.

“Investment” in any Person means any advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. If the Company or any Restricted Subsidiary issues, sells or otherwise disposes of any Capital Stock of a Person that is a Restricted Subsidiary such that, after giving effect thereto, such Person is no longer a Restricted Subsidiary, any Investment by the Company or any Restricted Subsidiary in such Person remaining after giving effect thereto will be deemed to be a new Investment at such time. The acquisition by the Company or any Restricted Subsidiary of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person at such time. Except as otherwise provided for herein, the amount of an Investment shall be its Fair Market Value at the time the Investment is made and without giving effect to subsequent changes in value.

For purposes of the definition of “Unrestricted Subsidiary,” the definition of “Restricted Payment” and the covenant described under “—Certain Covenants—Limitation on Restricted Payments”:

(1)	“Investment” shall include the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary equal to an amount (if positive) equal to (A) the Company’s “Investment” in such Subsidiary at the time of such redesignation less (B) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and

(2)	any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York.

“Lenders” has the meaning specified in the Credit Agreement.

“Lien” means any mortgage or deed of trust, charge, pledge, lien (statutory or otherwise), privilege, security interest, assignment, easement, hypothecation, claim, preference, priority or other encumbrance (including any conditional sale, capital lease or other title retention agreement and any leases in the nature thereof) upon or with respect to any property of any kind, real or personal, moveable or immovable, owned as of the Initial Notes Issue Date or thereafter acquired; provided, however, that an operating lease shall be deemed not to constitute a Lien.

“Net Available Cash” from an Asset Disposition means cash payments and the Fair Market Value of any Temporary Cash Investments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities (other than Temporary Cash Investments) received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other non-cash form), in each case net of:

(1)	all legal, title, recording, engineering, environmental, accounting, investment banking and brokerage fees, relocation expenses, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Disposition;

(2)	all payments made in respect of any Obligations that are secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition;

(3)	all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries as a result of such Asset Disposition;

(4)	the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition; and

(5)	any portion of the purchase price from an Asset Disposition placed in escrow, whether as a reserve for adjustment of the purchase price, for satisfaction of indemnities in respect of such Asset Disposition or otherwise in connection with that Asset Disposition; provided, however, that upon the termination of that escrow, Net Available Cash will be increased by any portion of funds in the escrow that are released to the Company or any Restricted Subsidiary.

“Net Cash Proceeds,” with respect to any issuance or sale of Capital Stock or Indebtedness, means the cash proceeds of such issuance or sale, net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

“New Notes Issue Date” means January 9, 2017.

“Obligations” means, with respect to any Indebtedness, any principal, premium, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, Federal or foreign law), penalties, fees, indemnifications, reimbursements and other amounts payable pursuant to the documentation governing such Indebtedness.

“Officer” means the Chairman of the Board, the President, any Vice President, the Treasurer or the Secretary of the Company.

“Officers’ Certificate” means a certificate signed by two Officers.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

“Permitted Aggregates Business Investment” means any Investment made in an Aggregate Related Business through agreements, transactions, interests or arrangements that permit businesses to share risks or costs, achieve economies of scale, pool resources, vertically integrate operations, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of such businesses jointly with third parties, relating to ownership interests in plants, production facilities, distribution facilities, quarries and other tangible and intangible assets and properties, either directly or through entities the primary business of which is to own or operate any of the foregoing, including entry into and Investments in the form of, or pursuant to, supply agreements, operating agreements, management agreements, pooling arrangements, service contracts, joint venture agreements, partnership agreements (whether general or limited), limited liability company agreements, subscription agreements, stock purchase agreements, stockholder agreements and other similar agreements with third parties (other than Unrestricted Subsidiaries).

“Permitted Investment” means an Investment by the Company or any Restricted Subsidiary in:

(1)	the Company, a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Related Business;

(2)	another Person if, as a result of such Investment, such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that such Person’s primary business is a Related Business;

(3)	cash and Temporary Cash Investments;

(4)	receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

(5)	payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(6)	loans or advances to employees made in the ordinary course of business of the Company or such Restricted Subsidiary;

(7)	stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments;

(8)	any Person to the extent such Investment represents the non-cash portion of the consideration received for (i) an Asset Disposition as permitted pursuant to the covenant described under “—Certain Covenants Limitation on Sales of Assets and Subsidiary Stock” or (ii) a disposition of assets not constituting an Asset Disposition;

(9)	any Person where such Investment was acquired by the Company or any of its Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (b) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(10)	any Person to the extent such Investments consist of prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits made in the ordinary course of business by the Company or any Restricted Subsidiary;

(11)	any Person to the extent such Investments consist of Hedging Obligations or Guarantees of Indebtedness otherwise permitted under the covenant described under “—Certain Covenants—Limitation on Indebtedness”;

(12)	any Person to the extent such Investment existed on the Initial Notes Issue Date or was or is made pursuant to a binding commitment existing on the Initial Notes Issue Date, and any extension, modification or renewal, replacement, refunding or refinancing of any such Investments existing on the Initial Notes Issue Date, but only to the extent not involving additional advances, contributions or other Investments of cash or other assets or other increases thereof (other than as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities, in each case, pursuant to the terms of such Investment as in effect on the Initial Notes Issue Date); provided that the amount of such Investment may be increased (a) as required by the terms of such Investment as in existence on the Initial Notes Issue Date or (b) as otherwise permitted under the Indenture;

(13)	(a) any Person engaged in a Related Business (other than an Investment in an Unrestricted Subsidiary) having an aggregate Fair Market Value, when taken together with all other Investments made pursuant to this clause (13)(a) that are outstanding on the date such Investment is made, do not exceed the greater of $25.0 million and 7.5% of Consolidated Net Tangible Assets at the time of such Investment and (b) any other Person having an aggregate Fair Market Value, when taken together with all other Investments made pursuant to this clause (13)(b) that are outstanding on the date such Investment is made, do not exceed the greater of $10.0 million and 3.0% of Consolidated Net Tangible Assets at the time of such Investment; provided that, in each case, (x) each Investment will be valued as of the date made and without regard to subsequent changes in value and (y) if any Investment pursuant to this clause (13) is made in any Person that is not a Restricted Subsidiary of the Company at the date of the making of such Investment and such Person becomes a Restricted Subsidiary of the Company after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (13) for so long as such Person continues to be a Restricted Subsidiary;

(14)	advances, loans, rebates and extensions of credit to suppliers, customers and vendors in the ordinary course of business in an aggregate amount not to exceed $3.0 million at any time outstanding;

(15)	deposits, prepayment and other credits to suppliers or landlords made in the ordinary course of business, including such Investments in connection with the entry into any new hauling arrangements contemplated as of the Initial Notes Issue Date;

(16)	Investments of a Restricted Subsidiary acquired after the Initial Notes Issue Date or of an entity merged into the Company or merged into or consolidated with a Restricted Subsidiary after the Initial Notes Issue Date, in each case, to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(17)	Investments the payment for which consists of Qualified Capital Stock; provided that such Qualified Capital Stock will not increase the amount available under clause (a)(3) under the covenant described in “Certain Covenants—Limitation on Restricted Payments”;

(18)	Permitted Aggregates Business Investments having an aggregate Fair Market Value, when taken together with all other Permitted Aggregates Business Investments made pursuant to this clause (18) during such calendar year, that does not exceed $10.0 million; and

(19)	licensing, sublicensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons.

For purposes of this definition, in the event that a proposed Investment (or portion thereof) meets the criteria of more than one of the categories of Permitted Investments described in clauses (1) through (19) above, the Company will be entitled to classify (but not reclassify) such Investment (or portion thereof) in one or more of such categories set forth above).

“Permitted Liens” means, with respect to any Person:

(1)	pledges or deposits by such Person under worker’s compensation laws, unemployment insurance laws or similar legislation, or pledges or deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(2)	Liens imposed by law or in the ordinary course of business (other than in connection with Indebtedness), such as carriers’, warehousemen’s, landlords’ and mechanics’ Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review and Liens arising solely by virtue of any contractual, statutory or common law provision relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided, however, that (A) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the Federal Reserve Board and (B) such deposit account is not intended by the Company or any Restricted Subsidiary to provide collateral to the depository institution;

(3)	Liens for taxes, assessments or governmental charges or claims not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings;

(4)	Liens in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness;

(5)	minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(6)	Liens securing Indebtedness Incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property, plant or equipment of such Person; provided, however, that the Lien may not extend to any other property owned by such Person or any of its Restricted Subsidiaries at the time the Lien is Incurred (other than assets and property affixed or appurtenant thereto), and the Indebtedness (other than any interest thereon) secured by the Lien may not be Incurred more than 180 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien;

(7)	Liens to secure Permitted Indebtedness Incurred under the provisions described in clause (b)(1) of the covenant described under “—Certain Covenants—Limitation on Indebtedness”;

(8)	Liens existing on the Initial Notes Issue Date;

(9)	Liens on property or shares of Capital Stock of another Person at the time such other Person becomes a Subsidiary of such Person (other than a Lien Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of transactions pursuant to which such Person becomes such a Subsidiary); provided, however, that the Liens may not extend to any other property owned by such Person or any of its Restricted Subsidiaries (other than assets and property affixed or appurtenant thereto);

(10)

Liens on property at the time such Person or any of its Subsidiaries acquires the property, including any acquisition by means of a merger or consolidation with or into such Person or a Subsidiary of such

Person (other than a Lien Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of transactions pursuant to which such Person or any of its Subsidiaries acquired such property); provided, however, that the Liens may not extend to any other property owned by such Person or any of its Restricted Subsidiaries (other than assets and property affixed or appurtenant thereto);

(11)	Liens securing Indebtedness or other obligations of a Subsidiary of such Person owing to such Person or a Restricted Subsidiary of such Person so long as such Indebtedness is permitted to be Incurred under the Indenture;

(12)	Liens securing Hedging Obligations so long as such Hedging Obligations are permitted to be Incurred under the Indenture;

(13)	Liens to secure any Refinancing (or successive Refinancings) as a whole, or in part, of any Indebtedness secured by any Lien referred to in clause (6), (8), (9) or (10) of this definition; provided, however, that:

(A)	such new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien; and

(B)	the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (x) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clause (6), (8), (9) or (10) at the time the original Lien became a Permitted Lien and (y) an amount necessary to pay any accrued but unpaid interest, fees and expenses, including premiums, related to such Refinancing;

(14)	Liens Incurred to secure cash management services in the ordinary course of business;

(15)	Liens on assets pursuant to merger agreements, stock or asset purchase agreements and similar agreements limiting the disposition of such assets pending the closing of the transactions contemplated thereby;

(16)	Liens on insurance policies and the proceeds thereof and other deposits securing the financing of the premiums with respect thereto;

(17)	Liens on any cash earnest money deposits or installment payments made by the Company or any Restricted Subsidiary in connection with any letter of intent or purchase agreement;

(18)	Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(19)	Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Company or any Restricted Subsidiary, including rights of offset and setoff;

(20)	leases, licenses, subleases and sublicenses granted to others that do not materially interfere with the ordinary course of business of the Company or any Restricted Subsidiary;

(21)	Liens arising from filing precautionary Uniform Commercial Code financing statements regarding leases;

(22)	Liens securing obligations at any one time outstanding that do not in the aggregate exceed the greater of $25.0 million and 7.5% of Consolidated Net Tangible Assets at the time such Liens are granted or at any time that such obligations are Incurred;

(23)	Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(24)	Liens on cash, Temporary Cash Investments or other property arising in connection with the defeasance, discharge or redemption of Indebtedness;

(25)	Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(26)	customary Liens granted in favor of a trustee (including the Trustee) to secure fees and other amounts owing to such trustee under an indenture or other agreement pursuant to which Indebtedness not prohibited by the Indenture is issued (including the Indenture);

(27)	Liens encumbering property or assets under construction arising from progress or partial payments by a customer of the Company or any of its Restricted Subsidiaries relating to such property or assets; provided that such Liens shall not extend to any asset other than the specified asset being constructed;

(28)	with respect to any real property leased by the Company or any Restricted Subsidiary, any Liens on the title of such property not created by the Company or such Restricted Subsidiary, as applicable; and

(29)	Liens securing Indebtedness permitted to be Incurred under the covenant described under “—Certain Covenants—Limitation on Indebtedness” if (i) at the time such Liens are granted, after giving pro forma effect to such Liens and to any concurrent Incurrence of Indebtedness secured by such Liens, and (ii) at the time of any subsequent Incurrence of Indebtedness secured by such Liens, after giving pro forma effect to such Incurrence of Indebtedness, in each case, the Consolidated Secured Leverage Ratio is no greater than 1.75 to 1.0. For purposes of this clause (29), (A) Indebtedness outstanding under clauses (b)(1) and (b)(11) of the covenant described under “—Certain Covenants—Limitation on Indebtedness” shall not be included in clause (x) of Consolidated Secured Leverage Ratio and (B) the Company may on any date treat any undrawn committed amount of Indebtedness secured by such Liens as Indebtedness Incurred on such date, and any subsequent Incurrence of such Indebtedness under and not in excess of such commitment shall not constitute an Incurrence for purposes of this clause (29); provided that, for all purposes under the Indenture, in connection with any such election, such undrawn commitment shall be treated as secured Indebtedness and shall be included in clause (x) of Consolidated Secured Leverage Ratio with respect to any subsequent Incurrence of Indebtedness that is not Incurred under such commitment.

For purposes of this definition, a Lien securing Indebtedness may also secure other Obligations with respect to such Indebtedness.

For purposes of determining compliance with this definition, (A) Liens need not be Incurred solely by reference to one category of Permitted Liens described in this definition but are permitted to be Incurred under any combination thereof and of any other available exemption and (B) in the event that a Lien (or any portion thereof) meets the criteria of one or more of the categories of Permitted Liens, the Company shall, in its sole discretion, classify such Lien (or any portion thereof) in any manner that complies with this definition.

In each case set forth above, notwithstanding any stated limitation on the assets or property that may be subject to such Lien, a Permitted Lien on a specified asset or property or group or type of assets or property may include Liens on all improvements, repairs, additions, attachments and accessions thereto, assets and property affixed or appurtenant thereto, parts, replacements and substitutions therefor, and all products and proceeds thereof, including dividends, distributions, interest and increases in respect thereof.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock,” as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“principal” of a Note means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.

“Purchase Money Indebtedness” means Indebtedness (including Capital Lease Obligations) (1) consisting of the deferred purchase price of property, conditional sale obligations, obligations under any title retention agreement, other purchase money obligations and obligations in respect of industrial revenue bonds or similar Indebtedness, in each case where the maturity of such Indebtedness does not exceed the anticipated useful life of the asset being financed, and (2) Incurred to finance the acquisition by the Company or a Restricted Subsidiary of such asset, including additions and improvements, in the ordinary course of business; provided, however, that any Lien arising in connection with any such Indebtedness shall be limited to the specific asset being financed and all improvements, repairs, additions, attachments and accessions thereto, assets and property affixed or appurtenant thereto, parts, replacements and substitutions therefor, and all products and proceeds thereof, including dividends, distributions, interest and increases in respect thereof; provided further, however, that such Indebtedness is Incurred within 180 days after such acquisition of such assets.

“Qualified Capital Stock” of a Person means Capital Stock of such Person other than Disqualified Stock; provided, however, that such Capital Stock shall not be deemed Qualified Capital Stock to the extent sold to a Subsidiary of such Person or financed, directly or indirectly, using funds (1) borrowed from such Person or any Subsidiary of such Person or (2) contributed, extended, guaranteed or advanced by such Person or any Subsidiary of such Person (including, in respect of any employee stock ownership or benefit plan). Unless otherwise specified, Qualified Capital Stock refers to Qualified Capital Stock of the Company.

“Qualified Equity Offering” means any issuance and sale of the Company’s common stock by the Company. Notwithstanding the foregoing, the term “Qualified Equity Offering” shall not include:

(1)	any issuance and sale with respect to common stock registered on Form S-4 or Form S-8;

(2)	any issuance and sale to any Subsidiary of the Company; or

(3)	any such public or private sale that constitutes an Excluded Contribution.

“Quotation Agent” means the Reference Treasury Dealer selected by the Company.

“Reference Treasury Dealer” means J.P. Morgan Securities LLC and its successors and assigns and two other nationally recognized investment banking firms selected by the Company that are primary U.S. Government securities dealers.

“Reference Treasury Dealer Quotations” means with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day immediately preceding such redemption date.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, purchase, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement (whether upon or after termination or otherwise) for, such Indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Indebtedness” means Indebtedness that Refinances any Indebtedness of the Company or any Restricted Subsidiary Incurred in compliance with the Indenture; provided, however, that:

(1)	(a) if the Stated Maturity of the Indebtedness being Refinanced is equal to or earlier than the Stated Maturity of the Notes, such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced and (b) if the Stated Maturity of the Indebtedness being Refinanced is later than the Stated Maturity of the Notes, the Refinancing Indebtedness has a Stated Maturity of at least 91 days after the Stated Maturity of the Notes;

(2)	such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced;

(3)	such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding (plus accrued and unpaid interest and any related fees and expenses in connection with such Refinancing, including any premium and defeasance costs and any premium paid in connection with a tender offer for such Indebtedness) under the Indebtedness being Refinanced; and

(4)	if the Indebtedness being Refinanced is subordinated in right of payment to the Notes, such Refinancing Indebtedness is subordinated in right of payment to the Notes at least to the same extent as the Indebtedness being Refinanced; provided further, however, that Refinancing Indebtedness shall not include (A) Indebtedness of a Subsidiary that Refinances Indebtedness of the Company or (B) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

“Registration Rights Agreement” means (1) with respect to the Initial Notes issued on the Initial Notes Issue Date, the Registration Rights Agreement dated as of June 7, 2016, among the Company, the Subsidiary Guarantors and J.P. Morgan Securities LLC, as representative of the initial purchasers, (2) with respect to the New Notes issued on the New Notes Issue Date, the Registration Rights Agreement dated as of January 9, 2017, among the Company, the Subsidiary Guarantors, and J.P. Morgan Securities LLC, as the initial purchaser, and (3) with respect to each issuance of Additional Notes issued in a transaction exempt from the registration requirements of the Securities Act, the registration rights agreement, if any, among the Company and the Persons purchasing such Additional Notes under the related purchase agreement.

“Related Business” means any business in which the Company or any of the Restricted Subsidiaries was engaged on the Initial Notes Issue Date and any business that is in the good faith judgment of the Company related, ancillary or complementary to any such business.

“Restricted Payment” with respect to any Person means:

(1)	the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment in respect of its Capital Stock in connection with any merger or consolidation involving such Person) or similar payment to the direct or indirect holders of its Capital Stock (other than (A) dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock), (B) dividends or distributions payable solely to the Company or a Restricted Subsidiary and (C) pro rata dividends or other distributions made by a Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation));

(2)	the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of any Capital Stock of the Company held by any Person (other than by a Restricted Subsidiary) other than in exchange for Capital Stock of the Company that is not Disqualified Stock;

(3)	the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations of the Company or any Subsidiary Guarantor (other than (A) from the Company or a Restricted Subsidiary or (B) the purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations made in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase, redemption, defeasance or other acquisition or retirement); or

(4)	the making of any Investment (other than a Permitted Investment) in any Person.

The amount of any Restricted Payment if made otherwise than in cash will be Fair Market Value of the assets subject thereto.

“Restricted Subsidiary” means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

“Sale/Leaseback Transaction” means an arrangement relating to property owned by the Company or a Restricted Subsidiary on the Initial Notes Issue Date or thereafter acquired by the Company or a Restricted Subsidiary whereby the Company or a Restricted Subsidiary transfers such property to a Person (other than the Company or a Restricted Subsidiary) and the Company or a Restricted Subsidiary leases it from such Person.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Senior Indebtedness” means with respect to any Person:

(1)	Indebtedness of such Person, whether outstanding on the Initial Notes Issue Date or thereafter Incurred; and

(2)	all other Obligations of such Person (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person whether or not post-filing interest is allowed in such proceeding) in respect of Indebtedness described in clause (1) above unless, in the case of clauses (1) and (2), in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such Indebtedness or other Obligations are subordinate in right of payment to the Notes or the Subsidiary Guarantee of such Person, as the case may be; provided, however, that Senior Indebtedness shall not include:

(1)	any obligation of such Person to the Company or any Subsidiary of the Company;

(2)	any liability for Federal, state, local or other taxes owed or owing by such Person;

(3)	any accounts payable or other liability to trade creditors arising in the ordinary course of business;

(4)	any Capital Stock;

(5)	any Indebtedness or other Obligation of such Person that is subordinate in right of payment to any other Indebtedness or other Obligation of such Person;

(6)	that portion of any Indebtedness that at the time of Incurrence was Incurred in violation of the Indenture;

(7)	any Indebtedness, which, when Incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to such Person;

(8)	any Indebtedness of or amounts owed by such Person for compensation to employees or for services rendered to another Person; and

(9)	Indebtedness of such Person to a Subsidiary or any other Affiliate or any such Affiliate’s Subsidiaries.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC and, for purpose of determining whether an Event of Default has occurred, any group of Restricted Subsidiaries that combined would be such a Significant Subsidiary.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

“Subordinated Obligation” means, with respect to a Person, any Indebtedness of such Person (whether outstanding on the Initial Notes Issue Date or thereafter Incurred) which is subordinate in right of payment to the Notes or a Subsidiary Guarantee of such Person, as the case may be, pursuant to a written agreement to that effect.

“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Voting Stock is at the time owned or controlled, directly or indirectly, by:

(1)	such Person;

(2)	such Person and one or more Subsidiaries of such Person; or

(3)	one or more Subsidiaries of such Person.

Unless otherwise specified or the context shall otherwise require, “Subsidiary” means a Subsidiary of the Company.

“Subsidiary Guarantor” means each Subsidiary of the Company that executes the Indenture as a guarantor and each other Subsidiary of the Company that thereafter Guarantees the Notes pursuant to the terms of the Indenture, in each case, until the Guarantee of such Person has been released in accordance with the provisions of the Indenture.

“Subsidiary Guarantee” means a Guarantee by a Subsidiary Guarantor of the Company’s obligations with respect to the Notes.

“Temporary Cash Investments” means any of the following:

(1)	any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof;

(2)	investments in demand and time deposit accounts, certificates of deposit and money market deposits maturing within 270 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any State thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50.0 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated “A” (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor;

(3)	repurchase obligations with a term of not more than 180 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above;

(4)	investments in commercial paper, maturing not more than 180 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of “P-1” (or higher) according to Moody’s Investors Service, Inc. or “A-1” (or higher) according to Standard and Poor’s Ratings Services;

(5)	investments in securities with maturities of nine months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least “A” by Standard & Poor’s Ratings Services or “A” by Moody’s Investors Service, Inc.;

(6)	investments in money market funds that invest substantially all their assets insecurities of the types described in clauses (1) through (5) above; and

(7)	in the case of a Foreign Subsidiary or any other Restricted Subsidiary that conducts business outside of the United States, investments of the type referred to in clauses (1) through (6) above and comparable in credit quality and tenor to those referred to in such clauses that are, in each case, commonly used by businesses for cash management purposes in the applicable jurisdictions to the extent advisable in connection with any business conducted by the Company or any Restricted Subsidiary, all as determined in good faith by the Company.

“Trustee” means U.S. Bank National Association until a successor replaces it and, thereafter, means the successor.

“Trust Indenture Act” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the Initial Notes Issue Date.

“Trust Officer” means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

“Uniform Commercial Code” means the Uniform Commercial Code as from time to time in effect in the State of New York or any other applicable jurisdiction.

“Unrestricted Subsidiary” means:

(1)	any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below; and

(2)	any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, such designation would be permitted under the covenant described under “—Certain Covenants—Limitation on Restricted Payments” and the final paragraph of the definition of the term “Investment.”

The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (A) the Company could Incur $1.00 of additional Indebtedness under paragraph (a) of the covenant described under “—Certain Covenants—Limitation on Indebtedness” and (B) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.

As of the New Notes Issue Date, there were no Unrestricted Subsidiaries.

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer’s option.

“Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

“Wholly Owned Subsidiary” means a Restricted Subsidiary all the Capital Stock of which (other than directors’ qualifying shares and shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary) is owned by the Company or one or more other Wholly Owned Subsidiaries.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of material U.S. federal income tax consequences of the exchange of 2017 Notes for Exchange Notes pursuant to the exchange offer, but does not purport to be a complete analysis of all potential tax considerations and does not apply to the Existing 6.375% Notes. This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury Regulations promulgated or proposed thereunder, and administrative and judicial interpretations thereof, all as of the date hereof and all of which are subject to change, possibly on a retroactive basis.

This summary is limited to the tax consequences of those persons who are original beneficial owners of the 2017 Notes, who exchange 2017 Notes for Exchange Notes in the exchange offer, and that will hold the Exchange Notes as capital assets within the meaning of Section 1221 of the Code (“Holders”). This summary does not purport to deal with all aspects of U.S. federal income taxation that might be relevant to particular Holders in light of their particular circumstances or status nor does it address specific tax consequences that may be relevant to particular persons (including, for example, financial institutions, broker-dealers, insurance companies, partnerships or other pass-through entities, expatriates, banks, real estate investment trusts, regulated investment companies, tax-exempt organizations and persons that have a functional currency other than the U.S. dollar, or persons in special situations, such as those who have elected to mark securities to market or those who hold 2017 Notes as part of a straddle, hedge, conversion transaction or other integrated investment). In addition, this summary does not address U.S. federal alternative minimum, estate and gift tax consequences or consequences under the tax laws of any state, local or foreign jurisdiction. We have not sought any ruling from the Internal Revenue Service (the “IRS”) with respect to the statements made and the conclusions reached in this summary, and we cannot assure you that the IRS will agree with such statements and conclusions.

If a partnership or other entity treated as a partnership for U.S. federal income tax purposes holds 2017 Notes and participates in the exchange offer, the tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding the 2017 Notes, you should consult your tax advisor regarding the tax consequences of the exchange of 2017 Notes for Exchange Notes pursuant to the exchange offer.

This summary is for general information only. Persons considering the exchange of 2017 Notes for Exchange Notes are urged to consult their independent tax advisors concerning the U.S. federal income tax and other tax consequences to them of exchanging the 2017 Notes, as well as the application of state, local and foreign income and other tax laws.

Exchange of a 2017 Note for an Exchange Note Pursuant to the Exchange Offer

We believe that your exchange of 2017 Notes for Exchange Notes will not constitute a taxable disposition of the 2017 Notes for U.S. federal income tax purposes. As a result, (1) you will not recognize taxable income, gain or loss on such exchange, (2) your holding period for the Exchange Notes will generally include the holding period of the 2017 Notes so exchanged, and (3) your adjusted tax basis in the Exchange Notes will generally be the same as your adjusted tax basis in the 2017 Notes so exchanged.

THE PRECEDING DISCUSSION OF MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. DUE TO THE COMPLEXITY OF THE U.S. FEDERAL INCOME TAX RULES APPLICABLE TO NOTEHOLDERS AND THE CONSIDERABLE UNCERTAINTY THAT EXISTS WITH RESPECT TO MANY ASPECTS OF THOSE RULES, EACH NOTEHOLDER SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF PARTICIPATING IN THE EXCHANGE OFFER AND OF OWNING AND DISPOSING OF EXCHANGE NOTES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

PLAN OF DISTRIBUTION

Based on interpretations of the SEC set forth in no-action letters issued to third parties, we believe that the Exchange Notes issued under the exchange offer in exchange for 2017 Notes may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act, provided:

•	you are not an “affiliate” of ours within the meaning of Rule 405 under the Securities Act;

•	you are acquiring the Exchange Notes in the ordinary course of your business; and

•	you are not participating in, and do not intend to participate in, and have no arrangement or understanding with any person to participate in, the distribution (within the meaning of the Securities Act) of the Exchange Notes in violation of the provisions of the Securities Act.

If you tender 2017 Notes in the exchange offer with the intention of participating in any manner in a distribution of the Exchange Notes:

•	you cannot rely on the above interpretations of the SEC; and

•	you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction, and the secondary resale transaction must be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K under the Securities Act.

Each broker-dealer that receives Exchange Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the Exchange Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for 2017 Notes where such 2017 Notes were acquired as a result of market-marking activities or other trading activities. We have agreed that, for a period of 180 days after the completion of the exchange offer (or until all participating broker-dealers have sold all of their Exchange Notes and the exchange offer has been completed), we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

We will not receive any proceeds from any sale of the Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own accounts pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 180 days after completion of the exchange offer (or until all participating broker-dealers have sold all of their Exchange Notes and the exchange offer has been completed), we will promptly send additional copies of this prospectus and any amendment to this prospectus to any broker-dealer that requests such documents. We have agreed, in connection with the exchange offer, to indemnify the holders of Notes against certain liabilities, including liabilities under the Securities Act.

By acceptance of the exchange offer, each broker-dealer that receives Exchange Notes pursuant to the exchange offer hereby agrees to notify us prior to using the prospectus in connection with the sale or transfer of Exchange Notes, and acknowledges and agrees that, upon receipt of notice from us of the happening of any event which makes any statement in the prospectus untrue in any material respect or which requires the making of any changes in the prospectus in order to make the statements therein not misleading (which notice we agree to deliver promptly to such broker-dealer), such broker-dealer will suspend use of the prospectus until we have amended or supplemented the prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented prospectus to such broker-dealer.

We have agreed to pay all expenses incident to the exchange offer other than fees and expenses of counsel to the holders and brokerage commissions and transfer taxes, if any, and will indemnify the holders of the 2017 Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

Except as set forth in the next sentence, the validity of the Exchange Notes and the validity of the subsidiary guarantees thereof will be passed upon for us by Akin, Gump, Strauss, Hauer & Feld, L.L.P. Certain matters relating to the validity of the Maryland subsidiary guarantees will be passed upon for us by McKennon Shelton & Henn LLP, of the Michigan subsidiary guarantees will be passed on for us by Honigman Miller Schwartz and Cohn LLP, of the New Jersey subsidiary guarantees will be passed on for us by Connell Foley LLP and of the Oklahoma subsidiary guarantees will be passed upon for us by Conner & Winters, LLP.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

Directors’ liability; indemnification of directors and officers. Section 145(a) of the Delaware General Corporation Law provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, because the person is or was a director or officer of the corporation. Such indemnity may be against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and if, with respect to any criminal action or proceeding, the person did not have reasonable cause to believe the person’s conduct was unlawful.

Section 145(b) of the Delaware General Corporation Law provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director or officer of the corporation, against any expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145(g) of the Delaware General Corporation Law provides, in general, that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against the person in any such capacity, or arising out of the person’s status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of the law. Our amended and restated certificate of incorporation provides that, to the fullest extent permitted by applicable law, a director will not be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. In addition, our by-laws provide that we will indemnify each director and officer and may indemnify employees and agents, as determined by our board, to the fullest extent provided by the laws of the State of Delaware.

The foregoing statements are subject to the detailed provisions of Section 145 of the Delaware General Corporation Law and our Certificate and By-laws.

Section 102(b)(7) of the Delaware General Corporation Law permits the limitation of directors’ personal liability to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director except for (1) any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (3) breaches under Section 174 of the Delaware General Corporation Law, which relates to unlawful payments of dividends or unlawful stock repurchase or redemptions, and (4) any transaction from which the director derived an improper personal benefit.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Reference is made to Item 22 for our undertakings with respect to indemnification for liabilities arising under the Securities Act.

We maintain directors’ and officers’ liability insurance for our officers and directors.

Item 21. Exhibits and Financial Statement Schedules.

(a) Exhibits

The Exhibits filed herewith or incorporated herein by reference are set forth in the attached Exhibit Index, which is incorporated by reference herein.

(b) Financial Statement Schedules

All schedules are omitted because the required information is (i) not applicable, (ii) not present in amounts sufficient to require submission of the schedule or (iii) included in our financial statements and the accompanying notes included in the prospectus to this Registration Statement.

Item 22. Undertakings.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, or the Securities Act, may be permitted to directors, officers and controlling persons of the registrants, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each registrant hereby undertakes:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(b) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if such registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

That, for the purpose of determining liability of such registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of such registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(b) any free writing prospectus relating to the offering prepared by or on behalf of such registrant or used or referred to by the undersigned registrants;

(c) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of such registrant; and

(d) any other communication that is an offer in the offering made by such registrant to the purchaser.

That, for purposes of determining any liability under the Securities Act of 1933, each filing of a registrant annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Euless, State of Texas, on the 2nd day of June, 2017.

U.S. CONCRETE, INC.

By	/s/ William J. Sandbrook
	Name:	William J. Sandbrook
	Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, Kevin R. Kohutek or Paul M. Jolas, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on June 2, 2017 by the following persons in the capacities indicated.

Signature	Title

/s/ William J. Sandbrook William J. Sandbrook	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Joseph C. Tusa, Jr. Joseph C. Tusa, Jr.	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Eugene I. Davis Eugene I. Davis	Director and Chairman of the Board

/s/ Kevin R. Kohutek Kevin R. Kohutek	Vice President and Chief Accounting Officer (Principal Accounting Officer)

/s/ Kurt M. Cellar Kurt M. Cellar	Director

/s/ Michael D. Lundin Michael D. Lundin	Director

Signature	Title

/s/ Robert M. Rayner Robert M. Rayner	Director

/s/ Theodore P. Rossi Theodore P. Rossi	Director

/s/ Colin M. Sutherland Colin M. Sutherland	Director

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Euless, State of Texas, on the 2nd day of June, 2017.

160 EAST 22ND TERMINAL LLC

By	/s/ Kevin R. Kohutek
	Name:	Kevin R. Kohutek
	Title:	Vice President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, Kevin R. Kohutek or Paul M. Jolas, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on June 2, 2017 by the following persons in the capacities indicated.

Signature		Title

/s/ Ronnie Pruitt Ronnie Pruitt		President (Principal Executive Officer)

/s/ Kathy Kantor Kathy Kantor		Treasurer (Principal Financial and Accounting Officer)

Ferrara Bros., LLC

By:	/s/ Kevin Kohutek
Name:	Kevin Kohutek	Manager
Title:	Vice President

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Euless, State of Texas, on the 2nd day of June, 2017.

AGGREGATE & CONCRETE TESTING, LLC

By	/s/ Kevin R. Kohutek
	Name:	Kevin R. Kohutek
	Title:	Vice President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, Kevin R. Kohutek or Paul M. Jolas, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on June 2, 2017 by the following persons in the capacities indicated.

Signature		Title

/s/ Ronnie Pruitt Ronnie Pruitt		President (Principal Executive Officer)

/s/ Kathy Kantor Kathy Kantor		Treasurer (Principal Financial and Accounting Officer)

Ferrara Bros., LLC

By:	/s/ Kevin R. Kohutek
Name:	Kevin R. Kohutek	Manager
Title:	Vice President

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Euless, State of Texas, on the 2nd day of June, 2017.

ALBERTA INVESTMENTS, INC.

By	/s/ Paul M. Jolas
	Name:	Paul M. Jolas
	Title:	Vice President and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, Kevin R. Kohutek or Paul M. Jolas, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on June 2, 2017 by the following persons in the capacities indicated.

Signature	Title

/s/ Ronnie Pruitt Ronnie Pruitt	President and Director (Principal Executive Officer)

/s/ Victoria Clyde Victoria Clyde	Treasurer (Principal Financial and Accounting Officer)

/s/ William J. Sandbrook William J. Sandbrook	Vice President and Director

/s/ Mark B. Peabody Mark B. Peabody	Director

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Euless, State of Texas, on the 2nd day of June, 2017.

ALLIANCE HAULERS, INC.

By	/s/ Paul M. Jolas
	Name:	Paul M. Jolas
	Title:	Vice President and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, Kevin R. Kohutek or Paul M. Jolas, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on June 2, 2017 by the following persons in the capacities indicated.

Signature	Title

/s/ Ronnie Pruitt Ronnie Pruitt	President and Director (Principal Executive Officer)

/s/ Victoria Clyde Victoria Clyde	Treasurer (Principal Financial and Accounting Officer)

/s/ Mark B. Peabody Mark B. Peabody	Director

/s/ William J. Sandbrook William J. Sandbrook	Vice President and Director

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Euless, State of Texas, on the 2nd day of June, 2017.

AMERICAN CONCRETE PRODUCTS, INC.

By	/s/ Paul M. Jolas
	Name:	Paul M. Jolas
	Title:	Vice President and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, Kevin R. Kohutek or Paul M. Jolas, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on June 2, 2017 by the following persons in the capacities indicated.

Signature	Title

/s/ William J. Sandbrook William J. Sandbrook	President and Director (Principal Executive Officer)

/s/ Ronnie Pruitt Ronnie Pruitt	Treasurer, Vice President and Director (Principal Financial and Accounting Officer)

/s/ Mark B. Peabody Mark B. Peabody	Director

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Euless, State of Texas, on the 2nd day of June, 2017.

ATLAS REDI-MIX, LLC

By	/s/ Paul M. Jolas
	Name:	Paul M. Jolas
	Title:	Vice President and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, Kevin R. Kohutek or Paul M. Jolas, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on June 2, 2017 by the following persons in the capacities indicated.

Signature		Title

/s/ Ronnie Pruitt Ronnie Pruitt		President (Principal Executive Officer)

/s/ Victoria Clyde Victoria Clyde		Vice President and Treasurer (Principal Financial and Accounting Officer)

Alberta Investments, Inc.

By:	/s/ Paul M. Jolas
Name:	Paul M. Jolas	Member
Title:	Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Euless, State of Texas, on the 2nd day of June, 2017.

ATLAS-TUCK CONCRETE, INC.

By	/s/ Paul M. Jolas
	Name:	Paul M. Jolas
	Title:	Vice President and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, Kevin R. Kohutek or Paul M. Jolas, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on June 2, 2017 by the following persons in the capacities indicated.

Signature	Title

/s/ Ronnie Pruitt Ronnie Pruitt	President and Director (Principal Executive Officer)

/s/ Luis A. Collazo Luis A. Collazo	Treasurer (Principal Financial and Accounting Officer)

/s/ Mark B. Peabody Mark B. Peabody	Director

/s/ William J. Sandbrook William J. Sandbrook	Vice President and Director

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Euless, State of Texas, on the 2nd day of June, 2017.

BEALL CONCRETE ENTERPRISES, LLC

By	/s/ Paul M. Jolas
	Name:	Paul M. Jolas
	Title:	Vice President and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, Kevin R. Kohutek or Paul M. Jolas, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on June 2, 2017 by the following persons in the capacities indicated.

Signature		Title

/s/ Ronnie Pruitt Ronnie Pruitt		President (Principal Executive Officer)

/s/ Victoria Clyde Victoria Clyde		Vice President and Treasurer (Principal Financial and Accounting Officer)

Beall Investment Corporation, Inc.

By:	/s/ Paul M. Jolas
Name:	Paul M. Jolas	Member
Title:	Vice President and Secretary

Beall Management, Inc.

By:	/s/ Paul M. Jolas
Name:	Paul M. Jolas	Member
Title:	Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Euless, State of Texas, on the 2nd day of June, 2017.

BEALL INDUSTRIES, INC.

By	/s/ Paul M. Jolas
	Name:	Paul M. Jolas
	Title:	Vice President and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, Kevin R. Kohutek or Paul M. Jolas, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on June 2, 2017 by the following persons in the capacities indicated.

Signature	Title

/s/ Ronnie Pruitt Ronnie Pruitt	President and Director (Principal Executive Officer)

/s/ Victoria Clyde Victoria Clyde	Treasurer (Principal Financial and Accounting Officer)

/s/ Mark B. Peabody Mark B. Peabody	Director

/s/ William J. Sandbrook William J. Sandbrook	Vice President and Director

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Euless, State of Texas, on the 2nd day of June, 2017.

BEALL INVESTMENT CORPORATION, INC.

By	/s/ Paul M. Jolas
	Name:	Paul M. Jolas
	Title:	Vice President and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, Kevin R. Kohutek or Paul M. Jolas, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on June 2, 2017 by the following persons in the capacities indicated.

Signature	Title

/s/ Ronnie Pruitt Ronnie Pruitt	President and Director (Principal Executive Officer)

/s/ Victoria Clyde Victoria Clyde	Treasurer (Principal Financial and Accounting Officer)

/s/ Mark B. Peabody Mark B. Peabody	Director

/s/ William J. Sandbrook William J. Sandbrook	Vice President and Director

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Euless, State of Texas, on the 2nd day of June, 2017.

BEALL MANAGEMENT, INC.

By	/s/ Paul M. Jolas
	Name:	Paul M. Jolas
	Title:	Vice President and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, Kevin R. Kohutek or Paul M. Jolas, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on June 2, 2017 by the following persons in the capacities indicated.

Signature	Title

/s/ Ronnie Pruitt Ronnie Pruitt	President and Director (Principal Executive Officer)

/s/ Victoria Clyde Victoria Clyde	Treasurer (Principal Financial and Accounting Officer)

/s/ Mark B. Peabody Mark B. Peabody	Director

/s/ William J. Sandbrook William J. Sandbrook	Vice President and Director

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Euless, State of Texas, on the 2nd day of June, 2017.

BODE CONCRETE LLC

By	/s/ Paul M. Jolas
	Name:	Paul M. Jolas
	Title:	Vice President and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, Kevin R. Kohutek or Paul M. Jolas, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on June 2, 2017 by the following persons in the capacities indicated.

Signature		Title

/s/ William J. Sandbrook William J. Sandbrook		President (Principal Executive Officer)

/s/ Laurie Cerrito Laurie Cerrito		Treasurer (Principal Financial and Accounting Officer)

Central Concrete Supply Co., Inc.

By:	/s/ Paul M. Jolas
Name:	Paul M. Jolas	Member
Title:	Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Euless, State of Texas, on the 2nd day of June, 2017.

BODE GRAVEL CO.

By	/s/ Paul M. Jolas
	Name:	Paul M. Jolas
	Title:	Vice President and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, Kevin R. Kohutek or Paul M. Jolas, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on June 2, 2017 by the following persons in the capacities indicated.

Signature	Title

/s/ William J. Sandbrook William J. Sandbrook	President and Director (Principal Executive Officer)

/s/ Laurie Cerrito Laurie Cerrito	Treasurer (Principal Financial and Accounting Officer)

/s/ Ronnie Pruitt Ronnie Pruitt	Vice President and Director

/s/ Mark B. Peabody Mark B. Peabody	Director

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Euless, State of Texas, on the 2nd day of June, 2017.

BRECKENRIDGE READY MIX, INC.

By	/s/ Paul M. Jolas
	Name:	Paul M. Jolas
	Title:	Vice President and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, Kevin R. Kohutek or Paul M. Jolas, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on June 2, 2017, by the following persons in the capacities indicated.

Signature	Title

/s/ Jeffrey W. Roberts Jeffrey W. Roberts	President (Principal Executive Officer)

/s/ Luis A. Collazo Luis A. Collazo	Treasurer (Principal Financial and Accounting Officer)

/s/ Ronnie Pruitt Ronnie Pruitt	Vice President and Director

/s/ Mark B. Peabody Mark B. Peabody	Director

/s/ William J. Sandbrook William J. Sandbrook	Vice President and Director

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Euless, State of Texas, on the 2nd day of June, 2017.

CENTRAL CONCRETE SUPPLY CO., INC.

By	/s/ Paul M. Jolas
	Name:	Paul M. Jolas
	Title:	Vice President and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, Kevin R. Kohutek or Paul M. Jolas, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on June 2, 2017 by the following persons in the capacities indicated.

Signature	Title

/s/ William J. Sandbrook William J. Sandbrook	President and Director (Principal Executive Officer)

/s/ Laurie Cerrito Laurie Cerrito	Treasurer (Principal Financial and Accounting Officer)

/s/ Ronnie Pruitt Ronnie Pruitt	Vice President and Director

/s/ Mark B. Peabody Mark B. Peabody	Director

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Euless, State of Texas, on the 2nd day of June, 2017.

CENTRAL PRECAST CONCRETE, INC.

By	/s/ Paul M. Jolas
	Name:	Paul M. Jolas
	Title:	Vice President and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, Kevin R. Kohutek or Paul M. Jolas, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on June 2, 2017 by the following persons in the capacities indicated.

Signature	Title

/s/ William J. Sandbrook William J. Sandbrook	President and Director (Principal Executive Officer)

/s/ Ronnie Pruitt Ronnie Pruitt	Vice President, Treasurer and Director (Principal Financial and Accounting Officer)

/s/ Mark B. Peabody Mark B. Peabody	Director

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Euless, State of Texas, on the 2nd day of June, 2017.

COLONIAL CONCRETE CO.

By	/s/ Paul M. Jolas
	Name:	Paul M. Jolas
	Title:	Vice President and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, Kevin R. Kohutek or Paul M. Jolas, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on June 2, 2017 by the following persons in the capacities indicated.

Signature	Title

/s/ Ronnie Pruitt Ronnie Pruitt	President (Principal Executive Officer)

/s/ Kathy Kantor Kathy Kantor	Treasurer (Principal Financial and Accounting Officer)

/s/ Kevin R. Kohutek Kevin R. Kohutek	Director

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Euless, State of Texas, on the 2nd day of June, 2017.

CONCRETE XXXIV ACQUISITION, INC.

By	/s/ Paul M. Jolas
	Name:	Paul M. Jolas
	Title:	Vice President and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, Kevin R. Kohutek or Paul M. Jolas, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on June 2, 2017 by the following persons in the capacities indicated.

Signature	Title

/s/ William J. Sandbrook William J. Sandbrook	President and Director (Principal Executive Officer)

/s/ Ronnie Pruitt Ronnie Pruitt	Treasurer (Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Euless, State of Texas, on the 2nd day of June, 2017.

CONCRETE XXXV ACQUISITION, INC.

By	/s/ Paul M. Jolas
	Name:	Paul M. Jolas
	Title:	Vice President and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, Kevin R. Kohutek or Paul M. Jolas, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on June 2, 2017 by the following persons in the capacities indicated.

Signature	Title

/s/ William J. Sandbrook William J. Sandbrook	President and Director (Principal Executive Officer)

/s/ Ronnie Pruitt Ronnie Pruitt	Treasurer (Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Euless, State of Texas, on the 2nd day of June, 2017.

CONCRETE XXXVI ACQUISITION, INC.

By	/s/ Paul M. Jolas
	Name:	Paul M. Jolas
	Title:	Vice President and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, Kevin R. Kohutek or Paul M. Jolas, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on June 2, 2017 by the following persons in the capacities indicated.

Signature	Title

/s/ William J. Sandbrook William J. Sandbrook	President and Director (Principal Executive Officer)

/s/ Ronnie Pruitt Ronnie Pruitt	Treasurer (Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Euless, State of Texas, on the 2nd day of June, 2017.

CUSTOM-CRETE, LLC

By	/s/ Paul M. Jolas
	Name:	Paul M. Jolas
	Title:	Vice President and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, Kevin R. Kohutek or Paul M. Jolas, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on June 2, 2017 by the following persons in the capacities indicated.

Signature		Title

/s/ Niel Poulsen Niel Poulsen		President (Principal Executive Officer)

/s/ Victoria Clyde Victoria Clyde		Vice President and Treasurer (Principal Financial and Accounting Officer)

Redi-Mix, LLC

By:	/s/ Paul M. Jolas
Name:	Paul M. Jolas	Member
Title:	Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Euless, State of Texas, on the 2nd day of June, 2017.

CUSTOM-CRETE REDI-MIX, LLC

By	/s/ Paul M. Jolas
	Name:	Paul M. Jolas
	Title:	Vice President and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, Kevin R. Kohutek or Paul M. Jolas, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on June 2, 2017 by the following persons in the capacities indicated.

Signature		Title

/s/ Ronnie Pruitt Ronnie Pruitt		President (Principal Executive Officer)

/s/ Victoria Clyde Victoria Clyde		Vice President and Treasurer (Principal Financial and Accounting Officer)

/s/ William J. Sandbrook William J. Sandbrook		Vice President

Alberta Investments, Inc.

By:	/s/ Paul M. Jolas
Name:	Paul M. Jolas	Member
Title:	Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Euless, State of Texas, on the 2nd day of June, 2017.

EASTERN CONCRETE MATERIALS, INC.

By	/s/ Paul M. Jolas
	Name:	Paul M. Jolas
	Title:	Vice President and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, Kevin R. Kohutek or Paul M. Jolas, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on June 2, 2017 by the following persons in the capacities indicated.

Signature	Title

/s/ Ronnie Pruitt Ronnie Pruitt	President (Principal Executive Officer)

/s/ Kevin R. Kohutek Kevin R. Kohutek	Vice President and Director

/s/ Kathy Kantor Kathy Kantor	Treasurer (Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Euless, State of Texas, on the 2nd day of June, 2017.

FERRARA BROS., LLC

By	/s/ Joseph J. Ferrara
	Name:	Joseph J. Ferrara
	Title:	Vice President and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, Kevin R. Kohutek or Paul M. Jolas, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on June 2, 2017 by the following persons in the capacities indicated.

Signature		Title

/s/ Ronnie Pruitt Ronnie Pruitt		President (Principal Executive Officer)

/s/ Kathy Kantor Kathy Kantor		Treasurer (Principal Financial and Accounting Officer)

USC Atlantic, Inc.

By:	/s/ Patricia Kotlowski
Name:	Patricia Kotlowski	Manager
Title:	Vice President

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Euless, State of Texas, on the 2nd day of June, 2017.

FERRARA WEST LLC

By	/s/ Joseph J. Ferrara
	Name:	Joseph J. Ferrara
	Title:	Vice President and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, Kevin R. Kohutek or Paul M. Jolas, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on June 2, 2017 by the following persons in the capacities indicated.

Signature		Title

/s/ Ronnie Pruitt Ronnie Pruitt		President (Principal Executive Officer)

/s/ Kathy Kantor Kathy Kantor		Treasurer (Principal Financial and Accounting Officer)

Ferrara Bros., LLC

By:	/s/ Kevin R. Kohutek
Name:	Kevin R. Kohutek	Manager
Title:	Vice President

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Euless, State of Texas, on the 2nd day of June, 2017.

HAMBURG QUARRY LIMITED LIABILITY COMPANY

By	/s/ Paul M. Jolas
	Name:	Paul M. Jolas
	Title:	Vice President and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, Kevin R. Kohutek or Paul M. Jolas, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on June 2, 2017 by the following persons in the capacities indicated.

Signature		Title

/s/ Kevin R. Kohutek Kevin R. Kohutek		President (Principal Executive Officer)

/s/ William J. Sandbrook William J. Sandbrook		Vice President and Treasurer (Principal Financial and Accounting Officer)

Eastern Concrete Materials, Inc.

By:	/s/ Paul M. Jolas
Name:	Paul M. Jolas	Member
Title:	Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Euless, State of Texas, on the 2nd day of June, 2017.

INGRAM CONCRETE, LLC

By	/s/ Paul M. Jolas
	Name:	Paul M. Jolas
	Title:	Vice President and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, Kevin R. Kohutek or Paul M. Jolas, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on June 2, 2017 by the following persons in the capacities indicated.

Signature		Title

/s/ William J. Sandbrook William J. Sandbrook		President (Principal Executive Officer)

/s/ Luis A. Collazo Luis A. Collazo		Treasurer (Principal Financial and Accounting Officer)

U.S. Concrete Texas Holdings, Inc.

By:	/s/ Paul M. Jolas
Name:	Paul M. Jolas	Member
Title:	Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Euless, State of Texas, on the 2nd day of June, 2017.

KURTZ GRAVEL COMPANY

By	/s/ Paul M. Jolas
	Name:	Paul M. Jolas
	Title:	Vice President and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, Kevin R. Kohutek or Paul M. Jolas, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on June 2, 2017 by the following persons in the capacities indicated.

Signature	Title

/s/ William J. Sandbrook William J. Sandbrook	President (Principal Executive Officer)

/s/ Ronnie Pruitt Ronnie Pruitt	Vice President, Treasurer and Director (Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Euless, State of Texas, on the 2nd day of June, 2017.

LOCAL CONCRETE SUPPLY & EQUIPMENT, LLC

By	/s/ Paul M. Jolas
	Name:	Paul M. Jolas
	Title:	Vice President and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, Kevin R. Kohutek or Paul M. Jolas, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on June 2, 2017 by the following persons in the capacities indicated.

Signature		Title

/s/ Ronnie Pruitt Ronnie Pruitt		President (Principal Executive Officer)

/s/ Kathy Kantor Kathy Kantor		Vice President and Treasurer (Principal Financial and Accounting Officer)

NYC Concrete Materials, LLC

By:	/s/ Paul M. Jolas
Name:	Paul M. Jolas	Member
Title:	Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Euless, State of Texas, on the 2nd day of June, 2017.

MASTER MIX CONCRETE, LLC

By	/s/ Paul M. Jolas
	Name:	Paul M. Jolas
	Title:	Vice President and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, Kevin R. Kohutek or Paul M. Jolas, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on June 2, 2017 by the following persons in the capacities indicated.

Signature		Title

/s/ Ronnie Pruitt Ronnie Pruitt		President (Principal Executive Officer)

/s/ Kathy Kantor Kathy Kantor		Vice President and Treasurer (Principal Financial and Accounting Officer)

NYC Concrete Materials, LLC

By:	/s/ Paul M. Jolas
Name:	Paul M. Jolas	Member
Title:	Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Euless, State of Texas, on the 2nd day of June, 2017.

MASTER MIX, LLC

By	/s/ Paul M. Jolas
	Name:	Paul M. Jolas
	Title:	Vice President and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, Kevin R. Kohutek or Paul M. Jolas, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on June 2, 2017 by the following persons in the capacities indicated.

Signature		Title

/s/ Ronnie Pruitt Ronnie Pruitt		President (Principal Executive Officer)

/s/ Kathy Kantor Kathy Kantor		Vice President and Treasurer (Principal Financial and Accounting Officer)

NYC Concrete Materials, LLC

By:	/s/ Paul M. Jolas
Name:	Paul M. Jolas	Member
Title:	Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Euless, State of Texas, on the 2nd day of June, 2017.

MG, LLC

By	/s/ Paul M. Jolas
	Name:	Paul M. Jolas
	Title:	Vice President and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, Kevin R. Kohutek or Paul M. Jolas, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on June 2, 2017 by the following persons in the capacities indicated.

Signature	Title

/s/ Todd E. Martineau Todd E. Martineau	President and Manager (Principal Executive Officer)

/s/ Kathy Kantor Kathy Kantor	Treasurer (Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Euless, State of Texas, on the 2nd day of June, 2017.

NEW YORK SAND & STONE, LLC

By	/s/ Paul M. Jolas
	Name:	Paul M. Jolas
	Title:	Vice President and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, Kevin R. Kohutek or Paul M. Jolas, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on June 2, 2017 by the following persons in the capacities indicated.

Signature		Title

/s/ Ronnie Pruitt Ronnie Pruitt		President (Principal Executive Officer)

/s/ Kathy Kantor Kathy Kantor		Vice President and Treasurer (Principal Financial and Accounting Officer)

NYC Concrete Materials, LLC

By:	/s/ Paul M. Jolas
Name:	Paul M. Jolas	Member
Title:	Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Euless, State of Texas, on the 2nd day of June, 2017.

NYC CONCRETE MATERIALS, LLC

By	/s/ Paul M. Jolas
	Name:	Paul M. Jolas
	Title:	Vice President and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, Kevin R. Kohutek or Paul M. Jolas, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on June 2, 2017 by the following persons in the capacities indicated.

Signature		Title

/s/ William J. Sandbrook William J. Sandbrook		President (Principal Executive Officer)

/s/ Kathy Kantor Kathy Kantor		Vice President and Treasurer (Principal Financial and Accounting Officer)

USC Atlantic, Inc.

By:	/s/ Paul M. Jolas
Name:	Paul M. Jolas	Member
Title:	Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Euless, State of Texas, on the 2nd day of June, 2017.

OUTRIGGER, LLC

By	/s/ Mark Peabody
	Name:	Mark Peabody
	Title:	Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, Kevin R. Kohutek or Paul M. Jolas, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on June 2, 2017 by the following persons in the capacities indicated.

Signature		Title

/s/ William J. Sandbrook William J. Sandbrook		President (Principal Executive Officer)

/s/ David Behring David Behring		Treasurer (Principal Financial and Accounting Officer)

U.S. Concrete, Inc.

By:	/s/ Paul M. Jolas
Name:	Paul M. Jolas	Member and Manager
Title:	Senior Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Euless, State of Texas, on the 2nd day of June, 2017.

PEBBLE LANE ASSOCIATES, LLC

By	/s/ Paul M. Jolas
	Name:	Paul M. Jolas
	Title:	Vice President and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, Kevin R. Kohutek or Paul M. Jolas, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on June 2, 2017 by the following persons in the capacities indicated.

Signature		Title

/s/ William J. Sandbrook William J. Sandbrook		President (Principal Executive Officer)

/s/ Kathy Kantor Kathy Kantor		Vice President and Treasurer (Principal Financial and Accounting Officer)

NYC Concrete Materials, LLC

By:	/s/ Paul M. Jolas
Name:	Paul M. Jolas	Member
Title:	Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Euless, State of Texas, on the 2nd day of June, 2017.

PREMCO ORGANIZATION, INC.

By	/s/ Paul M. Jolas
	Name:	Paul M. Jolas
	Title:	Vice President and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, Kevin R. Kohutek or Paul M. Jolas, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on June 2, 2017 by the following persons in the capacities indicated.

Signature	Title

/s/ Ronnie Pruitt Ronnie Pruitt	President (Principal Executive Officer)

/s/ Kathy Kantor Kathy Kantor	Vice President and Treasurer (Principal Financial and Accounting Officer)

/s/ Kevin R. Kohutek Kevin R. Kohutek	Director

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Euless, State of Texas, on the 2nd day of June, 2017.

REDI-MIX CONCRETE, L.P.

By	/s/ Paul M. Jolas
	Name:	Paul M. Jolas
	Title:	Vice President and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, Kevin R. Kohutek or Paul M. Jolas, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on June 2, 2017 by the following persons in the capacities indicated.

Signature		Title

/s/ Ronnie Pruitt Ronnie Pruitt		President (Principal Executive Officer)

/s/ Victoria Clyde Victoria Clyde		Vice President and Treasurer (Principal Financial and Accounting Officer)

Redi-Mix GP, LLC

By:	/s/ Paul M. Jolas
Name:	Paul M. Jolas	General Partner
Title:	Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Euless, State of Texas, on the 2nd day of June, 2017.

REDI-MIX GP, LLC

By	/s/ Paul M. Jolas
	Name:	Paul M. Jolas
	Title:	Vice President and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, Kevin R. Kohutek or Paul M. Jolas, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on June 2, 2017 by the following persons in the capacities indicated.

Signature	Title

/s/ Ronnie Pruitt Ronnie Pruitt	President and Director (Principal Executive Officer)

/s/ Victoria Clyde Victoria Clyde	Vice President and Treasurer (Principal Financial and Accounting Officer)

/s/ Mark B. Peabody Mark B. Peabody	Director

/s/ William J. Sandbrook William J. Sandbrook	Vice President and Director

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Euless, State of Texas, on the 2nd day of June, 2017.

REDI-MIX, LLC

By	/s/ Paul M. Jolas
	Name:	Paul M. Jolas
	Title:	Vice President and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, Kevin R. Kohutek or Paul M. Jolas, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on June 2, 2017 by the following persons in the capacities indicated.

Signature		Title

/s/ Ronnie Pruitt Ronnie Pruitt		President (Principal Executive Officer)

/s/ Victoria Clyde Victoria Clyde		Vice President and Treasurer (Principal Financial and Accounting Officer)

U.S. Concrete Texas Holdings, Inc.

By:	/s/ Paul M. Jolas
Name:	Paul M. Jolas	Member
Title:	Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Euless, State of Texas, on the 2nd day of June, 2017.

RIGHT AWAY REDY MIX INCORPORATED

By	/s/ Joseph C. Tusa, Jr.
	Name:	Joseph C. Tusa, Jr.
	Title:	Vice President and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, Kevin R. Kohutek or Paul M. Jolas, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on June 2, 2017 by the following persons in the capacities indicated.

Signature	Title

/s/ Ronnie Pruitt Ronnie Pruitt	President and Director (Principal Executive Officer)

/s/ Michael Gabriella Michael Gabriella	Treasurer (Principal Financial and Accounting Officer)

/s/ William J. Sandbrook William J. Sandbrook	Director

/s/ Mark B. Peabody Mark B. Peabody	Director

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Euless, State of Texas, on the 2nd day of June, 2017.

ROCK TRANSPORT, INC.

By	/s/ Joseph C. Tusa, Jr.
	Name:	Joseph C. Tusa, Jr.
	Title:	Vice President and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, Kevin R. Kohutek or Paul M. Jolas, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on June 2, 2017 by the following persons in the capacities indicated.

Signature	Title

/s/ Ronnie Pruitt Ronnie Pruitt	President and Director (Principal Executive Officer)

/s/ Michael Gabriella Michael Gabriella	Treasurer (Principal Financial and Accounting Officer)

/s/ William J. Sandbrook William J. Sandbrook	Director

/s/ Mark B. Peabody Mark B. Peabody	Director

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Euless, State of Texas, on the 2nd day of June, 2017.

SAN DIEGO PRECAST CONCRETE, INC.

By	/s/ Paul M. Jolas
	Name:	Paul M. Jolas
	Title:	Vice President and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, Kevin R. Kohutek or Paul M. Jolas, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on June 2, 2017 by the following persons in the capacities indicated.

Signature	Title

/s/ William J. Sandbrook William J. Sandbrook	President and Director (Principal Executive Officer)

/s/ Ronnie Pruitt Ronnie Pruitt	Vice President, Treasurer and Director (Principal Financial and Accounting Officer)

/s/ Mark B. Peabody Mark B. Peabody	Director

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Euless, State of Texas, on the 2nd day of June, 2017.

SIERRA PRECAST, INC.

By	/s/ Paul M. Jolas
	Name:	Paul M. Jolas
	Title:	Vice President and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, Kevin R. Kohutek or Paul M. Jolas, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on June 2, 2017 by the following persons in the capacities indicated.

Signature	Title

/s/ William J. Sandbrook William J. Sandbrook	President and Director (Principal Executive Officer)

/s/ Ronnie Pruitt Ronnie Pruitt	Vice President, Treasurer and Director (Principal Financial and Accounting Officer)

/s/ Mark B. Peabody Mark B. Peabody	Director

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Euless, State of Texas, on the 2nd day of June, 2017.

SMITH PRE-CAST, INC.

By	/s/ Paul M. Jolas
	Name:	Paul M. Jolas
	Title:	Vice President and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, Kevin R. Kohutek or Paul M. Jolas, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on June 2, 2017 by the following persons in the capacities indicated.

Signature	Title

/s/ William J. Sandbrook William J. Sandbrook	President and Director (Principal Executive Officer)

/s/ Ronnie Pruitt Ronnie Pruitt	Vice President, Treasurer and Director (Principal Financial and Accounting Officer)

/s/ Mark B. Peabody Mark B. Peabody	Director

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Euless, State of Texas, on the 2nd day of June, 2017.

SUPERIOR CONCRETE MATERIALS, INC.

By	/s/ Paul M. Jolas
	Name:	Paul M. Jolas
	Title:	Vice President and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, Kevin R. Kohutek or Paul M. Jolas, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on June 2, 2017 by the following persons in the capacities indicated.

Signature	Title

/s/ Todd E. Martineau Todd E. Martineau	President and General Manager (Principal Executive Officer)

/s/ Kathy Kantor Kathy Kantor	Treasurer (Principal Financial and Accounting Officer)

/s/ William J. Sandbrook William J. Sandbrook	Vice President and Director

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Euless, State of Texas, on the 2nd day of June, 2017.

TITAN CONCRETE INDUSTRIES, INC.

By	/s/ Paul M. Jolas
	Name:	Paul M. Jolas
	Title:	Vice President and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, Kevin R. Kohutek or Paul M. Jolas, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on June 2, 2017 by the following persons in the capacities indicated.

Signature	Title

/s/ William J. Sandbrook William J. Sandbrook	President (Principal Executive Officer)

/s/ Ronnie Pruitt Ronnie Pruitt	Vice President and Director

/s/ Victoria Clyde Victoria Clyde	Treasurer (Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Euless, State of Texas, on the 2nd day of June, 2017.

USC ATLANTIC, INC.

By	/s/ Paul M. Jolas
	Name:	Paul M. Jolas
	Title:	Vice President and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, Kevin R. Kohutek or Paul M. Jolas, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on June 2, 2017 by the following persons in the capacities indicated.

Signature	Title

/s/ Ronnie Pruitt Ronnie Pruitt	President (Principal Executive Officer)

/s/ Kathy Kantor Kathy Kantor	Treasurer (Principal Financial and Accounting Officer)

/s/ Kevin R. Kohutek Kevin R. Kohutek	Director

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Euless, State of Texas, on the 2nd day of June, 2017.

USC-JENNA, LLC

By	/s/ Paul M. Jolas
	Name:	Paul M. Jolas
	Title:	Vice President and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, Kevin R. Kohutek or Paul M. Jolas, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on June 2, 2017 by the following persons in the capacities indicated.

Signature		Title

/s/ Ronnie Pruitt Ronnie Pruitt		President (Principal Executive Officer)

/s/ Kathy Kantor Kathy Kantor		Treasurer (Principal Financial and Accounting Officer)

/s/ Patricia Kotlowski Patricia Kotlowski		Vice President

USC Atlantic, Inc.

By:	/s/ Paul M. Jolas
Name:	Paul M. Jolas	Managing Member
Title:	Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Euless, State of Texas, on the 2nd day of June, 2017.

USC-KINGS, LLC

By	/s/ Mark B. Peabody
	Name:	Mark B. Peabody
	Title:	Vice President and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, Kevin R. Kohutek or Paul M. Jolas, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on June 2, 2017 by the following persons in the capacities indicated.

Signature		Title

/s/ William J. Sandbrook William J. Sandbrook		President (Principal Executive Officer)

/s/ Patricia Kotlowski Patricia Kotlowski		Treasurer (Principal Financial and Accounting Officer)

/s/ Kathy Kantor Kathy Kantor		Vice President

USC Atlantic, Inc.

By:	/s/ Paul M. Jolas
Name:	Paul M. Jolas	Managing Member
Title:	Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Euless, State of Texas, on the 2nd day of June, 2017.

USC MANAGEMENT CO., LLC

By	/s/ Paul M. Jolas
	Name:	Paul M. Jolas
	Title:	Vice President and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, Kevin R. Kohutek or Paul M. Jolas, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on June 2, 2017 by the following persons in the capacities indicated.

Signature		Title

/s/ William J. Sandbrook William J. Sandbrook		President (Principal Executive Officer)

/s/ Ronnie Pruitt Ronnie Pruitt		Treasurer (Principal Financial and Accounting Officer)

U.S. Concrete, Inc.

By:	/s/ Paul M. Jolas	Member
Name:	Paul M. Jolas
Title:	Senior Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Euless, State of Texas, on the 2nd day of June, 2017.

USC-NYCON, LLC

By	/s/ Paul M. Jolas
	Name:	Paul M. Jolas
	Title:	Vice President and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, Kevin R. Kohutek or Paul M. Jolas, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on June 2, 2017 by the following persons in the capacities indicated.

Signature		Title

/s/ Mark B. Peabody Mark B. Peabody		President (Principal Executive Officer)

/s/ Kathy Kantor Kathy Kantor		Vice President and Treasurer (Principal Financial and Accounting Officer)

Eastern Concrete Materials, Inc.

By:	/s/ Paul M. Jolas
Name:	Paul M. Jolas	Member
Title:	Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Euless, State of Texas, on the 2nd day of June, 2017.

USC PAYROLL, INC.

By	/s/ Paul M. Jolas
	Name:	Paul M. Jolas
	Title:	Vice President and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, Kevin R. Kohutek or Paul M. Jolas, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on June 2, 2017 by the following persons in the capacities indicated.

Signature	Title

/s/ Ronnie Pruitt Ronnie Pruitt	President, Treasurer and Director (Principal Executive Officer) (Principal Financial and Accounting Officer)

/s/ William J. Sandbrook William J. Sandbrook	Vice President and Director

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Euless, State of Texas, on the 2nd day of June, 2017.

USC TECHNOLOGIES, INC.

By	/s/ Paul M. Jolas
	Name:	Paul M. Jolas
	Title:	Vice President and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, Kevin R. Kohutek or Paul M. Jolas, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on June 2, 2017 by the following persons in the capacities indicated.

Signature	Title

/s/ Wallace H. Johnson Wallace H. Johnson	President (Principal Executive Officer)

/s/ Ronnie Pruitt Ronnie Pruitt	Treasurer (Principal Financial and Accounting Officer)

/s/ William J. Sandbrook William J. Sandbrook	Vice President and Director

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Euless, State of Texas, on the 2nd day of June, 2017.

U.S. CONCRETE ON-SITE, INC.

By	/s/ Paul M. Jolas
	Name:	Paul M. Jolas
	Title:	Vice President and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, Kevin R. Kohutek or Paul M. Jolas, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on June 2, 2017 by the following persons in the capacities indicated.

Signature	Title

/s/ Ronnie Pruitt Ronnie Pruitt	President and Director (Principal Executive Officer)

/s/ Victoria Clyde Victoria Clyde	Treasurer (Principal Financial and Accounting Officer)

/s/ Mark B. Peabody Mark B. Peabody	Director

/s/ William J. Sandbrook William J. Sandbrook	Director

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Euless, State of Texas, on the 2nd day of June, 2017.

U.S. CONCRETE TEXAS HOLDINGS, INC.

By	/s/ Paul M. Jolas
	Name:	Paul M. Jolas
	Title:	Vice President and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, Kevin R. Kohutek or Paul M. Jolas, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on June 2, 2017 by the following persons in the capacities indicated.

Signature	Title

/s/ William J. Sandbrook William J. Sandbrook	President and Director (Principal Executive Officer)

/s/ Ronnie Pruitt Ronnie Pruitt	Treasurer (Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Euless, State of Texas, on the 2nd day of June, 2017.

VALENTE EQUIPMENT LEASING CORP.

By	/s/ Paul M. Jolas
	Name:	Paul M. Jolas
	Title:	Vice President and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, Kevin R. Kohutek or Paul M. Jolas, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on June 2, 2017 by the following persons in the capacities indicated.

Signature	Title

/s/ Ronnie Pruitt Ronnie Pruitt	President and Director (Principal Executive Officer)

/s/ Patricia Kotlowski Patricia Kotlowski	Treasurer (Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Euless, State of Texas, on the 2nd day of June, 2017.

YARDARM, LLC

By	/s/ Paul M. Jolas
	Name:	Paul M. Jolas
	Title:	Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, Kevin R. Kohutek or Paul M. Jolas, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on June 2, 2017 by the following persons in the capacities indicated.

Signature		Title

/s/ Niel Poulsen Niel Poulsen		President (Principal Executive Officer)

/s/ Kathy Kantor Kathy Kantor		Treasurer (Principal Financial and Accounting Officer)

U.S. Concrete, Inc.

By:	/s/ Paul M. Jolas	Member and Manager
Name:	Paul M. Jolas
Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

2.1	Share Purchase Agreement, dated as of April 1, 2015, by and among USCF&B AcquisitionCo LLC, Ferrara Bros. Building Materials Corp., Ferrara Family Holdings, Inc. and Joseph J. Ferrara, in his capacity as Seller’s Representative. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on April 2, 2015 (File No. 001-34530)).

3.1	Amended and Restated Certificate of Incorporation of U.S. Concrete, Inc. (incorporated by reference to Exhibit 1 to the Company’s Registration Statement on Form 8-A filed on August 31, 2010 (File No. 000-26025)).

3.2	Third Amended and Restated By-Laws of U.S. Concrete, Inc. (incorporated by reference to Exhibit 2 to the Company’s Registration Statement on Form 8-A filed on August 31, 2010 (File No. 000-26025)).

3.3	Amendment No. 1 to Third Amended and Restated Bylaws of U.S. Concrete, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on November 20, 2015 (File No. 001-34530)).

4.1	Form of common stock certificate (incorporated by reference to Exhibit 3 to the Company’s Registration Statement on Form 8-A filed August 31, 2010 (File No. 000-26025)).

4.2	Class A Warrant Agreement, dated as of August 31, 2010, by and among U.S. Concrete, Inc., subsidiaries named therein, and U.S. Bank National Association, as noteholder collateral agent (incorporated by reference to Exhibit 4 to the Company’s Registration Statement on Form 8-A filed on August 31, 2010 (File No. 000-26025)).

4.3	Class B Warrant Agreement, dated as of August 31, 2010, by and among U.S. Concrete, Inc., subsidiaries named therein, and U.S. Bank National Association, as noteholder collateral agent (incorporated by reference to Exhibit 5 to the Company’s Registration Statement on Form 8-A filed on August 31, 2010 (File No. 000-26025)).

4.4	Indenture, dated as of June 7, 2016, by and among U.S. Concrete, Inc., the subsidiary guarantors party thereto, and U.S. Bank National Association, as trustee and noteholder collateral agent (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated June 7, 2016 (File No. 001-34530)).

4.5	Supplemental Indenture No. 1, dated as of October 12, 2016, by and among U.S. Concrete, Inc., the subsidiary guarantors party thereto, and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K dated January 9, 2017 (File No. 001-34530)).

4.6	Supplemental Indenture No. 2, dated as of January 9, 2017, by and among U.S. Concrete, Inc., the subsidiary guarantors party thereto, and U.S. Bank National Association, as trustee and noteholder collateral agent (incorporated by reference to Exhibit 4.6 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 (File No. 001-34530)).

4.7	Registration Rights Agreement, dated as of January 9, 2017, by and among U.S. Concrete, Inc., the guarantors party thereto, and J.P. Morgan Securities LLC (incorporated by reference to Exhibit 4.4 to the Company’s Current Report on Form 8-K dated January 9, 2017 (File No. 001-34530)).

5.1*	Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.

5.2*	Opinion of McKennon Shelton & Henn LLP

5.3*	Opinion of Honigman Miller Schwartz and Cohn LLP

5.4*	Opinion of Connell Foley LLP

E-1

Exhibit Number	Description

5.5*	Opinion of Conner & Winters, LLP

10.1+	U.S. Concrete, Inc. Non-Qualified Stock Option Award Agreement (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed on September 2, 2010 (File No. 000-26025)).

10.2+	U.S. Concrete, Inc. Restricted Stock Unit Award Agreement (incorporated by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K filed on September 2, 2010 (File No. 000-26025)).

10.3+	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.7 to the Company’s Current Report on Form 8-K filed on September 2, 2010 (File No. 000-26025)).

10.4+	Executive Severance Agreement, effective as of August 22, 2011 between U.S. Concrete, Inc. and William J. Sandbrook (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on August 22, 2011 (File No. 001-34530)).

10.5+	Indemnification Agreement, effective as of August 22, 2011 between U.S. Concrete, Inc. and William J. Sandbrook (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on August 22, 2011 (File No. 001-34530)).

10.6+	Executive Severance Agreement dated January 23, 2013 by and between U.S. Concrete, Inc. and Niel L. Poulsen (incorporated by reference to Exhibit 10.37 to the Company’s Annual Report on Form 10-K dated March 8, 2013 (File No. 001-34530)).

10.7+	Form of Restricted Stock Award Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on March 6, 2013 (File No. 0001-34530)).

10.8+	U.S. Concrete, Inc. Deferred Compensation Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated April 17, 2013 (File No. 001-34530)).

10.9+	U.S. Concrete, Inc. Deferred Compensation Plan Adoption Agreement (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K dated April 17, 2013 (File No. 001-34530)).

10.10+	U.S. Concrete, Inc. Long Term Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated May 15, 2013 (File No. 001-34530)).

10.11+	Form of Restricted Stock Agreement (Employee Form) (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated July 1, 2013 (File No. 001-34530)).

10.12+	U.S. Concrete, Inc. Management Equity Incentive Plan effective January 1, 2013 (incorporated by reference to Exhibit 10.23 to the Company’s Annual Report on Form 10-K dated March 7, 2014 (File No. 001-34530)).

10.13+	Executive Severance Agreement dated August 1, 2013 by and between U.S. Concrete, Inc. and Paul M. Jolas (incorporated by reference to Exhibit 10.24 to the Company’s Annual Report on Form 10-K dated March 7, 2014 (File No. 001-34530)).

10.14	Subscription Agreement, dated as of April 1, 2015, by and among U.S. Concrete, Inc. and the beneficial owners of Ferrara Family Holdings, Inc. named therein (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on April 2, 2015 (File No. 001-34530)).

10.15	Amended and Restated Limited Liability Company Agreement of Ferrara Bros., LLC, effective as of April 9, 2015 (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q dated August 6, 2015 (File No. 001-34530)).

10.16+	Ferrara Bros., LLC Class B Incentive Interests Award Agreement, effective as of April 11, 2015, between Ferrara Bros., LLC and 2G FB LLC (incorporated by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q dated August 6, 2015 (File No. 001-34530)).

E-2

Exhibit Number	Description

10.17+	Offer Letter to Ronnie Pruitt, dated October 6, 2015 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated October 23, 2015 (File No. 001-34530)).

10.18+	Executive Severance Agreement, by and between U.S. Concrete, Inc. and Ronnie Pruitt, dated October 26, 2015 (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K dated October 23, 2015 (File No. 001-34530)).

10.19+	Indemnification Agreement, by and between U.S. Concrete, Inc. and Ronnie Pruitt, dated October 26, 2015 (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K dated October 23, 2015 (File No. 001-34530)).

10.20	Second Amended and Restated Loan and Security Agreement, dated as of November 18, 2015, by and among U.S. Concrete, Inc., certain of its subsidiaries parties thereto, certain lender parties thereto, and Bank of America, N.A., as agent for the lenders (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated November 18, 2015 (File No. 001-34530)).

10.21+	Offer Letter to Joseph Tusa, dated January 8, 2016 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated January 14, 2016 (File No. 001-34530)).

10.22+	Executive Severance Agreement, by and between U.S. Concrete, Inc. and Joseph C. Tusa, Jr., dated February 1, 2016 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated February 1, 2016 (File No. 001-34530)).

10.23+	Indemnification Agreement, dated February 1, 2016, by and between U.S. Concrete, Inc. and Joseph C. Tusa, Jr. (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K dated February 1, 2016 (File No. 001-34530)).

10.24+	U.S. Concrete, Inc. and Subsidiaries 2016 Annual Incentive Plan (incorporated by reference to Exhibit 10.28 to the Company’s Annual Report on Form 10-K dated March 4, 2016 (File No. 001-34530)).

10.25+	U.S. Concrete, Inc. and Subsidiaries 2017 Cash Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated May 19, 2017 (File No. 001-34530)).

10.26+	Separation and Transition Agreement, dated as of March 23, 2017, by and between U.S. Concrete, Inc. and Joseph C. Tusa, Jr. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated March 24, 2017 (File No. 001-34530)).

12.1	Ratio of Earnings to Fixed Charges (incorporated by reference to Exhibit 12.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 (File No. 001-34530) and to Exhibit 12.1 to the Company’s Quarterly Report on Form 10-Q dated May 4, 2017 (File No. 001-34530))

21.1	Subsidiaries of the Registrant (incorporated by reference to Exhibit 21 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 (File No. 001-34530)).

23.1*	Consent of Grant Thornton LLP

23.2*	Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (included on Exhibit 5.1).

23.3*	Consent of McKennon Shelton & Henn LLP (included on Exhibit 5.2).

23.4*	Consent of Honigman Miller Schwartz and Cohn LLP (included on Exhibit 5.3).

23.5*	Consent of Connell Foley LLP (included on Exhibit 5.4).

23.6*	Consent of Conner & Winters, LLP (included on Exhibit 5.5).

24.1*	Power of Attorney (included on each signature page of this Registration Statement).

25.1*	Form T-1, Statement of Eligibility of U.S. Bank National Association under the Trust Indenture Act of 1939.

99.1*	Form of Letter of Transmittal.

*	Filed herewith.
+	Management contract, compensatory plan or arrangement.

E-3